As filed with the Securities and Exchange Commission on July 19, 2023

 Registration No. 333-225254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gofba, Inc.
(Exact name of registrant as specified in its charter)

California	7380	94-3453342
(State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3281 East Guasti Road, Suite 700 Ontario, CA 91761	(909) 212-7662
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

Anna Chin, President

Gofba, Inc.

3281 East Guasti Road, Suite 700

Ontario, CA 91761

(909) 212-7662

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

Craig V. Butler, Esq.

Law Offices of Craig V. Butler

300 Spectrum Center Drive, Suite 300

Irvine, CA 92618

(949) 484-5667

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

EXPLANATORY NOTE

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-225254) (the “Registration Statement”) of Gofba, Inc., a California corporation (“Gofba”), as amended and as originally declared effective by the Securities and Exchange Commission (the “SEC”) on November 12, 2019, is being filed to (i) include the information contained in Gofba’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, (ii) include the information contained in Gofba’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, (iii) update certain other information in the Registration Statement, and (iii) extend the termination date of the offering from March 31, 2022 to December 31, 2023.

The information included in this filing amends this Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 4. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

3

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 19, 2023

PROSPECTUS

Up to 6,986,620 shares of common stock

GOFBA, INC.

We are registering up to 2,000,000 shares, representing approximately 4.0% of our outstanding common stock if all shares are sold, for sale to investors by us at a price of $5.00 per share. This offering will terminate when all 2,000,000 shares are sold or December 31, 2023, unless we terminate it earlier. As of June 30, 2023, we have sold 343,336 shares of our common stock for $1,716,680 under this offering.

This prospectus also relates to the resale of 4,986,620 shares of our common stock which were issued by Gofba, Inc., a California corporation (“we” or the “Company”) in previous private placement transactions by the 425 selling security holders named herein under “Selling Stockholders.” The shares being registered for resale by the Selling Stockholders represent approximately 9.8% of our current common stock outstanding. We will not receive any proceeds from the resale of these shares of common stock.

The Selling Stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at $5.00 per share, which is the fixed price at which the Selling Stockholders may sell their shares until our common stock is listed on a national exchange, such as NYSE or NASDAQ, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We do not currently meet the listing standards for either NYSE or NASDAQ. The current listing standards for each are set forth herein. The Company is paying for all registration, listing and qualification fees, printing fees and legal fees.

Investing in our common stock involves risks. Gofba, Inc., currently has no revenue, and limited assets, is in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 10. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Additionally, there will be no escrow account established for funds received by us from prospective investors and there is no minimum for this offering, so shares will be issued by us to investors even if you are the sole purchaser in this offering.

The shares to be sold for our benefit will be offered by our officers and directors, namely, Anna Chin, and William DeLisi, our President and Chief Executive Officer, respectively, on a best efforts basis with no minimum. No underwriter will be used.

Our common stock is not currently traded on any national securities exchange and is not quoted on any over-the-counter market.

The date of this prospectus is ___________ __, 2023

4

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SHARES OF THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

6,986,620 SHARES

Gofba, Inc.

PROSPECTUS

_____________, 2023

5

Until the termination of this offering in accordance with terms of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

6

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Gofba, Inc., a California corporation.

GOFBA, INC.

Our Company

Gofba, Inc., was formed to create a safe haven for users of the internet. To that end, we have created an internet “supersite”, consisting of search, chat, email, news and offsite file transfer and storage modules, in order to address dangerous, pressing issues not adequately addressed by our competitors. We see two primary threats to the average user of the internet, and one major issue users encounter with file transfers. The first is unrestricted, free access to inappropriate material, including, but not limited to, pornographic material. To address this we have developed a “clean” database from scratch that does not contain inappropriate material and we use proprietary search algorithms which automatically eliminate, or make scarce, inappropriate material from search results. The second is security. To address this, we have developed proprietary security algorithms which provide an enhanced level of protection for users. Put simply, Gofba is the online solution to these problems; providing users with a safe haven on the internet. The issue related to file transfers is that it has been difficult to transfer large amounts of information in a speedy, user-friendly, and secure manner. With limited promotional activity and no advertising, we currently enjoy over 46 million users worldwide.1 Our user base has been consistently expanding since we launched Gofba Search in 2008, and we expect it to continue to increase. A number of our users are located in conservative countries and we discuss the unique nature of having users based in conservative countries below.

Our Opportunity

Current web search options offer a staggeringly homogenous experience with little differentiating one site from the other. Gofba offers a unique search product, one that excludes objectionable material and provides unparalleled security. Gofba has developed proprietary phrase recognition and image scanning technology that ensures this inappropriate content is made scarce or not returned as a result from web search queries. These two factors, cleanliness and security, provide a competitive advantage which will open markets to us and allow us to penetrate a niche market that has never before been filled. Our unique database solution also allows us to tailor our search engine based on geography to disallow certain search results that may be objectionable to a certain country or society. For instance, China and certain middle-eastern countries do not want certain content returned with search results, even content that seems benign to western countries. Our technology allows us to scrub our database of those objectionable search results and, therefore, provide a clean search engine option to certain countries that currently disallow many of our competitors, such as Google. We believe this provides with a unique business opportunity.

__________________

1Due to our strict privacy policy, we can only see how many accounts are created and whether that person logs into their account. In order to comply with our privacy policy, we do not track how a person uses their account. It is one of the ways we separate ourselves from our competitors. However, since we can tell if users have logged-in, we do occasionally delete accounts that have not been logged into in a number of years. As a result, the 46 million user number is a cumulative number of users, but does not include approximately 15 million accounts we have deleted due to non-use. We are not able to see how active the user is with their account once logged-in.

7

Risks Related to our Business

Our ability to implement our business strategy is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. These risks include, among others:

•	We have a limited operating history and, accordingly, investors have little basis upon which to evaluate our ability to achieve our business objectives;

•	We will need additional funding to execute our business plan. However, there can be no assurance that we will be successful in obtaining such funding on acceptable terms or at all;

•	We face significant competition for users, advertisers, publishers, developers, and distributors;

•

If we are unable to provide innovative search experiences and other products and services that differentiate our services and generate significant traffic to our websites, our business could be harmed, impairing our ability to generate revenue;

•	Changes in regulations or user concerns regarding privacy and protection of user data, or any failure to comply with such laws, could adversely affect our business; and

•	Interruptions, delays, or failures in the provision of our services could damage our reputation and harm our operating results.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the closing of this offering;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non- affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

8

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information we provide to our stockholders may differ from information you might receive from other public reporting companies in which you hold equity interests.

We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

Corporate Information

We were incorporated in the State of California as Gofba, Inc. on November 6, 2008.

Our offices are located at 3281 East Guasti Road, Suite 700, Ontario, CA 91761, telephone number (909) 212-7662.

SUMMARY OF THE OFFERING

Common stock offered by Gofba, Inc.

We are registering to sell to new investors up to 2,000,000 shares of our common stock, at $5.00 per share. As of June 30, 2023, we have sold 343,336 shares of our common stock for $1,716,680 under this offering.

Common stock offered by Selling Stockholders	We are registering 4,986,620 shares of our common stock for sale by 425 Selling Stockholders (see list of Selling Stockholders).

Common stock outstanding	51,152,134 shares of our common stock as of June 30, 2023.

Common stock outstanding after the offering	52,808,798 shares of our common stock, if entire offering is sold.

Use of proceeds

If we are successful in selling all 2,000,000 shares of our common stock being offered by Gofba, Inc., we will receive gross proceeds, before offering expenses, of $10,000,000. As of June 30, 2023, we have sold 343,336 shares of our common stock for $1,716,680 under this offering. The use of those proceeds is discussed herein under “Use of Proceeds.”

Trading Symbol	N/A

Risk Factors	The shares of our common stock offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

9

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Prospectus, before you decide to buy our common stock. We face risks in establishing our internet platform and search engine as one that gathers sufficient users to generate revenue and compete with our competitors. The following risks are material risks that we face. If any of the events or developments discussed below occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed. In such an event, the fair value of our common stock could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our operations. Our primary risk factors and other considerations include:

Risks Related to the Company

An investment in the Company is speculative.

The Company cannot assure that investors in the Company will realize any return on their investment or that they will not lose their entire investment in the Company. For this reason, each prospective subscriber for the shares of our common stock offered hereunder should carefully read this Prospectus and all Exhibits to this Prospectus. All such persons or entities should consult with an attorney or business advisor prior to making an investment.

Financial projections are highly speculative.

Any financial projections included in this Prospectus and all other materials or documents supplied by us should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed therein and in this Prospectus. The financial projections have not been prepared based upon certified public accounting standards and have not been reviewed by an independent accountant. The assumptions and facts upon which such projections are based are subject to variations that may arise as future events actually occur. The financial projections included herein are based on assumptions made by us regarding future events. There is no assurance that actual events will correspond with these assumptions. Actual results for any period may or may not approximate such financial projections. Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual, accounting and tax assumptions. Neither we nor any other person or entity makes any representation or warranty as to the future profitability of an investment in our common stock.

The Company’s common stock lacks liquidity and marketability.

If this Post-Effective Amendment No. 4 to our Registration Statement on Form S-1 is declared effective by the Securities and Exchange Commission (the “Commission”), the common stock being registered hereunder will be registered securities. However, there will be no immediate market for the common stock or any portion thereof, and investors cannot expect to be able to liquidate their investment. Furthermore, the Company cannot assure investors that a public trading market will develop for the Company’s common stock.

We are a development stage company with limited operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a development stage company with limited operating results to date. The Company’s business is subject to the risks inherent in the establishment and development of a new business enterprise. Because the Company has engaged in little operations as of the date of this Prospectus, the Company cannot provide prospective investors with the type of information that would be available from a company with a more substantial history of operations. The Company cannot assure investors that it will ever operate profitably.

10

We will be subject to the significant influence of our current stockholders after this Offering, and their interests may not always coincide with those of our other stockholders.

Anna Chin, one of our officers and directors, will beneficially own approximately 80% of our outstanding Common Stock following the completion of this Offering. As a result, Ms. Chin will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Because the interests of Ms. Chin may not always coincide with those of our other stockholders, such stockholder may influence or cause us to take actions with which our other stockholders disagree.

Our management has discretion as to how to use any proceeds from the sale of securities.

The net proceeds from the sale of our common stock under this offering will be used for the purposes described under “Use of Proceeds.” We reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which our management deems to be in the best interests of the Company and our stockholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the common stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

This Post-Effective Amendment No. 4 to our Registration Statement on Form S-1 contains forward-looking statements that are based on our current expectations, estimates and projections but are not guarantees of future performance and are subject to risks and uncertainties.

This Post-Effective Amendment No. 4 to our Registration Statement on Form S-1 contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” and variations of these words and similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in “Risk Factors” and elsewhere in this Prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this Prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

We may not be able to obtain financing required to maintain and grow our business.

We will need additional funding to execute our business plan. However, there can be no assurance that the Company will be successful in obtaining such funding on acceptable terms or at all. Additional financing will increase risks of an investment in the Company. For example, outside debt financing will constrain the Company’s cash flow, and additional equity financing will dilute current investors, including investors who purchase shares in this Offering.

11

You will likely experience dilution of your ownership interests due to the future issuance of additional shares of our common stock.

We do not currently have sufficient funds to finance the growth of our business or to support our projected future capital expenditures. As a result, we will require additional funds from further financings, including equity financing transactions or sales of common or preferred stock, or other securities that are convertible into or exercisable for our common or preferred stock, to complete the development of new projects, develop revenue-generating opportunities, and pay the general and administrative costs of our business. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common stock without common stockholder approval, subject only to the total number of authorized common stock set forth in our articles of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Any such future issuances of such additional shares of common stock or other securities may be at a price (have an exercise price) below the price you paid for your shares.

The price of our common stock offered in the Offering has been arbitrarily established by our management.

The price of our common stock offered hereunder has been arbitrarily established by our management, considering such matters as the state of our business and the general condition of the industry in which we operate. The offering price bears no relationship to our assets, revenues, net worth, or any other objective criteria of value applicable to our company.

Sales of shares of our common stock by broker - dealers may not be permitted.

Our common stock is not presently included for trading on any exchange, and there can be no assurances that our common stock will ultimately be listed on any exchange. As a result, our common stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and may also affect the ability of stockholders to sell their shares in any secondary market.

If our common stock becomes publicly-traded, the Selling Stockholders may sell their shares of common stock in the open market, which sales may cause our stock price to decline.

If our common stock becomes publicly-traded, the Selling Stockholders may sell the shares of common stock being registered in this offering in the public market. That means that up to 4,986,620 shares of common stock, in addition to the number of shares being registered in the Offering, may be sold in the public market. Such sales will likely cause our stock price to decline.

12

We have identified material weaknesses in our internal control over financial reporting. If we fail to remedy these material weaknesses and develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common shares.

We have identified material weaknesses in our internal control over financial reporting as of December 31, 2022. As defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Specifically:

(i)

we did not have sufficient segregation of duties within our accounting functions, which is a basic internal control. Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible;

(ii)

we have not documented our internal controls. We have limited policies and procedures that cover the recording and reporting of financial transactions and accounting provisions. As a result, we may be delayed in our ability to calculate certain accounting provisions; and

(iii)	our corporate governance and U.S. GAAP and SEC accounting resources were not commensurate with those required of a reporting company.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementations could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act or any subsequent testing by our independent registered public accounting firm may reveal additional deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or significant deficiencies, or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal control over financial reporting could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

We have a Computer Towers Lease Agreement with Sunray Trust and have been accruing the amounts we owe thereunder. In the event Sunray Trust ceases allowing us to accrue the amounts due under the lease agreement, and if we are unable to pay the lease amount, Sunray Trust could prohibit us from utilizing the server towers, super computers and virtual servers necessary to store the data used in our operations as well as the processors to run our programs and applications.

Under the terms of a Computer Towers Lease Agreement, Sunray Trust provides us with sufficient space to store the data used in our operations as well as the processors to run our programs and applications in exchange for a monthly rate based on the number of server towers, super computers and virtual servers our business operations require, with the amount modified annually. We first became obligated to pay for these services on January 1, 2009, when the monthly lease payment was $43,758, or $525,096 for the year, which allowed us to utilize 6 towers, 30 super computers and 600 virtual servers. Each year we sign an amendment to the Computer Towers Lease Agreement for our projected use for the upcoming year, with each such amendment being approved by the non-interested members of our Board of Directors. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, we leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually. For 2021 and 2022, the parties agreed to renew the agreement under the same terms as the end of 2020. Since we have not been able to pay the entire cost for the use of this computer storage and processing space, the amounts we owe Sunray Trust have been accrued. We will need to raise funds from the sale of our securities and/or generate revenues from our operations to be able pay Sunray Trust the past and future amounts owed under this agreement. In the event Sunray Trust ceases to allow us to accrue and amounts owed, and if we are unable to pay the amounts owing, Sunray Trust could prohibit us from utilizing the server towers, super computers and virtual servers necessary to store the data used in our operations as well as the processors to run our programs and applications, which would have a material adverse effect on our ability to operate our business. Anna Chin, our President, is a trustee of Sunray Trust. Excluding amounts owed under a separate promissory note, the total amounts owed, including other amounts received from and paid to our Chairperson, President and majority shareholder, totaled $8,331,000 as of December 31, 2022 and $7,026,000 as of December 31, 2021.

As of December 31, 2022, we owed Sunray Trust $1,809,370 in principal under a series of promissory notes that mature on dates between December 1, 2023 and August 31, 2027, plus accrued interest. In the event we are unable to repay this amount on the maturity dates we will be in default under the terms of the notes.

Under the terms of a series of Promissory Notes we owe Sunray Trust $1,809,370, plus interest, which is accruing at 5% per annum (simple interest). We will need to raise funds from the sale of our securities and/or generate revenues from our operations to be able to repay this obligation. In the event we are unable to repay this amount on the maturity dates (between December 1, 2023 and August 31, 2027, with the significant majority due by January 1, 2024), we will be in default under the terms of the notes, which could subject us to legal action regarding the amounts we owe Sunray Trust. Anna Chin, our President, is a trustee of Sunray Trust. As of December 31, 2022, we owe accrued interest on these notes of $316,000.

13

The coronavirus pandemic is causing disruptions in the workplace, which will have negative repercussions on our business if they continue for an extended period time.

We are closely monitoring the coronavirus pandemic and the directives from federal and local authorities regarding not only our workforce, but how it impacts companies we work with for the development of our suite of products and services. With states and localities implementing social distancing and “work from home” regulations many companies have been forced to either shut down, slow down or alter their work routines. Since the development and testing of our suite of products can be a “hands on” process these alternative work arrangements have significantly slowed down our anticipated schedules for the development, marketing and launch of our products and services, which could have a negative impact our business.

From inception of the company through January 9, 2017 we received cash proceeds from individuals we call pre-subscribers herein. We do not believe such pre-subscriptions were an offer of securities, and if they were, that we complied the offering exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended. If those assumptions prove incorrect we could be made to refund the pre-subscribers funds and/or be forced to pay penalties and fines to federal and/or state securities regulators.

From inception of the company through January 9, 2017, we received cash proceeds as deposits from individuals who indicated an interest in purchasing shares of our common stock. At the time of these transactions, management does not believe that the Company offered securities for sale, as defined by the Securities Act of 1933, as amended. However, if such transactions were deemed to be an offering of securities, management believes we complied with Section 4(a)(2) of the Securities Act of 1933, as amended, including the requirement that each purchaser be an accredited investor (as defined) or a sophisticated investor (as defined). In the event that we were deemed to have offered securities for sale and did not comply with Section 4(a)(2) of the Securities Act of 1933, as amended, we could be required to refund amounts received and/or be subject to penalties from security regulators.

In our prior offerings of our securities we may have run afoul of certain state securities laws, which could cause us to pay substantial fines and/or face legal action from state regulatory authorities.

We are currently reviewing our prior offerings of securities for the purpose of reviewing our compliance with state securities’ laws in relation to those offerings. In the event we are found to have violated stated securities’ laws we could be made to pay substantial fines and/or could face legal action from state regulatory authorities, which could have a significant impact on our financial capabilities as well as our operations.

14

Risks Related to Our Operations

Our inability to raise funds quickly under this Offering has impacted our product development and our ability to hire additional personnel to develop and launch our products and services.

We have faced challenges in raising funds under this Offering, primarily due to the coronavirus pandemic since some of our potential investors would like to meet with us and see our equipment and facilities, which has been a challenge. This delay in raising funds has impacted our ability to hire personnel, which has had the effect of delaying the launch of certain of our products and services. This delay in launching our products and services increases the risk that our products become obsolete and/or our competitors develop similar or better products than ours, either of which will decrease the value of our products and services.

We face significant competition for users, advertisers, publishers, developers, and distributors.

We face significant competition from online search engines, sites offering integrated internet products and services, social media and networking sites, e-commerce sites, companies providing analytics, monetization and marketing tools for mobile and desktop developers, and digital, broadcast and print media. A number of these competitors are significantly larger than we are and have access to vastly greater financial resources. Additionally, in a number of international markets, especially those in Asia, Europe, the Middle East and Latin America, we face substantial competition from local Internet service providers and other entities that offer search, communications, and other commercial services.

Several of our competitors offer an integrated variety of Internet products, online services and content in a manner similar to Gofba. We compete against these and other companies to attract and retain users and developers. We also compete with social media and networking sites which are increasingly used to communicate and share information, and which are attracting a substantial and increasing share of users, users’ online time, and online advertising dollars.

A number of our competitors offer products, services and apps that directly compete for users of our product offerings, including e-mail, search, and messaging. Further, emerging start-ups may be able to innovate and provide new products, services and apps faster than we can. In addition, competitors may consolidate or collaborate with each other, and new competitors may enter the market. Some of our competitors in international markets have a substantial competitive advantage over us because they have dominant market share in their territories, have greater local brand recognition, are focused on a single market, are more familiar with local tastes and preferences, or have greater regulatory and operational flexibility due to the fact that we may be subject to both U.S. and foreign regulatory requirements.

If our competitors are more successful than we are in developing and deploying compelling products or in attracting and retaining users, developers, or distributors, our users and growth rates could decline.

Although all our user data is encrypted, our security measures may be breached and user data accessed, which may cause users and customers to curtail or stop using our products and services, and may cause us significant legal and financial exposure.

Our products and services involve the storage and transmission of our users’ and customers’ personal and proprietary information in our facilities and on our equipment, networks, and corporate systems. As a result, we may be targeted by outside third parties, including technically sophisticated and well-resourced state-sponsored actors, attempting to access or steal our user and customer data or otherwise compromise user accounts. Security breaches or other unauthorized access or actions expose us to a risk of theft of user data, regulatory actions, litigation, investigations, remediation costs, damage to our reputation and brand, loss of user and partner confidence in the security of our products and services and resulting fees, costs, and expenses, loss of revenue, damage to our reputation, and potential liability. Outside parties may attempt to fraudulently induce employees, users, partners, or customers to disclose sensitive information or take other actions to gain access to our data or our users’ or customers’ data. In addition, hardware, software, or applications we procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise network and data security. Additionally, some third parties, such as our distribution partners, service providers, vendors, and app developers, may receive or store information provided by us or by our users through applications that are integrated with our properties and services. If these third parties fail to adopt or adhere to adequate data security practices, or in the event of a breach of their networks, our data or our users’ data may be improperly accessed, used, or disclosed. Security breaches or other unauthorized access may in the future result in a combination of significant legal and financial exposure, increased remediation and other costs, damage to our reputation, and a loss of confidence in the security of our products, services, and networks that could have a significantly adverse effect on our business. We take steps to prevent unauthorized access to our corporate systems, however, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently or may be disguised or difficult to detect, or designed to remain dormant until a triggering event, we may be unable to anticipate these techniques or implement adequate preventative measures. Breaches of our security measures, or perceived breaches, may cause the market perception of the effectiveness of our security measures to be harmed and cause us to lose users and customers.

15

Changes in regulations or user concerns regarding privacy and protection of user data, or any failure to comply with such laws, could adversely affect our business.

Federal, state, and international laws and regulations govern the collection, use, retention, disclosure, sharing and security of data that we receive from and about our users. The use of consumer data by online service providers is a topic of active interest among federal, state, and international regulatory bodies, and the regulatory environment is unsettled. Many states have passed laws requiring notification to users where there is a security breach for personal data, such as California’s Information Practices Act. We face similar risks in international markets where our products and services are offered. Any failure, or perceived failure, by us to comply with or make effective modifications to our policies, or to comply with any applicable federal, state, or international privacy, data-retention or data-protection-related laws, regulations, orders or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, a loss of user confidence, damage to our business and brand, and a loss of users, which could potentially have an adverse effect on our business.

In addition, various federal, state and foreign legislative or regulatory bodies may enact new or additional laws and regulations concerning privacy, data retention, data transfer and data protection issues, including laws or regulations mandating disclosure to domestic or international law enforcement bodies, which could adversely impact our business, our brand or our reputation with users. For example, some countries are considering or have enacted laws mandating that user data regarding users in their country be maintained in their country. In addition, there currently is a data protection regulation applicable to member states of the European Union that includes operational and compliance requirements that are different than those currently in place and that also includes significant penalties for non-compliance.

The interpretation and application of privacy, data protection, data transfer and data retention laws and regulations are often uncertain and in flux in the United States and internationally. These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices, complicating long-range business planning decisions. If privacy, data protection, data transfer or data retention laws are interpreted and applied in a manner that is inconsistent with our current policies and practices, we may be fined or ordered to change our business practices in a manner that adversely impacts our operating results. Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business and operating results.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

We consider trade secrets, including confidential and unpatented know-how and programs important to the maintenance of our competitive position. We protect trade secrets and confidential and unpatented know-how, in part, by customarily entering into non-disclosure and confidentiality agreements with parties who have access to such knowledge, such as our employees, outside technical and commercial collaborators, consultants, advisors and other third parties. We plan to enter into confidentiality and invention assignment agreements with our employees and consultants that obligate them to maintain confidentiality and assign their inventions to us. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches.

16

If we are unable to provide innovative search experiences and other products and services that differentiate our services and generate significant traffic to our websites, our business could be harmed, causing our revenue to decline.

Internet search is characterized by rapidly changing technology, significant competition, evolving industry standards, and frequent product and service enhancements. We need to innovate to improve our users’ search experience to continue to differentiate our services and attract, retain, and expand our user base. The research and development of new, technologically advanced products is a complex process that requires significant levels of innovation and investment, as well as accurate anticipation of technology, market and consumer trends.

If we are unable to provide innovative search experiences and other products and services which differentiate our services, gain user acceptance and generate significant traffic to our websites, or if we are unable to effectively monetize the traffic from such products and services, our business could be harmed, causing our revenue to decline.

Interruptions, delays, or failures in the provision of our services could damage our reputation and harm our operating results.

Delays or disruptions to our service, or the loss or compromise of data, could result from a variety of causes, including the following:

•

Our operations are susceptible to outages and interruptions due to fire, flood, earthquake, tsunami, other natural disasters, power loss, equipment or telecommunications failures, cyber-attacks, terrorist attacks, political or social unrest, and other events over which we have little or no control. We do not have multiple site capacity for all of our services and some of our systems are not fully redundant. In the event of delays or disruptions to service, some data or systems may not be fully recoverable.

•

The systems through which we provide our products and services are highly technical, complex, and interdependent. Design errors might exist in these systems, or might be introduced when we make modifications, which might cause service malfunctions or require services to be taken offline while corrective responses are developed.

•

Despite our implementation of network security measures, our servers are vulnerable to computer viruses, malware, worms, hacking, physical and electronic break-ins, router disruption, sabotage or espionage, and other disruptions from unauthorized access and tampering, as well as coordinated denial-of-service attacks. We may not be in a position to promptly address attacks or to implement adequate preventative measures if we are unable to immediately detect such attacks. Such events could result in large expenditures to investigate or remediate, to recover data, to repair or replace networks or information systems, including changes to security measures, to deploy additional personnel, to defend litigation or to protect against similar future events, and may cause damage to our reputation or loss of revenue.

•

We rely on third-party providers over which we have little or no control for our principal Internet connections and co-location of a significant portion of our data servers, and key components or features of certain of our products and services. Any disruption of the services they provide us or any failure of these third-party providers to handle higher volumes of use could, in turn, cause delays or disruptions in our services and loss of revenue. In addition, if our agreements with these third-party providers are terminated for any reason, we might not have a readily available alternative.

•	Prolonged delays or disruptions to our service could result in a loss of users, damage to our brands, legal costs or liability, and harm to our operating results.

17

If we are unable to recruit, hire, motivate, and retain key personnel, we may not be able to execute our business plan.

Our business and our ability to grow and compete in our market are dependent on our ability to recruit, hire, motivate, and retain talented, highly skilled personnel. Achieving this objective may be difficult due to many factors; the intense competition for such highly skilled personnel in locations where our offices are located; competitors’ hiring practices; the effectiveness of our compensation and retention programs; and fluctuations in global economic and industry conditions. If we do not succeed in retaining and motivating our existing key employees, and in attracting new key personnel, we may be unable to achieve our business plan and as a result, our ability to grow revenue and profitability will be impaired.

A variety of new and existing U.S. and foreign government laws and regulations could subject us to claims, judgments, monetary liabilities and other remedies, and to limitations on our business practices.

We are subject to numerous U.S. and foreign laws and regulations covering a wide variety of subject matters. New laws and regulations, changes in existing laws and regulations or the interpretation of them, our introduction of new products or forms of advertising (such as native advertising), or an extension of our business into new areas, could increase our future compliance costs, make our products and services less attractive to our users, or cause us to change or limit our business practices. We may incur substantial expenses to comply with laws and regulations or defend against a claim that we have not complied with them. Further, any failure on our part to comply with any relevant laws or regulations may subject us to significant civil or criminal liabilities, penalties, and negative publicity.

The application of existing domestic and international laws and regulations to us relating to issues such as user privacy and data protection, data transfer, security, defamation, pricing, advertising, taxation, consumer protection, accessibility, content regulation, quality of services, law enforcement demands, telecommunications, mobile, television, and intellectual property ownership and infringement in many instances is unclear or unsettled.

The Digital Millennium Copyright Act (“DMCA”) is intended, in part, to limit the liability of eligible online service providers for caching, hosting, listing or linking to, third-party websites or user content that include materials that give rise to copyright infringement. Portions of the Communications Decency Act (“CDA”) are intended to provide statutory protections to online service providers who distribute third-party content. We rely on the protections provided by both the DMCA and the CDA in conducting our business, and may be adversely impacted by future legislation and future judicial decisions altering these safe harbors or if international jurisdictions refuse to apply similar protections.

Various U.S. and international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. These laws currently impose restrictions and requirements on our business, and future federal, state or international laws and legislative efforts designed to protect children on the Internet may impose additional requirements on us.

18

We may be subject to legal liability associated with providing online services or content.

We host and provide a wide variety of services and technology products that enable and encourage individuals and businesses to exchange information; upload or otherwise generate photos, videos, text, and other content; advertise products and services; conduct business; and engage in various online activities both domestically and internationally. The law relating to the liability of providers of online services and products for activities of their users is currently unsettled both within the United States and internationally. We may be subject to domestic or international actions alleging that certain content we have generated or third-party content that we have made available within our services violates laws in domestic and international jurisdictions.

It is also possible that if any information provided directly by us contains errors or is otherwise wrongfully provided to users, third parties could make claims against us. For example, we offer web-based e-mail services, which expose us to potential risks, such as liabilities or claims, by our users and third parties, resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail, alleged violations of policies, property interests, or privacy protections, including civil or criminal laws, or interruptions or delays in e-mail service. We may also face purported consumer class actions or state actions relating to our online services, including our fee-based services. In addition, our customers, third parties, or government entities may assert claims or actions against us if our online services or technologies are used to spread or facilitate malicious or harmful code or applications.

Investigating and defending these types of claims are expensive, even if the claims are without merit or do not ultimately result in liability, and could subject us to significant monetary liability or cause a change in business practices that could negatively impact our ability to compete.

Our business depends on continued and unimpeded access to the Internet by us and our users. Internet access providers may be able to block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users.

Our products and services depend on the ability of our users to access the Internet, and certain of our products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers. Some of these providers may take, or have stated that they may take, measures that could degrade, disrupt, or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. Such interference could result in a loss of existing users, and increased costs, and could impair our ability to attract new users and advertisers, thereby harming our revenues and growth. The adoption of any laws or regulations that limit access to the Internet by blocking, degrading or charging access fees to us or our users for certain services could decrease the demand for, or the usage of, our products and services, increase our cost of doing business and adversely affect our operating results.

We face unique challenges by having users in China

We have a number of users in China, believed to be in the millions. Having users in China creates a unique challenge. Chinese law states that all websites and like platforms must have an Internet Content Provider (ICP) License, however, the reality is they only place the requirement on companies that have servers based in China to provide their products and services. We have attempted to obtain an ICP License through Alibaba Cloud (a local Chinese company), but they have informed us that we don’t qualify for an ICP License since we don’t have any servers in China. Eventually, we plan to put servers in China and apply for an ICP License.

China has not banned our products and services like they have other providers such as Google and Yahoo. We believe this is in large part due to the fact our search engine is scrubbed to almost entirely remove objectionable content. However, part of the risk of operating in China is that the government can block access to products and services without recourse, and, as a result, we are always subject to the discretion of the Chinese government to have users in China. If China were to block our products and services from users in China, it would significantly reduce our total numbers of users, which would have a detrimental impact on our ability to generate revenue based on our business model since the number of users we have has a direct correlation to some of our planned revenue-generating activities.

19

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Forward‑looking statements are not guarantees of future performance. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions as more fully described in the “Risk Factors” section of this Post-Effective Amendment No. 4 to our Registration Statement on Form S-1.

For example, due to the recent outbreak of coronavirus (COVID-19), the United States economy has experienced substantial turmoil that has, and will likely continue to, cause disruptions to our business operations, as well as social, economic, and labor instability.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

20

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the sale of those shares of common stock in this offering. However, we will receive gross proceeds of up to $10,000,000 from the sale of common stock we are registering to sell at $5.00 per share, in an offering conducted by our officers and directors on a best efforts basis. As of June 30, 2023, we have sold 343,336 shares of our common stock for $1,716,680 under this offering.

The net proceeds to us (at an offering price of $5.00 per share and potential sales commissions of up to 10% of the gross proceeds) from the sale of the shares which we intend to offer to new investors, after the offering expenses detailed herein, would be a maximum of $8,886,500. We do not intend to engage any broker/dealers for the sale of the shares, and thus do not expect to pay any sales commissions, in which event the net proceeds to us, after offering expenses, would be $9,886,500.

These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for payment of legal expenses and several specific projects, with the remainder used for general working capital for operations. We intend to use the proceeds in the following order of priority:

	Assumed Offering #1(1)(4)	Percent	Assumed Offering #2(2)(4)	Percent	Maximum Offering(3)(4)	Percent

Offering Expenses	$-0-	0%	$150,000	3%	$300,000	3%
Marketing and Due Diligence	$-0-	0%	$400,000	8%	$800,000	8%
Operations	$-0-	0%	$400,000	8%	$800,000	8%
Administrative Expenses	$-0-	0%	$859,350	17%	$1,359,350	14%
Pre-subscriber Refunds(5)	$500,000	100%	$586,000	12%	$586,000	5.5%
Asset Acquisition	$-0-	0%	$500,000	10%	$704,650	7%
New Program Development	$-0-	0%	$500,000	10%	$1,000,000	10%
General Corporate Purposes	$-0-	0%	$454,650	9%	$750,000	7.5%
Legal and Professional Fees	$-0-	0%	$550,000	11%	$750,000	7.5%
Expansion (Servers/Equipment)	$-0-	0%	$600,000	12%	$1,100,000	11%
Cash Reserve	$-0-	0%	$-0-	0%	$1,850,000	18.5%

Total	$500,000		$5,000,000		$10,000,000

_____________

(1)	Assumes that we only raise $500,000 in this offering. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $500,000.
(2)	Assumes that we only raise $5,000,000 in this offering. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $5,000,000.
(3)

Assumes that we raise the full amount of our Maximum Offering hereunder, or $10,000,000. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $10,000,000.

(4)

The Offering is being sold by our officers and directors, who will not receive any compensation for their efforts. No sales fees or commissions will be paid to such officers or directors. Shares may be sold by registered broker or dealers who are members of the NASD and who enter into a Participating Dealer Agreement with the Company. Such brokers or dealers may receive commissions up to ten percent (10%) of the price of the Shares sold.

(5)

This amount relates to money we owe pre-subscribers that: (a) have indicated they want a refund of their pre-subscription funds, but are willing to wait until after we conduct the primary offering that is the subject of this Registration Statement, or (b) we have been unable to contact or have not returned the documents to us that are necessary to either become a shareholder or request a refund of their pre-subscription funds. Our management has agreed to use all money raised in the primary offering to first pay off all pre-subscribers that have already requested a refund of their pre-subscription funds and also to set aside sufficient funds from the primary offering to pay off any pre-subscribers we have not been able to contact in the event they request a refund of their pre-subscription funds.

The above estimated amounts are only for initial working purposes since we do not know how much we will need to spend on these items. Even if we are able to sell the maximum shares, we do not know how long these funds will last, and we have no other specific plans for raising additional funds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

21

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares we are registering. Our management has established the price of $5.00 per share based upon their estimates of the market value of Gofba, Inc. and the price at which potential investors might be willing to purchase the shares offered.

DILUTION

We are registering up to 4,986,620 shares for resale by existing holders of our common stock.

We are registering for sale to new investors up to 2,000,000 shares at $5.00 per share. As of June 30, 2023, we have sold 343,336 shares of our common stock for $1,716,680 under this offering. The Selling Stockholders that purchased their shares paid $2.50 and $5.00 per share. The shares for other existing stockholders were issued in exchange for services provided to us or as donations/gifts. The following table sets forth on a pro forma basis at December 31, 2022, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $5.00 per share).

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share

Issued to Selling Stockholders - Purchased Shares	3,154,110	45.1%	$10,163,165	43.8%	$3.23

Selling Stockholders - Shares for Services	1,222,510	17.5%	$3,056,275	13.2%	$2.50

Selling Stockholders - Donations/Gifts	610,000	8.7%	-0-	-0-	-0-

New Investors	2,000,000	28.6%	$10,000,000	43.1%	$5.00

Total	6,986,620	100%	$23,219,440	100%	$3.33

The difference between the public offering price per share of common stock and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. We have already realized the dilution from the shares registered for Selling Stockholders. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock. The dilution calculations we have set forth in this section reflect an offering price of $5.00 per share.

As of March 31, 2023, we had a net tangible book value of ($17,128,000) or ($0.33) per share of outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 2,000,000 shares, the net tangible book value at that date would have been ($7,128,000) or ($0.13) per share. This represents an immediate increase in net tangible book value of $0.20 per share to existing shareholders and an immediate dilution of $5.13 per share to new investors.

The following table illustrates such per share dilution:

Proposed public offering price (per share)		$5.00
Net tangible book value per share (March 31, 2023)	$(0.33)
Increase in net tangible book value per share attributable to proceeds from the maximum offering	$0.2
Pro forma net tangible book value per share after the offering		$(0.13)

Dilution to new investors	$5.13

22

SELLING STOCKHOLDERS

The Selling Stockholders may offer from time to time up to an aggregate of 4,986,620 shares of our Common Stock.

Except as otherwise provided, the following table sets forth certain information with respect to the beneficial ownership of our common stock including the names of the Selling Stockholders, the number of shares of our common stock owned beneficially by the Selling Stockholders as of June 30, 2023, the number of shares of common stock being offered by each Selling Stockholder hereby, and the number and percentage of shares of common stock that will be owned by each Selling Stockholder following the completion of this offering:

Name of Selling Shareholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Offered for the Selling Shareholder’s Account	Shares of Common Stock Owned by Selling Shareholder After the Offering	Percent of Common Stock to be Owned by the Selling Shareholder After the Offering
Arthur Andrada and Myrtle Andrada	26,000	26,000	--	--
Albert B. Agiao	1,000	1,000	--	--
Arthur L. Andrada Jr.	4,000	4,000	--	--
Carlos A. Agellon and Esperanza G. Baldarrama	400	400	--	--
Connie D. Arcaya	200	200	--	--
Darren R. Anderson	9,000	9,000	--	--
Dwayne B. Agiao	4,200	4,200	--	--
American Estate and Trust, LC FBO Renee Nielson's IRA	600	600	--	--
Gabriel A. Albarian Jr.	20,000	20,000	--	--
Janet Aromin	1,000	1,000	--	--
Karen Allen-Reid	40	40	--	--
Leila Isabel Aromin and Vincent Aromin	1,000	1,000	--	--
Lerma A. Andrada and Percival C. Andrada	4,000	4,000	--	--
Linda Armstrong	1,000	1,000	--	--
Louie D.R. Asuncion	200	200	--	--
Lousito Andrada and Perla Andrada	1,600	1,600	--	--
Michael M. Asghari	10,000	10,000	--	--
Maridel F. Andrada and Arthur Andrada	1,200	1,200	--	--
Melba C. Andrada and Percival C. Andrada	6,000	6,000	--	--
Muoi Tu Au and Trung Khanh Trinh	6,000	6,000	--	--
Nirmal Agrawal	5,000	5,000	--	--
Perla Andrada and Natalie A. Ebba	800	800	--	--

23

Romeo Luis C. Asuncion	1,000	1,000	--	--
Salve B. Agiao	12,600	12,600	--	--
Trixi Anne B. Agiao	4,200	4,200	--	--
Vincent Aromin	4,100	4,100	--	--
Wendy L. Adams	1,000	1,000	--	--
Afi Bell	100	100	--	--
Charlie Joy Baltazar	800	800	--	--
Carl Richard Burkhart and Judith Ann Burkhart	300	300	--	--
David Bacon	5,000	5,000	--	--
Esperanza G. Baldarrama	800	800	--	--
Folade Bell	100	100	--	--
Gaoyuan Bi	10,000	10,000	--	--
Joyce Lee Bell	5,000	5,000	--	--
Jameel Bell	100	100	--	--
Jamaal Brown	500	500	--	--
Jayson D. Bala	400	400	--	--
Luzviminda G. Braesch and Bryan D. Braesch	2,000	2,000	--	--
Marlene D. Bala	400	400	--	--
Michael R. Black	200	200	--	--
Mercedes V. Brathwaite	200	200	--	--
Melissa Baldarrama and Robert G. Baldarrama Jr.	240	240	--	--
Peggy Burke	200	200	--	--
Craig V. Butler	300,000	300,000	--	--
Albert Chrikjian	3,000	3,000	--	--
Annie Chen	1,000	1,000	--	--
Adam Stuart Lieu Cole	10,000	10,000	--	--
Arseen Chrikjian	1,000	1,000	--	--
Bobbie Campbell	100	100	--	--
Bonita Chan	21,000	21,000	--	--
Blaziel Cepillo and Oscar B. Carbonell	1,200	1,200	--	--
Brenda Lin Chin Chang	1,000	1,000	--	--
Jeffrey Chin	50,000	50,000	--	--

24

Carrie Clarke	1,000	1,000	--	--
Carolina Castorena	2,000	2,000	--	--
Christine Cook	200	200	--	--
Crystal Ann Clarke	1,000	1,000	--	--
David Cornejo	60	60	--	--
Donna L. Cook	1,000	1,000	--	--
David L. Campbell and Virginia E. Campbell	1,000	1,000	--	--
Elliot John Cole	10,000	10,000	--	--
Eric Clarke	2,600	2,600	--	--
Elaine Clarke	2,600	2,600	--	--
Eva Grace Chan	1,200	1,200	--	--
Care Financial Group	8,000	8,000	--	--
Frank J. Cotinola	2,000	2,000	--	--
Helen Yu-Hua Chu	3,000	3,000	--	--
Hsiu-Ying Chiu and Edward Y. Chen	4,000	4,000	--	--
Jenny Chow	20,000	20,000	--	--
James F. Chambers and Lucy Chambers	200	200	--	--
Jodie Chau	10,000	10,000	--	--
Kam M. Chan and Kelly Chunli Chan	14,000	14,000	--	--
Kelly Chunli Chan	1,000	1,000	--	--
Kyle Ross Carvajal and Roque L. Carvajal III	100	100	--	--
Lucy Chambers and James F. Chambers	40	40	--	--
Larissa Lam LokYee Chiu	10,000	10,000	--	--
Miguel A. Cornejo	40	40	--	--
Michael Charlnoes and Ashleigh Marrone	500	500	--	--
Oralia Cornejo	60	60	--	--
Pei Ying Chou	15,000	15,000	--	--
Pei Patsy Chen	2,000	2,000	--	--
Rous Kenmor Carvajal and Roque L. Carvajal III	100	100	--	--
Ranz Klyden Carvajal and Roque L. Carvajal III	100	100	--	--

25

Renee Campbell	100	100	--	--
Rox Carloyz Carvajal and Roque L. Carvajal III	100	100	--	--
Resina Cheng	1,000	1,000	--	--
Rigo A. Chavez	4,600	4,600	--	--
Roque L. Carvajal III	4,100	4,100	--	--
Shun Ming Chen	9,000	9,000	--	--
Stephen Clarke	1,400	1,400	--	--
Tressi Mehana Chun	150	150	--	--
Craig and Tracy Duhs, Trustees 2005 Duhs Family Trust D/T/D 2/3/05	6,000	6,000	--	--
William B. Crenshaw and Caroline H. Crenshaw	2,000	2,000	--	--
Winnie Y. Chan	90,000	90,000	--	--
Wesley Concepcion	5,000	5,000	--	--
XiaoMing Cheng	20,000	20,000	--	--
Zhi Cheng Chen	1,000	1,000	--	--
Alan Dang	2,000	2,000	--	--
Armando J. Del Rio	100	100	--	--
Chris V. DeLeon	100	100	--	--
Dominick Di Cesare	2,000	2,000	--	--
Donny Darling	3,000	3,000	--	--
Elpidio M. Dimayuga and Sandra Ann Dimayuga	2,000	2,000	--	--
DHMY RAINBOW INVESTMENT LLC.(1)	24,000	24,000	--	--
Joy Carvajal De La Cruz	4,600	4,600	--	--
Manuel M. Del Rio	100	100	--	--
Maria Belen Dyoco	2,000	2,000	--	--
Norvell Lee Drawn	1,000	1,000	--	--
Olaf Andreas Dethlefsen	400	400	--	--
Orlantino G. Dyoco and Maria Belen Dyoco	8,000	8,000	--	--
Paul Di Cesare and Pamela Di Cesare	2,000	2,000	--	--
Raphael DeGiorgio	20,000	20,000	--	--
Shirley J. Deng	45,000	45,000	--	--
William G. DeLisi Sr.	40,000	40,000	--	--
Yenny Dang	2,000	2,000	--	--

26

Bill Ellison	2,400	2,400	--	--
Clarita Espartero	400	400	--	--
Jeffery Allen Estana and Shirley S. Estana	2,000	2,000	--	--
Kristymae Espanola	100	100	--	--
Leormie A. Estacio	120	120	--	--
Milagros C. Enriquez	800	800	--	--
Nanette Echaluse Ermitano	2,000	2,000	--	--
Odin Villavert Espanola	100	100	--	--
Roxanne A. Espia and Leo Rustum J. Espia	2,000	2,000	--	--
Deborah Flattery	200	200	--	--
Elen Rose B. Factor	120	120	--	--
Marie Louise Figueroa	100	100	--	--
Matthew L. Flores	100	100	--	--
Aurelio Gomez	120	120	--	--
Edna Matti Gausselin and Robert Fred Gausselin	680	680	--	--
Erik Michael Joseph Griott	250	250	--	--
Henry Godoy	4,000	4,000	--	--
Jaime T. Guevarra	2,000	2,000	--	--
Jesse Garcia	100	100	--	--
Kevin Matti Gausselin	200	200	--	--
Kevin Gillette	500	500	--	--
Richard Sean Garcia Guevara III and Esperanza Garcia Baldarrama	600	600	--	--
Rut Gezachew	180	180	--	--
Yuan Fu Guo	16,000	16,000	--	--
Anthony J. Herrera	200	200	--	--
Binbin Huai	2,000	2,000	--	--
Cassandra He	2,000	2,000	--	--
Connie Cam Huynh and Michelle Chu	8,000	8,000	--	--
Catherine Hance	30	30	--	--
Deloise Hite	2,200	2,200	--	--

27

George W. Hammer Jr.	8,000	8,000	--	--
Haris Hashimi	8,800	8,800	--	--
Izak Hamilton and Linzee Hamilton	10,000	10,000	--	--
Josephine E. Hernandez and Raymond Josh Hernandez	100	100	--	--
Kristin J. Henry	1,000	1,000	--	--
Kelly Ann Ho	1,000	1,000	--	--
Kenneth Ho and Yen Thanh Tran	8,000	8,000	--	--
Latoya Henderson	200	200	--	--
Loc Tan Ho	800	800	--	--
Maria Socorro Hallas	100	100	--	--
Matt Hentz	1,200,000	1,200,000	--	--
Rainier Joy E. Hernandez	100	100	--	--
Robert Hite	2,000	2,000	--	--
Richard P. Hylton	2,500	2,500	--	--
Ramoncito C. Hernandez and Josephine E. Hernandez	400	400	--	--
Sherry Xiaoyu Huang	2,000	2,000	--	--
Susan Hernandez	120	120	--	--
Tony Chien Wen Huang	8,000	8,000	--	--
Thanh Vi Ha	2,000	2,000	--	--
Tod Hillman	10,000	10,000	--	--
Yi Mei Li Ha	2,000	2,000	--	--
Joseph and Linda Hederman TTEES/Hederman Family Revocable Living Trust	200	200	--	--
John Brent Jetton	4,000	4,000	--	--
Suneet Jain	1,800	1,800	--	--
Tania Jain	1,800	1,800	--	--
Andrew Kha	6,000	6,000	--	--
Aiwu Kung	13,000	13,000	--	--
Joanna My Kha and Matthew T. Lee (2)	108,000	108,000	--	--
Lucas Kloster	8,040	8,040	--	--
Nathan Kloster	1,000	1,000	--	--

28

Vinod Kumar	5,000	5,000	--	--
Angela K. Leung and Samuel C. Ng	2,000	2,000	--	--
Anita Ly	94,000	94,000	--	--
Alice Lazo and Danny A. Lazo	2,000	2,000	--	--
Alexandra LeBron	50	50	--	--
Chi-Yen Lee	10,000	10,000	--	--
Chimu Lee	14,000	14,000	--	--
Christopher Joshua D.R. Lim	200	200	--	--
Cecilia Lam	8,000	8,000	--	--
Chao Chieh Lee and Qiong Ying Chen	2,000	2,000	--	--
Doris Leung	4,000	4,000	--	--
Eugenia Liu	11,400	11,400	--	--
Fang Lin	1,000	1,000	--	--
Helen Ly	87,850	87,850	--	--
Hsueh-Lin Lee	5,000	5,000	--	--
Henry Huy Lu	2,000	2,000	--	--
Ivana Alexis D.R. Lim	200	200	--	--
Jordan Larsen	32,000	32,000	--	--
Jing Ling	2,000	2,000	--	--
Jonathan Lee Lacy	600	600	--	--
Jacqueline Li and Susan Li	2,000	2,000	--	--
Johnny Lam Lu	1,000	1,000	--	--
John Patrick Larsen	24,000	24,000	--	--
Kelly Larsen	24,000	24,000	--	--
Lanthi Au Le	1,000	1,000	--	--
Linda Luong	4,000	4,000	--	--
Mark T. Lazo and Ruby Joy Dela Cruz Lazo	200	200	--	--
Marlyd D.R. Lim	3,200	3,200	--	--
Michael T. Lazo	200	200	--	--
Norine Y. Lee	2,000	2,000	--	--
Nia Deen D.R. Lim	200	200	--	--
Orson Wen Ling	16,800	16,800	--	--

29

Phat Thang Ly	75,000	75,000	--	--
Paul Larsen	80,000	80,000	--	--
Ruby Wei-Lun Lieu	52,000	52,000	--	--
Stanley Van Lee	2,000	2,000	--	--
Tony Motung Lam	10,000	10,000	--	--
Tony Motung Lam and Lydia Lee Gee Lam	20,000	20,000	--	--
Virginia Lum	2,000	2,000	--	--
Wilson Ly	80,000	80,000	--	--
Xiao Yun Luo	3,000	3,000	--	--
Xin Feng Dai Lee	4,000	4,000	--	--
Yen Ching Lee	15,000	15,000	--	--
YingLi Liu	22,000	22,000	--	--
Zhu Li	2,000	2,000	--	--
Zhuo Liu	10,000	10,000	--	--
Abel O. Manalo	800	800	--	--
Abraham Sernan Mallari and Wilfredo Cunanan Mallari	1,000	1,000	--	--
Antonio Jude Marfa	2,100	2,100	--	--
Adlean McGee	1,000	1,000	--	--
Arlene Mays	300	300	--	--
MCCCAROL for Marvis McCarter	200	200	--	--
Cherryl Anne V. Molina	200	200	--	--
Chengdi Ma	15,000	15,000	--	--
Chiew Hiong Ma	1,000	1,000	--	--
Elaine Marie Aguila Molina	100	100	--	--
Erik James Aguila Molina	100	100	--	--
Edward A. Molina	240	240	--	--
Edgardo V. Molina and Ester A. Molina	10,000	10,000	--	--
Morgen Fund Limited (4)	1,000	1,000	--	--

30

Ginger Ruon Yu Mok	5,000	5,000	--	--
Gloria Millan	1,100	1,100	--	--
Hazel T. Molina and Josiah Timothy Molina	200	200	--	--
Irene D. Mallari	2,500	2,500	--	--
Jeannette Moultrie	200	200	--	--
Jorge A. Monell	200	200	--	--
Jazelle Grace T. Molina	100	100	--	--
Jeanie Ma	6,000	6,000	--	--
Joline McCown	200	200	--	--
Keesha McDonald	60	60	--	--
Kayla B. Mallari	2,000	2,000	--	--
Lien Holly Morning	1,000	1,000	--	--
Michael Molano	1,000	1,000	--	--
Margarita Morales	20	20	--	--
Maria Morales	80	80	--	--
Maria Mitchell	200	200	--	--
Nan Ma	1,000	1,000	--	--
Nicole McCown and John McCown	3,550	3,550	--	--
Princess G. Manasseh	100	100	--	--
Reynaldo R. Mallari	6,000	6,000	--	--
Renee Maltsberger	100	100	--	--
Suan Choon Ma	2,000	2,000	--	--
Stephanie Marsh	800	800	--	--
Timothy John N. Mallari	1,000	1,000	--	--
Tiffany R. Mallari	2,000	2,000	--	--
Veronica E. Monell	500	500	--	--
Vinita McClennon	200	200	--	--
Vincent Paul James Mazzuca	200	200	--	--
Victor M. Martinez	20,000	20,000	--	--
William D. McDonald	8,000	8,000	--	--
Wilfredo Cunanan Mallari	6,640	6,640	--	--
Yu Chin Mok	10,000	10,000	--	--

31

Yi Shiuan Mok	5,000	5,000	--	--
Adonise Y. Ng	1,000	1,000	--	--
Darbe D. Nokes	200	200	--	--
Diana N. Nguyen	2,000	2,000	--	--
MeiJi Nguyen	200	200	--	--
Nancy Nguyen	600	600	--	--
Nguyet Thi Nguyen	1,000	1,000	--	--
Priscilla Y. Ng	1,000	1,000	--	--
Renee K. Nielson	1,200	1,200	--	--
Samuel C. Ng	1,000	1,000	--	--
Toby Nguyen	4,000	4,000	--	--
Tom Nguyen	10,000	10,000	--	--
Carol J. Otto	1,200	1,200	--	--
Dustin Ordner	4,000	4,000	--	--
Anthony J. Peich	70,000	70,000	--	--
Brian David Peters	15,000	15,000	--	--
David A. Perovich and Sharon R. Perovich	300	300	--	--
Domingo Perez M. and Barbara A. Perez	1,000	1,000	--	--
Gerald A. Pangilinan	100	100	--	--
Henry Bao Pham and Quynh Ngoc Pham	6,000	6,000	--	--
Jane Podrebarac	40	40	--	--
Jon Pavano and Eunizel Pavano	4,000	4,000	--	--
Michael E. Potts	8,000	8,000	--	--
Mathew Perry	100	100	--	--
Michael James Page	100	100	--	--
Marilyn C. Pompa	20	20	--	--
Paul and Nancy Dang Family Trust /Trustees: Paul and Nancy Dang	100,000	100,000	--	--
Nestor R. Prades	1,600	1,600	--	--
Saurabh Patel	10,000	10,000	--	--
Terri L. Pringle and Norman Pringle	120	120	--	--
Angela J. Quinn	7,000	7,000	--	--
Francisco M. Quilantagn III and Reiss Jade H. Quilantang	100	100	--	--

32

Avelina R. Rabang	1,800	1,800	--	--
Abel Rendon	5,200	5,200	--	--
Emilio Rebollar	200	200	--	--
Gerald C. Reynolds II and Norma E. Reynolds	10,000	10,000	--	--
George A. Ritter and Sharon D. Ritter	320	320	--	--
Gerald C. Reynolds III	5,000	5,000	--	--
Ilene Randloph	1,000	1,000	--	--
Jesus Reyes	38,000	38,000	--	--
Jose Abel Rendon	2,120	2,120	--	--
Jose David Rendon	2,000	2,000	--	--
Lilia Rivera	20	20	--	--
Michael Tichgelaar Ritter	10,000	10,000	--	--
Martha L. Rendon	2,000	2,000	--	--
Mireya Rivera	40	40	--	--
Nancy Rees	2,000	2,000	--	--
Nathaniel P. Rivera	1,000	1,000	--	--
Robert A. Rinderer	2,000	2,000	--	--
Rich Ramirez	500	500	--	--
Shelley Jo Reesman	1,000	1,000	--	--
Abhijit Sen and Susmita Sen	100,000	100,000	--	--
Blake Aaron Smith	2,000	2,000	--	--
Brenda M. St. Pierre	500	500	--	--
Conchita G. Soriano	1,600	1,600	--	--
Chin Li Shih	65,000	65,000	--	--
Gemma Strong	600	600	--	--
Gemma Strong and James Benedict G. Lopez	200	200	--	--
Gemma Strong and Jhoann Catherine G. Lopez	200	200	--	--
Hannah Schiweck	1,500	1,500	--	--
Jennifer Shepard	100	100	--	--
John L. Schwing	1,000	1,000	--	--
John C. Schwing	10,000	10,000	--	--
John D. Salazar	100	100	--	--

33

Matthew Schroeder	1,000	1,000	--	--
Michael Soriano and Velma Soriano	440	440	--	--
Nicholas M. Scarmack	2,000	2,000	--	--
Relida Santiago Sumaylo and George Kilayko Sumaylo	2,000	2,000	--	--
Susie Feng-I Sun	20,000	20,000	--	--
Sam Shih	2,000	2,000	--	--
Vivian Sun	20,000	20,000	--	--
Zenaida L. Shepherd	100	100	--	--
Benedicta L. Tumambing	100	100	--	--
Gary Tichgelaar	1,000	1,000	--	--
Tong Gift Trust FBO Kaylee Faith Tong	200	200	--	--
Tong Gift Trust FBO Katelyn Hope Tong	200	200	--	--
Huesan B. Tran	2,000	2,000	--	--
Julia Tsaur	50,000	50,000	--	--
Kathy Yu-Pin Tseng	4,000	4,000	--	--
Ling Chih Tsao	15,000	15,000	--	--
Linh Tran	6,000	6,000	--	--
Milagro Torres	400	400	--	--
Mark Twiss	1,000	1,000	--	--
Olympic Truong	2,000	2,000	--	--
Phoebe Y. Tsai	1,000	1,000	--	--
Dinh Phong Truong	400	400	--	--
Paula Trickey	10,000	10,000	--	--
Randolph Taylor	10,000	10,000	--	--
Run Tian	2,000	2,000	--	--
Sheila E. Tillman	100	100	--	--
Stella H. Tan	1,000	1,000	--	--
Trinidad R. Tapit and Victor R. Tapit	600	600	--	--
Thanh Trung Tran	2,400	2,400	--	--
Tien Thuy Tran	45,000	45,000	--	--
Vikki Lynn Taulu	1,000	1,000	--	--
Vien Tinh Truong	10,000	10,000	--	--

34

Brian T. UDO and Lat Nguyen	20,000	20,000	--	--
Bryan M. Uyeno and Perpetua C. Magdaloyo	1,000	1,000	--	--
Dickson Ung	1,000	1,000	--	--
Daniela Ulloa	1,000	1,000	--	--
Michael T. UDO and Shino Nakaura	204,000	204,000	--	--
Noe Ugalde	3,700	3,700	--	--
Roderick Uriarte	2,000	2,000	--	--
Brandon B. Villamayor	100	100	--	--
Bryan Cruz Villamayor	5,000	5,000	--	--
Brenda A. Valadez	1,000	1,000	--	--
Dilip Vithlani	4,000	4,000	--	--
Feroza Teresa D.R. Vida	6,500	6,500	--	--
Irving C. Vida	1,000	1,000	--	--
Jennifer Valadez	1,000	1,000	--	--
John W. Vitale	6,200	6,200	--	--
Malou Villamayor	100	100	--	--
Mhalou D. Villamejor	800	800	--	--
Phong Vi	10,000	10,000	--	--
Raymundo Valadez and Rosa Maria Valadez	10,000	10,000	--	--
Regine Zuleika Vida and Feroza Teresa D.R. Vida	1,000	1,000	--	--
Rainer Earle Vida and Feroza Teresa D.R. Vida	1,000	1,000	--	--
Susana Valadez	10,000	10,000	--	--
Von Aaron Vivar and Desiree Vivar	4,000	4,000	--	--
Wilfred R. Villamayor	2,800	2,800	--	--
April Webb	2,200	2,200	--	--
Bryan Wen and Holly Au Wen	2,000	2,000	--	--
Cindy Wong	2,000	2,000	--	--
Ching Shu Wang	2,000	2,000	--	--
Chin Ying Wang	200	200	--	--
Cecilia B. Weinberger	400	400	--	--
Dallas Webb	16,920	16,920	--	--
Eric Wong	1,000	1,000	--	--
Fang Wang	35,000	35,000	--	--
Feng Wan	10,000	10,000	--	--
Gang Wu	10,000	10,000	--	--
Jie Wang	1,000	1,000	--	--

35

Kwan Kat Wong	50,000	50,000	--	--
Kirk B. R. Woller	10,000	10,000	--	--
Leonard Watson and Edna Watson	400	400	--	--
Pamela L. Whiting	2,000	2,000	--	--
Philemon Webb	13,100	13,100	--	--
Shawn Wang	10,000	10,000	--	--
Tammy G. Watson	600	600	--	--
Shun Li Xue and Yang Rui	2,000	2,000	--	--
Davin Q. Yang	30,000	30,000	--	--
Jia Shun Yin-Tan	3,000	3,000	--	--
Shi Chun Yao	10,000	10,000	--	--
Yan Yang	2,000	2,000	--	--
ZhongMin Yang	10,000	10,000	--	--
Young Performing Artists Club, Inc. (3)	300,000	300,000	--	--
Feng Si Zheng	7,000	7,000	--	--
Imelda D. Zacarias	100	100	--	--
Li Chan Zeng	9,000	9,000	--	--
Liang Zhang	6,000	6,000	--	--
Long Feng Zhou	100,000	100,000	--	--
MingXun Zhong	1,000	1,000	--	--
May Mei Q. Zhao	4,000	4,000	--	--
Shu Yi Zhong	18,000	18,000	--	--
Shu Ping Zhong and Yao Hua Chen	1,000	1,000	--	--
Tian Zhou Zhou	1,000	1,000	--	--
Xiaojie Zhang	10,000	10,000	--	--

_________________

(1)	DHMY RAINBOW INVESTMENT LLC is controlled by Ping Ye.
(2)	Joanna M. Kha is a member of our Board of Directors.
(3)	Young Performing Artists Club, Inc. is controlled by Cindy Davis.
(4)	Morgen Fund Limited is controlled by Diana Jiang Hua.

 None of the Selling Stockholders has, or within the past three years has had, any position, office or material relationship with us or any of our predecessors or affiliates, except as follows:

•	Jeffrey Chin is a former executive officer and former member of our Board of Directors. He is also the son of Anna Chin and William DeLisi, our two executive officers who are also directors.

•	William G. DeLisi, Sr. is the father of William G. DeLisi, Jr., one of our executive officers and a director.

•	Jordan Larsen is the daughter of John Larsen, one of our executive officers and a director.

36

PLAN OF DISTRIBUTION

We, through our officers and directors, intend to offer up to 2,000,000 shares at a price of $5.00 per share to potential investors. As of June 30, 2023, we have sold 343,336 shares of our common stock for $1,716,680 under this offering . We have not at this point engaged any broker/dealers licensed by The Financial Industry Regulatory Authority for the sale of these shares and presently have no intention to do so. If we engaged any broker/dealers, they may be acting as underwriters for the offering of these shares.

Our officers and directors intend to seek to sell the common stock to be sold by us in this offering by contacting persons with whom they have had prior contact who have expressed interest in us, and by seeking additional persons who may have interest through various methods such as mail, telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

We are not offering any of the Selling Stockholders’ securities. These shares may be sold by the Selling Stockholders from time to time at prevailing market prices. We will not receive any of the proceeds from any sale by the Selling Stockholders. The Selling Stockholders may sell or distribute their shares in transactions through underwriters, brokers, dealers or agents from time to time or through privately negotiated transactions, including in distributions to shareholders or partners or other persons affiliated with the Selling Stockholders. If the Selling Stockholder enters into an agreement after the date of this prospectus to sell their shares to a broker-dealer as a principal and that broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement containing this prospectus identifying the broker-dealer and disclosing required information on the plan of distribution. Additionally, prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the Financial Industry Regulatory Agency.

Our current plan is to eventually apply to have our common stock listed on a national exchange, such as NYSE or NASDAQ, but there is no guarantee this will occur. We currently do not meet the listing standards for NYSE or NASDAQ. Under the current listing standards, in order to list on NYSE we will need to have (i) a minimum of 400 round lot shareholders, (ii) at least 1.1 million in publicly held shares, (iii) a market value of publicly held shares of at least $40 million, and (iv) a minimum share price of $4.00. Under the current listing standards, in order to list on NASDAQ we will need to have (i) (i) a minimum of 450 round lot shareholders, (ii) at least 1.25 million in publicly held shares, (iii) a market value of publicly held shares of at least $40 million, and (iv) a minimum share price of $4.00. If we are successful in listing our common stock on NYSE or NASDAQ, the Selling Stockholders will be able to sell their shares referenced under “Selling Stockholders” from time to time at prevailing market rates. If our common stock is not listed on a national exchange, the Selling Stockholders may sell their shares in privately negotiated transactions. Any securities sold in brokerage transactions will involve customary brokers’ commissions.

We will pay all expenses in connection with the registration and sale of the common stock by the Selling Stockholders, who may be deemed to be underwriters in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$3,500
Transfer Agent Fees	Approximately	15,000
Costs of Printing and Engraving	Approximately	10,000
Legal Fees	Approximately	50,000
Accounting and Audit Fees	Approximately	35,000
Total		$113,500

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The Selling Stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the Selling Stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The Selling Stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the Selling Stockholders may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering. Neither we nor any of the Selling Stockholders intend to engage in any passive market making or undertake any stabilizing activity for our common stock. None of the selling stockholders will engage in any short selling of our securities. We have been advised that under the rules and regulations of the NASD, any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

37

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value. As of June 30, 2023, there are 51,152,134 shares of our common stock issued and outstanding, held by approximately 500 shareholders of record. There are no shares of our preferred stock outstanding as of the date of this filing.

Common Stock. We are authorized to issue 200,000,000 shares of common stock, no par value. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock. We are authorized to issue 20,000,000 shares of preferred stock, no par value. We have not issued, nor established any series for, any of our preferred stock. Our preferred stock is “blank check preferred” whereby our Board of Directors may create a series of preferred stock and set the rights and preferences of such preferred stock, without further shareholder approval. The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Law Offices of Craig V. Butler serves as our legal counsel in connection with this offering. Mr. Butler owns 300,000 shares of our common stock.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the State of California as Gofba, Inc. on November 6, 2008.

Business Overview

Gofba, Inc., was formed to create a safe haven for users of the internet. To that end, we have created an internet “supersite”, consisting of search, chat, email, news and offsite file transfer and storage modules, in order to address dangerous, pressing issues not adequately addressed by our competitors. We see two primary threats to the average user of the internet, and one major issue users encounter with file transfers. The first is unrestricted, free access to inappropriate material, including, but not limited to, pornographic material. To address this we have developed a “clean” database from scratch that does not contain inappropriate material and we use proprietary search algorithms which automatically eliminate, or make scarce, inappropriate material from search results. The second is security. To address this, we have developed proprietary security algorithms which provide an enhanced level of protection for users. Put simply, Gofba is the online solution to these problems; providing users with a safe haven on the internet. The issue related to file transfers is that it has been difficult to transfer large amounts of information in a speedy, user-friendly, and secure manner. With limited promotional activity and no advertising, we currently enjoy over 46 million users worldwide.1 Our user base has been consistently expanding since we launched Gofba Search in 2008, and we expect it to continue to increase. A number of our users are located in conservative countries and we discuss the unique nature of having users based in conservative countries below.

__________

1 Due to our strict privacy policy, we can only see how many accounts are created and whether that person logs into their account. In order to comply with our privacy policy, we do not track how a person uses their account. It is one of the ways we separate ourselves from our competitors. However, since we can tell if users have logged-in, we do occasionally delete accounts that have not been logged into in a number of years. As a result, the 46 million user number is a cumulative number of users, but does not include approximately 15 million accounts we have deleted due to non-use. We are not able to see how active the user is with their account once logged-in.

38

Internet Problems Identified

In order to best understand Gofba’s suite of products and services, and what makes them unique, it is helpful to understand what they were created to combat. As noted above, Gofba has identified a number of serious issues encountered by everyday users of the internet.

The first problem identified was inappropriate content. These days, pornography, violence, and vulgarity, are freely accessible by any internet user without regard to age, social situation, or intent. Internet pornography sites are freely accessible to children, thus destroying their innocence. These same sites are accessed by millions in the workplace limiting productivity. Family dynamics and relationships can be greatly impacted as well.

Software and firewalls meant to filter out inappropriate content have been developed to address this issue, but over time have proven to be ineffective. The filters are simply too easy to circumvent. As a result, there has been no search engine that has been able to effectively eliminate this inappropriate material for those that are underage or desire this protection. Gofba has developed proprietary technology which eliminates or makes scarce this inappropriate content. Our search algorithms are written so that inappropriate content is not returned, or made scarce, as a result from web search queries. We accomplish this with a two-step approach. First, we built our database from scratch and did not include inappropriate content in our database. As a result, certain known inappropriate terms do not exist in our database. This is drastically different than other search engines, which have the inappropriate content in their databases, but they simply try and scrub out the content on a search-by-search basis utilizing filters. Unfortunately, history has shown that filtering search results this way is not very effective and the inappropriate content ends up being easily accessible by appearing in the search results of the user. By not having the terms in our database the use of inappropriate content search terms simply returns no results or only results that contain benign content. Second, we built proprietary “search crawlers” to weed out any inappropriate content that is returned from a search result. This is necessary since the internet does not remain static. Purveyors of inappropriate content constantly create new words, or use existing words in an inappropriate way, to try and have their content appear in search results. Gofba’s “search crawlers”, and some of its personnel, are constantly scanning search results to determine when inappropriate content is returned from an internet search and work to immediately delete that content from the Gofba database.

The second issue that Gofba addresses is security. Unsuspecting internet users have little idea that their demographic information and browsing habits are secretly collected by search engines and other sites. This information is then used for marketing purposes and sold for profit, leaving users betrayed and deceived. Additionally, much of the information that these same users transmit over the internet is poorly encrypted and can be easily hacked. Gofba will never track users' experiences or sell their information. Gofba uses secure algorithms which include 256 bit encryption thus mitigating the risk of predatory hacking.

A third problem is ease and speed of large file transfers. Traditionally it has been difficult to transfer large amounts of information in a speedy, user-friendly, and secure manner. Files can be transferred through both Gofba Chat and Gofba Vault, Gofba's offsite storage module. Both are easily accessible and allow for secure transfer of files of 5 Gigabytes at internal speeds 10 Gigabits per second (Gbps).

There are plans to periodically release additional modules, detailed below, as we grow and expand.

Proudly, Gofba's core business is rooted in making the world a better place. Gofba is committed to providing users with the safest internet experience. We achieve this not only by providing online tools that are wholesome, useful, and helpful, but also by providing a strong sense of security for users.

39

Current Gofba Products and Solutions

In response to the multitude of issues facing users of the internet every day, Gofba has created a number of unique services to address these concerns and significantly improve a user’s internet experience, namely Gofba Search, Gofba Vault, Gofba Chat and Gofba Email. We also have a number of additional services we plan to rollout in the future, which are also detailed below. We believe that users are much more likely to return to a search engine and other services that previously provided them with a positive experience. We have also been working on systems that could assist medical providers with meeting the requirements of the Health Insurance Portability and Accountability Act (HIPAA).

Gofba Search: Current web search options offer a staggeringly homogenous experience with little differentiating one site from the other. Gofba offers a unique search product, one that excludes objectionable material and provides unparalleled security. Gofba has developed proprietary phrase recognition and image scanning technology that ensures this inappropriate content is made scarce or not returned as a result from web search queries. These two factors, cleanliness and security, provide a competitive advantage which, we believe, will open markets to us and allow us to penetrate a niche market that has never before been filled. Our unique database solution also allows us to tailor our search engine based on geography to disallow certain search results that may be objectionable to a certain country or society. For instance, in conservative countries like China and certain middle-eastern countries do not want certain content returned with search results, even content that seems benign to western countries. Our technology allows us to scrub our database of those objectionable search results and, therefore, provide a clean search engine option to certain countries that currently disallow many of our competitors, such as Google. Additionally, we do not allow “smart cookies” in our search results. “Smart cookies” are executable files that create programs designed to gather information on the infected computer, including, but not limited to, search results and search habits. Many of our competitors plant these cookies in their search engine resulting in your searches being shared and spread across many websites, which results in ads for those products and services appearing on other websites you visit. We consider this to be an invasion of privacy and offensive to the user.

Gofba Vault: Gofba Vault is a secure offsite storage service. Many companies refer to their offsite storage as "cloud storage", however we have named ours "Gofba Vault". We did this to convey that we will not put users' information into a public "cloud", instead keeping users' information safely stored in their personal vault. Gofba Vault will offer competitively priced offsite storage all encrypted with our 256-bit security algorithm. All transfers can be done at 10 Gbps internal transfer speed. The enhanced security hones in on Gofba's core principal of creating the fastest and safest online experience for users.

Gofba Chat: A secure messaging service that allows users to communicate with ease. Gofba Chat enables users to instantly transfer files up to 5GB at 10 Gbps internal transfer speed with a simple 'drag & drop' with the same 256-bit encryption. Users can also send chat messages via SMS. In the future we plan for Gofba Chat to instantly translate almost all of the world's top languages, as well as offer international keyboards, audio & video chatting, SMS messaging response, and include an additional 10 GB of storage in its own secure “vault”. Gofba Chat is a module that will play an integral role in Gofba Circle, our social network, in the future.

In late 2018 and early 2019, we completed the initial and Phase Two Beta testing of our Android and iPhone mobile Chat applications, and received excellent reviews from our 100+ beta testers. We rolled out the first iteration of the Gofba Apps in the 3rd quarter of 2021. We plan to continue to work on the development of these apps and plan updated version releases as necessary.

Gofba News: A completely new approach to news, here in the United States and around the world. Gofba studied usability patterns and user behaviors to design the news module, making the navigation and layout more efficient for users. The module’s dynamic news content features late-breaking stories, as well as various article categories including politics, technology, money, entertainment, health and sports from leading credible publications. Importantly, the news feeds represent a centrist perspective that differentiates Gofba from other services. The facts of a story are presented as they are without misinformation.

Gofba Email: Our new email platform, which we plan to rollout in the fourth quarter of 2023, will be the most innovative email product on the market. It is virus free, junk mail free, and hacker free and offers a unique user experience. Gofba email will change the way people and businesses communicate. With up to 5 GB attachments, along with embedded audio and video, we believe Gofba Email will revolutionize the way emails will be sent and received.

40

The next steps and budget to bring Gofba Email to market are as follows:

Development – 3rd quarter 2023 - $45,000

Beta testing – 3rdt quarter 2023 - $20,000

Future Gofba Products and Solutions

Gofba continues to invest in product development to add to this array of modules. In addition to the above products and services, we plan to launch Gofba Business Listing, Gofba Media, Gofba Marketplace, Gofba Concierge, Gofba Circle, Gofba University and Gofba Medical, along with several others.

Gofba Business Listing: We rolled out our business listing service in second quarter 2021 that costs businesses very little to list their company, around $29.00 per month. Our business listing service also acts as a rating system, similar to Yelp, except our business listings start with a 5-star rating, and we plan to assist the listed companies with maintaining their 5-star rating and also, hopefully, utilize our suite of products and services. We launched this service on an international level in the 2nd quarter of 2021 and we do not believe the service will involve any additional capital above what we already have allocated to the launch of our other products and services. We are now working on the Mobile App for this service and plan on launching in the 2nd quarter of 2024.

Gofba Media: This module, along with Gofba Chat, acts as the groundwork for Gofba Circle, our social networking platform. Currently, Gofba Media features location-based news content and is a viable source for advertisers to gain exposure. We plan to rollout Gofba Media in the 1st quarter of 2024.

The next steps and budget to bring Gofba Media to market are as follows:

Development – 3rd quarter 2023 - $30,000

Beta testing – 4th quarter 2023 - $15,000

Gofba Marketplace: Gofba Marketplace is our e-commerce platform which will demonstrate a combination of retail, wholesale, and bidding. The first phase of Gofba Marketplace will be rolled out in the second quarter of 2024.

The next steps and budget to bring Gofba Marketplace to market are as follows:

Development – 3rd quarter 2023 through 1st quarter 2024 - $30,000

Beta testing – 2nd quarter 2024 - $15,000

Gofba Concierge: This module will act as users' personal assistant with the ability to schedule appointments, manage calendars, among much else. We plan to rollout Gofba Concierge in the fourth quarter of 2024. Due to the anticipated rollout date being over one year away, we have not finalized a development and beta testing schedule for Gofba Concierge or an anticipated budget.

Gofba Circle: This is our social media module which will segregate by age group on a secure and accountable platform. We plan to rollout Gofba Circle in the second quarter of 2025. Due to the anticipated rollout date being over one year away, we have not finalized a development and beta testing schedule for Gofba Circle or an anticipated budget.

Gofba University: GU is an aggregator of online classes offered first in the United States, then the world. It will allow anyone to go to college, keep track of your studies and show your exact graduation date, and the first two years of college are free. We plan to rollout Gofba University in the first quarter of 2025. Due to the anticipated rollout date being over one year away, we have not finalized a development and beta testing schedule for Gofba University or an anticipated budget.

41

Gofba Medical: Gofba medical is a comprehensive medical app, designed to keep track of patience’s medical records, have secure chats with medical personnel including your doctor or specialists referred by your doctor. It also gives accurate diagnosis using a world-wide database, combined with one of the fastest computer systems in the world. We plan to rollout Gofba Medical in the third quarter of 2024. Due to the anticipated rollout date being over one year away, we have not finalized a development and beta testing schedule for Gofba Medical or an anticipated budget.

The HIPAA Opportunity

As noted herein, we have spent thousands of man hours working on secure processes and networks for the transfer of confidential and private information related to our customers, including, but not limited to, credit card information, social security numbers, addresses, and other very personal information. As a result, we believe we have developed one of the most secure networks in existence, utilizing a level of encryption beyond what is the industry norm.

In 2019, a local hospital approached us regarding whether our systems could assist them with meeting the requirements of the Health Insurance Portability and Accountability Act (HIPAA) in order to make them compliant so they could avoid possible fines, etc. Although this was not one of the uses of Gofba’s systems we were concentrating on, we immediately began researching the standards mandated by HIPAA and determining how our systems met, or could meet, those standards.

Passed in 1996, HIPAA required the U.S. Department of Health & Human Services (HHS) to adopt national standards for electronic health transactions and code sets, unique health identifiers, and security. HIPAA is a complicated statute and a good description of the standards it places on health industry companies and professionals is located here: http://www.hhs.gov/hipaa/for-professionals/index.html. HIPAA has been amended through the years to keep up with modern technology and the challenges presented. For our purposes, we are primarily focused on the requirement that requires companies in the health field and health care professionals to utilize systems that have at least 128-bit encryption when transmitting patient information. These requirements make our secure communication platform that utilizes 256-bit encryption, which exceeds current HIPAA standards, perfect for this application.

As a result of Gofba’s HIPAA-compliant electronic communication capabilities, we are in discussions with hospitals, medical groups and insurance companies regarding those entities potentially utilizing Gofba for the transmission of patient information in order to be HIPAA-compliant. We have not yet signed any agreements with any of these entities but are hopeful we will do so in the near future.

Strategic Overview

Our business goal is to become THE safe haven for users of the internet that want to avoid the known and unknown pitfalls of internet use, either for businesses, schools, colleges, universities, government offices and countries around the world. Our first step was the creation of Gofba Search, outlined above. Moving forward our goal is to create and launch a number of related modules in addition to those outlined above. We plan to achieve this by launching these modules strategically, as many as one or two per year.

Competitive Strengths

We believe that our competitive strengths advantageously position us to expand our products and services and pursue strategic opportunities in various internet spaces both domestically and abroad. Our key competitive strengths are summarized below.

42

•

Exclusive Focus on Clean Content. Our business goal is to become the safe haven for internet users that desire a “pure” internet experience, one devoid of unwanted material. To date, this has led to over 46 million users worldwide who trust us to effectively exclude or make scarce inappropriate results. Most other web search providers have clearly established their position on filtering content - being unwilling or unable to effectively eliminate inappropriate search content from queries. We built our database from scratch and did not include inappropriate content in our database. As a result, certain known inappropriate terms do not exist in our database. This is drastically different than other search engines, which have the inappropriate content in their databases, but they simply try and scrub out the content on a search-by-search basis utilizing filters. Additionally, our unique database solution also allows us to tailor our search engine based on geography to disallow certain search results that may be objectionable to a certain country or society. For instance, conservative countries like China and certain middle-eastern countries do not want certain content returned with search results, even content that seems benign to western countries. Our technology allows us to scrub our database of those objectionable search results and, therefore, provide a clean search engine option to certain countries that currently disallow many of our competitors, such as Google. We believe this provides us with a distinct advantage in many countries that our competitors have been disallowed access due to their inability to filter out the undesirable content.

•

Proprietary Technology. Our sophisticated, proprietary technology that supports our search engine and platform took years of research and development, as well as significant capital expenditure. This research resulted in our proprietary phrase recognition and image scanning technology that ensures that inappropriate content is made scarce or not returned as a result from web search queries.

•

Provide a Private Internet Experience. Unlike most of our competitors, we do not track a user’s browsing experiences and do not sell or exploit their searches or personal data. As noted above, we do not allow “smart cookies” in our search results. “Smart cookies” are executable files that create programs designed to gather information on the infected computer, including, but not limited to, search results and search habits. Many of our competitors plant these cookies in their search engine resulting in your searches being shared and spread across many websites, which results in ads for those products and services appearing on other websites you visit. We consider this to be an invasion of privacy and offensive to the user. We believe there is a viable market of users that do not want their search criteria shared and used to place ads in their future searches and believe that type of internet user will grow in the future as internet ads become more obtrusive.

•

Gofba Vault. Rather than storing valuable, confidential information for our users in the “cloud” our Gofba Vault is a secure offsite storage service. Gofba Vault keeps users’ information safely stored in their personal vault, encrypted with our 256-bit security algorithm. Gofba Vault allows up to 10 GB’s of free storage space, with options to increase the size up to 10 TB’s. Gofba Vault also gives members the ability to send files to any email account up to 5 GB’s in size.

•

Strong and Experienced Management Team. We have an experienced project management team that continues to focus on our core competencies and to draw upon our significant domestic and international development and operating experience.

Sources of Revenue

Our business plan is to generate revenues, primarily from the following sources:

•

Advertising. In the fourth quarter of 2021, we began to formally offer advertising on our primary products and services. To that end, our team has connected with enterprises which have committed to year-long advertising contracts. Gofba will continue to aggressively pursue advertising revenues. We have received interest from large, globally recognized enterprises, including Fortune 500 companies and large political organizations and hope to capitalize on that interest.

•

Gofba Vault. We expect to generate revenue from providing storage through Gofba Vault, our unique offsite storage system, encrypted with our 256-bit security algorithm. We plan to charge reasonable, or lower amounts than the current market, with more security than our competitors.

43

•	Gofba Marketplace. A platform that, when launched, will provide a suite of combined services that are not currently available, including advertising, shipping, handling and warehouse storage.

•

Paid Placement Revenue. Internet search engines implement a paid placement strategy, where some content providers are given prominent positioning in return for a placement fee. The optimal placement strategy depends on the relative benefits to the users of paid placement. We compute the optimal placement fee, characterize the optimal bias level, and analyze sensitivity of the placement strategy to various factors. In the optimal paid placement strategy, the placement maximizes revenues and is set below the monopoly level to complement our advertising revenues. By optimizing our search engine’s quality of service, we will be able to maximize revenues from paid placement as well as our other advertising models.

•

HIPAA. As noted above, we are in discussions with hospitals, medical groups and insurance companies regarding those entities potentially utilizing Gofba’s HIPAA-compliant electronic communication capabilities for the transmission of patient information in order to be HIPAA-compliant. We have not yet signed any agreements with any of these entities but are hopeful we will do so in the near future. In the event we are successful in signing up these entities we believe they will be a strong source of revenue.

•

Gofba Business Listings. For our business listing service we plan to charge businesses around $29.00 per month in order to list their business in our business directory. Although we will be charging businesses for this service, we do not anticipate this will be a big revenue-generator for us, but we hope it will lead some of those businesses to pay us to place advertising on our website.

To date we have not received any revenues from these sources.

Source of Computer Storage and Processing

Since inception we have leased computer storage and processing space from Sunray Trust, a trust for which Anna Chin, one of our officers and directors, is a trustee. Under the terms of a Computer Towers Lease Agreement, Sunray Trust provides us with sufficient space to store the data used in our operations as well as the processors to run our programs and applications in exchange for a monthly rate based on the number of server towers, super computers and virtual servers our business operations require, with the amount modified annually. We first became obligated to pay for these services on January 1, 2009, when the monthly lease payment was $43,758, or $525,096 for the year, which allowed us to utilize 6 towers, 30 super computers and 600 virtual servers. Each year we sign an amendment to the Computer Towers Lease Agreement for our use for the upcoming year. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, we leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually. For 2021, the parties agreed to renew the agreement under the same terms as the end of 2020. We anticipate this will increase in future years as we need resources. The original Computer Towers Lease Agreement terminated on October 20, 2020, and was renewed for an additional five years with a new expiration date of October 30, 2025.

Unique Challenges Presented by Having Users in China

We have a number of users in China, believed to be in the millions. We can identify this by being able to locate their access location through IP Geo Data. As noted herein, one of the unique attributes of our technology is that it allows us to scrub our search engine database of objectionable search results and, therefore, provide a clean search engine option to certain countries that currently disallow many of our competitors. One of these countries is China.

Having users in China creates a unique challenge. First, we don’t “operate” in China. We do not have servers in China. Access to our products and services by persons in China is web-based with the functionality of those services being provided by servers not located in China. All of our servers are located in the United States. Although Chinese law states that all websites and like platforms must have an Internet Content Provider (ICP) License, the reality is they only place the requirement on companies that have servers based in China to provide their products and services. We have attempted to obtain an ICP License through Alibaba Cloud (a local Chinese company), but they have informed us that we don’t qualify for an ICP License since we don’t have any servers in China. Eventually, we plan to put servers in China and apply for an ICP License.

China has not banned our products and services like they have other providers such as Google and Yahoo. We believe this is in large part due to the fact our search engine is scrubbed to almost entirely remove objectionable content. However, part of the risk of operating in China is that the government can block access to products and services without recourse, and, as a result, we are always subject to the discretion of the Chinese government to have users in China.

44

Market Overview

Internet search and related services is a rapidly expanding and influential market as the global landscape of internet users continues to grow. According to Statista, 4.95 billion people around the world used the internet in January 2022 - equivalent to 62.5 percent of the world's total population., with that penetration expected to increase to over 70% of the world’s population by 2023 as the world welcomes another 500 million people online.

Web search has been dominated for years by one major player in U.S. and global markets, Google. Google’s U.S. search market share, however, has decreased by about 3% in the past two years, suggesting an openness to alternative search providers. Taking into account all search providers, there are well over 5 billion search queries performed daily all over the world.

Google, and other large internet giants, including Microsoft, Yahoo, Amazon, and Facebook, each provide a range of integrated services which include search, email, chat, cloud-based storage, and e-commerce.

Gofba is well poised to enter this market due to its proprietary technology that allows it to eliminate or make scarce inappropriate content from searches. Its unparalleled security measures, and range of internet services will create an inclusive and safe internet experience. Gofba’s diverse set of modules places it within this megasite sphere. Uniquely, Gofba is well-positioned as the only site that successfully protects its users from inappropriate content and is steadfast in making security a priority. Increased awareness of the many dangers that threaten internet users presents a high-growth opportunity for Gofba’s services.

Market Leader Analysis

Presently, Gofba is entering the internet market for search, chat, email, e-commerce, and offsite storage.

The chart below details the 2022 revenues, percentage of U.S. market share, and market caps for each dominant player in the respective markets.

Name	Market	2022 Revenue	% U.S. Market Share	Market Cap
Alphabet	Search	$279 billion	92.04%	$1.92 trillion
Amazon	E-commerce	$514 billion	47.05%	$1.69 trillion
Dropbox	Offsite Storage	$2.1 billion	34.44%	$9.3 billion
Meta	Social Media	$116 billion	36.64%	$935 billion

45

Further market analysis reveals:

•	Each company reported a higher revenue in 2022 than in 2021, representing growth in each market segment.

•	Advertising is a major contributor to the revenue of each of these companies. Each of Gofba’s 32 modules either available or in development presents advertising revenue opportunities.

•	Other revenue streams include e-commerce and cloud based storage. Both are avenues that Gofba is pursuing. Gaining a fraction of markets will present significant revenue opportunities for Gofba.

•

Although each company has been categorized within a specific market, it is important to note that each company has many diversified yet integrated product lines and services, positioning Gofba competitively.

•	Each of these companies has achieved massive brand awareness which has undoubtedly contributed to their success in highly competitive markets.

Global Internet Use

According to Stastica, 4.9 billion people around the world used the internet in 2022, 521 million more people have gained access to the internet.

Of Gofba’s 46 million users, the majority have been attracted from two of the three largest markets of internet users worldwide, China and the United States. This has been done through grassroots word of mouth and without promotion. The majority of Gofba’s users are in China with the U.S. close behind. According to Internet World Stats by Miniwatts Marketing Group, China alone accounts for over 20% of the world's internet users with over 1 billion users. The United States is home to 302 million internet users. The second largest market is India with 624 million internet users.

As more people gain access to the internet, education on internet safety and security will become increasingly important. Gofba’s branding as the safe and secure online platform will make our product extremely attractive to internet users and we believe it will continue to generate new users at an exponential rate.

Internet Safety

There is an extensive list of potential dangers that threaten internet users. These include inappropriate content making its way to unsuspecting users’ screens, malware infection, identity theft, privacy invasion through tracking, and a slew of others. Just as useful technology is advancing, so is technology used to hack and harm. These threats are increasing in number and severity. Many present industry leaders have shown to be unwilling or incapable of addressing these threats.

Due to increasing online threats, we believe Gofba enjoys a high-growth opportunity in its position as the safe and clean search engine and megasite alternative.

Gofba targets people that want safe internet experiences.

Some insight into why internet users of all ages can benefit from Gofba’s protection.

46

•	Children are largely unable to recognize most online threats and are susceptible to harm from disguised predators. Children also face developmental risk from exposure to inappropriate content.

•

Studies show that people aged 45 and above are more cautious about sharing information online, but lack the knowledge on how to spot potential danger. With over 80% of baby boomers now using the internet, the population that is in need of education of safe online practices is growing.

•

Research shows that those aged 24 and under reveal more information on the web, but can recognize threats more easily. The reports say younger people’s less restrained online behavior means they’re more likely to be hit by a malware infection.

We believe our products are very attractive to businesses, schools, universities, colleges, and government offices. Gofba’s search results have also been well received in countries where internet usage is restricted, primarily for religious or political reasons. Gofba’s platform is well-suited for settings undertaking the responsibility for children’s use of the internet.

Below are some statistics to show the vast academic and organizational markets that Gofba intends to tap into:

•

According to the National Center for Education Statistics, in the U.S., in fall 2021, an estimated 50.7 million students attended public elementary and secondary schools. Public school systems employed close to 3.7 million full-time teachers.

•	According to the National Center for Education Statistics, in fall 2021, some 19.7 million students attended American colleges and universities, an increase of about 4.7 million since fall 2000.

•	According to Governing magazine, U.S. state and local governments employ over 16 million employees and the Federal government employees another 2.0 million employees.

In the past, we have not invested in advertising. Our user base has grown steadily since 2008 to over 46 million users. We believe this speaks to the need and desire for a safe internet product.

Competition

The search engine, e-mail providers and instant messaging sectors are highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete within the internet industry. We face intense competition from companies much larger than ours, and, as a result, we could struggle to attract users and gain market share. Many of our existing or future competitors have greater financial resources and greater brand name recognition than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole.

We also face competition from other internet providers, search engine providers (such as Google and Yahoo!), instant messaging services, social network companies (such as Facebook), and internet storage companies. We will strive to advance our technology in each of these sectors ahead of our competitors to gain market share.

We also face intense competition in attracting and retaining qualified employees. Our ability to continue to compete effectively will depend upon our ability to attract new employees, retain and motivate our existing employees and to continue to compensate employees competitively.

Intellectual Property

Currently, we do not have any patents, but consider certain elements of our products and services to be trade secrets and we protect it as our intellectual property. Most of our products and services are based on “open-source” code (meaning it is freely available computer code for anyone to use) and, as a result, we cannot get patents to protect our products and services. Additionally, due to the nature of our business the constant upgrades occurring to our types of products and services, patent filings are not really practical. In the future, if we have products or services or processes that are patentable we plan to apply for such patents to protect our products and services.

47

We do own the trademark to “Gofba” under Goods and Services Class IC042 “Providing computer searching services, namely, searching and retrieving information at the customer's request via the Internet; and provision of Internet search engines.”

Staffing

As of December 31, 2022, we contract with 5 consultants and we have employment agreements with our Chief Executive Officer and President.

Human Capital Resources

As noted above, we only have a small number of employees. The remainder of our workforce is consultants due to the nature of our business. As it relates to our employees and the consultants that work with us:

Oversight and Management

Our executive officers are tasked with leading our organization in managing employment-related matters, including recruiting and hiring, onboarding and training, compensation planning, talent management and development. We are committed to providing team members with the training and resources necessary to continually strengthen their skills. Our executive team is responsible for periodically reviewing team member programs and initiatives, including healthcare and other benefits, as well as our management development and succession planning practices. Management periodically reports to the Board regarding our human capital measures and results that guide how we attract, retain and develop a workforce to enable our business strategies.

Diversity, Equity and Inclusion

We believe that a diverse workforce is critical to our success, and we continue to monitor and improve the application of our hiring, retention, compensation and advancement processes for women and underrepresented populations across our workforce, including persons of color, veterans and LGBTQ to enhance our inclusive and diverse culture. We continue to invest in recruiting diverse talent.

Workplace Safety and Health

A vital part of our business is providing our workforce with a safe, healthy and sustainable working environment. We focus on implementing change through workforce observation and feedback channels to recognize risk and continuously improve our processes.

Importantly during 2022, our focus on providing a positive work environment on workplace safety have enabled us to preserve business continuity without sacrificing our commitment to keeping our colleagues and workplace visitors safe during the COVID-19 pandemic. We took immediate action at the onset of the COVID-19 pandemic to enact rigorous safety protocols in our facilities by improving sanitation measures, implementing mandatory social distancing, use of facing coverings, reducing on-site workforce through staggered shifts and schedules, remote working where possible, and restricting visitor access to our locations. These actions helped minimize the impact of COVID-19 on our workforce.

Description of Property

Our executive offices are located in Ontario, California, at 3281 East Guasti Road, Suite 700, Ontario, CA 91761. The lease expired on October 31, 2020, and we are currently renting two offices at the same location on a month-to-month basis.

We also maintain office space at 13358 Monte Vista Ave., Chino, CA 91710. We entered into this lease on October 1, 2017 and it terminates on October 1, 2027. Under the terms of the lease we rent the space primarily for our computer servers and equipment. We pay $16,000 per month in rent. We lease this space from Sunray Trust. Anna Chin, our President, is a trustee of Sunray Trust.

48

Available Information

We are a fully reporting issuer, subject to the Securities Exchange Act of 1934. Our Quarterly Reports, Annual Reports, and other filings can be obtained from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of California as Gofba, Inc. on November 6, 2008.

DESCRIPTION OF PROPERTY

Our executive offices are located in Ontario, California, at 3281 East Guasti Road, Suite 700, Ontario, CA 91761. This office space is approximately 5,600 square feet for approximately $12,500 per month. The lease expired on October 31, 2020, and we are currently renting two offices at the same location on a month-to-month basis.

We also maintain office space at 13358 Monte Vista Ave., Chino, CA 91710. We entered into this lease on October 1, 2017 and it terminates on October 1, 2027. Under the terms of the lease we rent the space primarily for our computer servers and equipment. We pay $16,000 per month in rent. We lease this space from Sunray Trust. Anna Chin, our President, is a trustee of Sunray Trust.

LEGAL PROCEEDINGS

From time to time in the ordinary course of business, Gofba may be named as a defendant in legal proceedings related to various issues, including without limitation, workers’ compensation claims, tort claims, or contractual disputes. We are not currently involved in any material legal proceedings, directly or indirectly, and we are not aware of any claims pending or threatened against us or any of the directors that could result in the commencement of legal proceedings.

49

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not publicly-traded.

Outstanding Common Stock

Our executive officers and directors own an aggregate of 45,202,878 shares. As discussed in detail herein, between 2009 and 2016, approximately 470 individuals or entities, including four investors that are now part of our officer and director group, gave us pre-subscription orders for shares of our common stock at between $1 and $5 per share, to be issued in the future only once we were in a position to issue their shares and if we were going to file to go public. In 2017, we sent a Disclosure Statement to those individuals asking if they wished to confirm their investment in Gofba and receive shares of our common stock, or if they desired to rescind their investment and receive their investment money back. Through July 31, 2019, approximately 350 of those individuals or entities confirmed their investment in Gofba and indicated they wish to receive shares of Gofba common stock, and 45 indicated they wish to rescind their investment in Gofba and receive their investment funds back and have received their investment back, and 31 indicated they wish to receive the investment back but have not received their money back. All those that have requested a refund but not received their funds have indicated they are willing to wait until we are have completed our primary offering that is the subject of this S-1 Registration Statement before they receive their funds back. As of June 30, 2023, we have sold 343,336 shares of our common stock for $1,716,680 under this offering, which is not the entire amount of our primary offering, but is more than the total amount owed to the pre-subscribers requesting a return of their funds. As a result, in early May 2020, we sent letters to all those pre-subscribers that had requested a return of their funds but had not received them yet, asking that they confirm their address to us so we can return their funds. As we receive those letters back from pre-subscribers we will return their funds timely to the address indicated by each pre-subscriber.  During the year ended December 31, 2020, we returned deposits on common stock subscriptions of $454,000. As of June 30, 2023, we had refunded all investments back to pre-subscribers that requested them but still have not received a response from pre-subscribers representing deposits of $129,000, while pre-subscribers representing deposits of $9,000 have rescinded their investments. These amounts represent the only amounts still owed to pre-subscribers.

Holders

As of December 31, 2022, there were 51,152,134 shares of our common stock outstanding held by approximately 500 holders of record. Of these shares, 6,056,156 were held by non-affiliates. As of June 30, 2023, there were 6,043,756 shares held by non-affiliates, which had an estimated market value of $30,176,280, based on the last price we sold our common stock prior to June 30, 2023 ($5.00/share). As of June 30, 2023, there were 51,152,134 shares of our common stock outstanding held by approximately 500 holders of record.

Stock Options, Warrants and Convertible Debentures

As of December 31, 2022, we did not have any outstanding stock options, warrants or convertible debentures.

Dividends

There have been no cash dividends declared on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Dividends are not limited and are declared at the sole discretion of our Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

Currently, we do not have any equity compensation plans. As a result, we did not have any options, warrants or rights outstanding under equity compensation plans as of December 31, 2022.

Preferred Stock

As of December 31, 2022, we did not have any shares of preferred stock issued or outstanding.

Recent Issuance of Unregistered Securities

During the three months ended December 31, 2022 and the six months ended June 30, 2023, we did not issue any unregistered securities.

If our stock is listed on an exchange, we will be subject to the Securities Enforcement and Penny Stock Reform Act of 1990 which requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions, which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

50

Purchases of Equity Securities

 During the year ended December 31, 2022, we did not purchase any of our equity securities.

GOFBA, INC.

SELECTED FINANCIAL DATA

As a smaller reporting company, we are not required to provide this information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Disclaimer Regarding Forward Looking Statements

Our Management’s Discussion and Analysis or Plan of Operation contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include our ability to raise additional funds via the sale of our stock or issuance of notes payable, our ability to generate significant and recurring revenue from our products and services, international, national and local general economic and market conditions; the COVID-19 global pandemic; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Post-Effective Amendment No. 4 to our Registration Statement on Form S-1reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We have developed a unique bundled internet solution, consisting of search, chat, email, and offsite file transfer and storage modules, created to address dangerous, pressing issues not adequately addressed by our competitors. Gofba was established to address the current dangers that threaten the everyday internet user. We see two primary threats. The first is unrestricted, free access to inappropriate material. We have developed proprietary search algorithms which eliminate or make scarce inappropriate material from search results. The second is security. To address this, we have developed proprietary security algorithms which provide an enhanced level of protection for users.

During the current year, we recognized impairment charges on our software development assets. The recognition of these impairment charges was driven by a combination of factors, including changes in market conditions and the impact of the COVID-19 pandemic on our business operations.

The impairment charges primarily related to our intangible assets, including software development costs, as we have not yet generated any revenues from our operations. The total impairment charges recognized during the year amounted to $1.2 million and were recognized as a non-cash expense in the income statement.

Our management recognizes the impact that the impairment charges have had on our financial position and cash flows during the current year. However, management believes that these charges are a one-time event and will not materially affect our ongoing long-term strategy.

Despite the impairment charges recognized during the current year, we remain committed to investing in our business and seeking out revenue generating activities. Our management has identified several key initiatives as part of our long-term strategy.

51

Firstly, we plan to continue investing in software development to create new software products and services that meet the evolving needs of the current marketplace. We recognize that technology and consumer preferences are constantly changing, and it is essential to stay ahead of these changes to remain competitive in the market.

Secondly, we plan to establish partnerships with potential customers to develop custom software solutions and explore possible new revenue streams. This involves building relationships with key industry players and leveraging our expertise to deliver high-quality solutions.

Thirdly, we plan to optimize our operations and improve efficiency to reduce costs and maximize profitability. This involves implementing lean software development processes and investing in automation and technology to streamline operations and improve productivity.

Furthermore, we plan to continue to monitor our assets for potential impairments and adjust the carrying values of our assets as necessary. This ongoing assessment ensures that our financial statements accurately reflect the value of our assets and provide investors with a transparent view of our financial position.

Overall, our management is confident in our ability to execute on our long-term strategy and deliver long-term shareholder value. While the recognition of impairment charges during the current year has had an impact on our financial position, management believes that our ongoing business operations are sound, and we remain committed to investing in our business and driving seeking growth opportunities.

Corporate Overview

We were incorporated in the State of California as Gofba, Inc. on November 6, 2008.

Our offices are located at 3281 E. Guasti Road, Suite 700, Ontario, CA 91761, telephone number (909) 212-7662.

This discussion and analysis should be read in conjunction with our consolidated financial statements included as part of this report.

Critical Accounting Policies

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent liabilities in the consolidated financial statements and accompanying notes. These judgments and estimates are based on past events and expectations of future outcomes. Actual results may differ from our estimates.

We continually review our accounting policies, how they are applied and how they are reported and disclosed in our financial statements. We have reviewed our critical accounting estimates with the audit and compliance committee of our Board of Directors.

See Note 1 of the Notes to the Consolidated Financial Statements for the year ended December 31, 2022 included in Part 1, Item 1 of this Post-Effective Amendment No. 4 to our Registration Statement on Form S-1for a summary of significant accounting policies and the effect on our financial statements.

Following is a summary of our critical accounting estimates and how they are applied in preparation of the financial statements.

Website development in progress

We capitalize the software development costs once the technological feasibility of a product is established. Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established and the evaluation is performed on a product-by-product basis. The technological feasibility of product is established when we have completed all planning, designing, coding, and testing activities that are necessary to establish that the product can be produced to meet its design specifications including functions, features, and technical performance requirements. The amount of software development costs to be capitalized is allocated based on the time and cost of our employees and service providers spend creating and developing the product. As of December 31, 2022, we determined that the website development in progress was impaired and recorded the impairment charge to write down the assets to their fair value of zero.

52

Impairment of Long-lived Assets

We review the recoverability of long-lived assets, such as property and equipment and software development costs, whenever events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable. The assessment for possible impairment is based on our ability to recover the carrying value of the asset or asset group from the expected pre-tax cash flows, undiscounted and without interest charges, from the related operations. If the aggregation of the net cash flows is less than the carrying value of such assets, an impairment loss is recognized for the difference between estimated fair value and carrying value. The determination and measurement of impairment of long-lived assets requires us to estimate future cash flows and the fair value of long-lived assets.

Factors that we estimate include, among others, the economic lives of the assets, sales volume, pricing, inflation, long-term growth rates, cost of capital, marketing and capital spending. The variability of these factors depends on a number of conditions, and thus our accounting estimates may change from period to period. These factors are even more difficult to estimate as a result of uncertainties associated with the scope, severity and duration of the global COVID-19 pandemic. When performing impairment tests, we estimate the fair values of the assets using our best assumptions, which we believe are consistent with those a market participant would use. Furthermore, if we use different assumptions in future periods and estimates when impairment tests are performed, different results could occur.

As of December 31, 2022, we completed an impairment assessment of our capitalized software and determined that the fair value of our capitalized software costs is zero and recorded an impairment loss of $1,188,000 for the year ended December, 31, 2022.

Property and Equipment

Property and equipment is recorded at cost. The Company provides for depreciation over estimated useful lives of between three and six years using the straight-line method. Leasehold improvements are depreciated over the lesser of the estimated useful life or the lease term. Repairs and maintenance expenditures that do not significantly add value to property and equipment, or prolong its life, are charged to expense as incurred. Gains and losses on dispositions of property and equipment are included in the operating results of the related period.

Principles of Consolidation

Our consolidated financial statements include the accounts of Gofba and the accounts of Great Tech, Inc. (GTI), an entity wholly-owned by Gofba’s Chairperson, President and majority stockholder. The consolidated entities are referred to herein as the "Company" and intercompany balances and transactions have been eliminated in consolidation.

Management determined that GTI is a variable interest entity primarily because it is thinly capitalized and may require additional capital to finance its activities. Management also determined that Gofba is the primary beneficiary of GTI based primarily on common stockholders and the related party nature of GTI’s decision-makers and daily business operators.

Recent Accounting Pronouncements

Recent accounting pronouncements are disclosed in Note 1 to our consolidated financial statements.

53

Results of Operations for Years Ended December 31, 2022 and 2021

We have no revenue-generating operations, a material working capital deficit, a history of experiencing operating losses, and a net stockholders’ deficit. Historically, our primary sources of liquidity have come from deposits on common stock subscriptions and operating expenses paid on our behalf by our Chairperson, President and majority stockholder. During 2021and 2022, we continued to develop our technologies, our strategy to monetize our intellectual properties and our business plan. Our management intends to rely on additional sales of our common stock, as well as loans and/or payments from our Chairperson, President and majority stockholder, to provide sufficient liquidity to meet our cash requirements for a period of at least the next twelve months. Given the uncertain nature of our plans, and our reliance on related parties, there is substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern; however, there can be no assurance that our operations will generate substantial revenue or become profitable or that sources of financing, including the issuance of debt and/or equity securities, and continued borrowings from related parties, will be available at times and on terms acceptable to us, or at all. During the year ended December 31, 2022, we issued promissory notes for $572,000 cash proceeds, and sold subscriptions to issue 8,500 shares of common stock in exchange for $42,500 of cash proceeds. As of the date of this report, we continue to seek equity financing which we expect to be sold pursuant to our primary offering in our effective Registration Statement on Form S-1.

We plan to focus on creating revenue generating activities through various initiatives. Since we have not established any recurring sources of revenue to cover our operating costs, we plan to continue to fund our losses through continued issuance of our common stock and receiving financial support from related parties, including our Chairperson, President and majority stockholder.

During the year ended December 31, 2022, we continued efforts in launching our Five Star Business Listing services and GOFBA News modules. During 2022, there were no revenues generated from these two new modules. We expect these new modules to grow and increase in user activity but we cannot reasonably estimate the financial impact at this time on our business.

In March 2020, the World Health Organization characterized a novel coronavirus disease (“COVID-19”) as a pandemic. COVID-19 has had a widespread and detrimental effect on the global economy as a result of the continued increase in the number of cases and affected countries and actions by public health and governmental authorities, businesses, other organizations and individuals to address the outbreak, including travel bans and restrictions, quarantines, shelter in place, stay at home or total lock-down orders and business limitations and shutdowns. The COVID-19 pandemic had a negative impact on our business, results of operations, and development of our technologies by causing increased difficulties in our efforts to raise equity capital. We have relied on third party loans and cash advances from related parties. We expect the pandemic to have a negative impact through 2023. Any resulting financial impact cannot be reasonably estimated at this time, but we expect it will continue to have a material impact on our business, financial condition and results of operations.

54

Summary of Results of Operations

	The Years Ended December 31,
	2022	2021
	(000's)	(000's)
Revenues	$-	$-
Cost of goods sold	-	-
Gross profit (loss)	-	-
Operating expenses:
General and administrative	1,733	2,001
Professional fees	377	389
Depreciation and amortization	54	73
Impairment loss	1,188	-
Total operating expenses	3,352	2,463

Net operating loss	(3,352)	(2,463)

Other income (expense)	-	88

Net Loss	$(3,352)	$(2,375)

 Revenue and Gross Profit

We generated no revenue during the years ended December 31, 2022 and 2021.

Net Loss

Our net loss increased by $977,000 to $3,352,000 during the year ended December 31, 2022 from $2,375,000 during the same period last year. The increase in net loss compared to the prior year is a result of the impairment loss of $1,188,000, which was partially offset by a decline in general and administrative expenses of $268,000, in professional fees of $12,000 and in depreciation and amortization of $19,000. Moreover, the Company also recorded other income of $88,000 attributable to our SBA Loan forgiven in 2021 whereas there was no such forgiveness during the same period this year.

For the year ended December 31, 2022, our most significant expense is included in general and administrative expense and represents over $1 million of services related to our use of a related party’s office space, server towers, super computers and virtual servers. The counterparty to this agreement is a trust controlled by our Chairperson, President and majority stockholder. The annual agreement stipulating the equipment utilized and the monthly fee is ratified and approved by our board of directors.

General and Administrative Expenses

General and administrative expenses decreased by $268,000, to $1,733,000 for the year ended December 31, 2022 from $2,001,000 during the same period last year. During the year 2022, the most significant expenses related to our use of a related party’s server towers, office space, super computers and virtual servers from a trust controlled by our Chairperson, President and majority stockholder in the amount of $1,085,000, software and application maintenance expenses of approximately $208,000, and executive compensation of approximately $56,000 (as an additional $112,000 was capitalized as software development costs). The salary expense results from executive agreements, further discussed below and in the notes to our 2022 consolidated financial statements.

55

Professional Fees

Our professional fees decreased by $12,000, to $377,000 during the year ended December 31, 2022 from $389,000 during the same period in 2021. Professional fees incurred during the year ended December 31, 2022, related principally to our outsourced staffing fees of approximately $226,000 and legal, accounting and public company related expenses of approximately $151,000 associated with us preparing our 2021 Annual Report on Form 10-K, our 2022 Quarterly Reports on Form 10-Q for each quarter ended March 31, 2022, June 30, 2022, and September 30, 2022, and a post-effective amendment to our Registration Statement on Form S-1, which were filed during the year ended December 31, 2022 with the Securities and Exchange Commission. We expect professional fees to fluctuate with the needs of our business and overall strategy to implement our business plan. In the event we undertake a significant transaction, such as an acquisition, securities offering, or file a registration statement, we would expect these fees to substantially increase during that period.

Depreciation and Amortization Expenses

Our depreciation and amortization expenses decreased by $19,000 to $54,000 from $73,000 during the year ended December 31, 2022, as compared to the same period last year.

Impairment loss

During the year ended December 31, 2022, we performed an impairment test of the capitalized software and software development in progress. We determined that the fair value of the assets was less than their carrying value, resulting in an impairment of $1,188,000. There was no such loss in the same period in 2021.

Other Income (Expense)

We received loans obtained under the CARES Act in 2021 in the amount of $88,000. In August 2021, all amounts due pursuant to the $88,000 loan, including accrued interest, were forgiven. As a result, we recognized other income of $88,000 during the year ended December 31, 2021 and the balance due under the loan was $0 as of December 31, 2022 and 2021.

Liquidity and Capital Resources

We are still developing our technology platforms and technologies and are incurring operating losses. As a result, we have no recurring revenue streams and we have never generated positive operating cash flows. Our cash on hand as of December 31, 2022 was $1,000 and our monthly cash flow burn rate was approximately $60,000. To assist with our cash requirements, during the year ended December 31, 2022, we obtained $572,000 of cash proceeds from the issuance of promissory notes payable to existing investors and Board of Director. We need to continue raising funds through debt or equity financings for the remainder of 2022 to meet our current monthly cash requirements of approximately $40,000. In addition, we have incurred a significant amounts of debt, $1.9 million including accrued interest, which is due beginning December 1, 2022. Since inception, our liquidity has been tight and we have significant short-term cash needs. Historically, these needs were satisfied through proceeds from deposits received for the sales of our common stock and loan and/or payments made on our behalf by our Chairperson, President and majority stockholder. We currently do not believe we will be able to satisfy our cash needs from our revenues for at least several years to come.

During the year ended December 31, 2022, we continued to develop our platform and technologies, strategy to monetize our intellectual properties and our business plan. We intend to rely on additional sales of the our common stock, as well as related party relationships and resources, to provide sufficient liquidity to meet our cash requirements for a period of at least the next twelve months. Given the uncertain nature of these plans, there is substantial doubt about our ability to continue as a going concern. There can be no assurance that our operations will become profitable or that sources of financing, including the issuance of debt and/or equity securities, and borrowings from related parties, will be available at times and on terms acceptable to us, or at all. During the year ended December 31, 2022, we sold 8,500 shares of stock subscriptions for cash proceeds of $42,500 and made no payments to return deposits on common stock subscriptions.

We plan to focus on creating plans to revenue generating activities through various initiatives. Since we have not established any sources of recurring revenue to cover our operating costs, we plan to continue to fund our losses through continued issuance of our common stock and support from our majority stockholder and other related parties.

56

In order to repay our obligations in full, or in part, when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

As stated earlier in this report, the impact of the COVID-19 pandemic is highly uncertain and cannot be predicted with confidence; however, management expects it to negatively impact the development of the Company’s technologies and its ability to raise capital.

Cash Requirements

We had cash balances of $1,000 and $45,000 as of December 31, 2022 and 2021, respectively. Based on limited revenues, current cash balances and current expected monthly cash burn rate of approximately $40,000, we will need financial support from related parties and will need to raise money from the issuance of equity and/or debt securities, to fund operations. Further, we have a $1,285,000 note payable that is contractually due on January 1, 2024 (as amended), along with accrued interest of $317,000. During the year ended December 31, 2022, we continued to seek out additional debt and/or equity financing. In July 2022 and December 2022, we obtained an $110,000 promissory note and a $8,170 promissory note, respectively. We may not be successful in obtaining the continued financial support of related parties and unrelated parties, borrowing additional funds or raising money from the issuance of our securities.

Sources and Uses of Cash

Operating

We used cash for operating activities of $693,000 during the years ended December 31, 2022, as compared to $671,000 for the same period in 2021. The most significant factor in our operating cash used is our net loss, adjusted for non-cash expenses. In 2022, the net cash used in operating activities consisted primarily of our net loss of $3,233,000, offset by non-cash lease expenses of $1,277,000 and impairment loss of $1,188,000. In 2021, the net cash used in operating activities consisted primarily of our net loss of $2,272,000, which was offset by non-cash lease expenses of $1,265,000. We expect to continue to use significant cash amounts in our operating activities.

Investing

We did not use any cash in investing activities during year ended December 31, 2022 and 2021. We expect to use cash in investing activities in future periods, the extent of which is dependent on the availability of cash and business needs.

Financing

Net cash provided by financing activities for the year ended December 31, 2022 was $649,000, compared to $680,000 for the same period in 2021. During the year ended December 31, 2022, cash proceeds from the sale of common stock subscriptions were $42,500, and net advances from stockholder payable were $28,000. We also received $578,000 from promissory notes issued to existing investors and member of Board of Directors. During the same period last year, cash proceeds from the sale of common stock subscriptions were $77,000, and net advances from stockholder payable were $185,000. Additionally, during the same period last year, we received $88,000 from a Small Business Administration loan obtained under the CARES Act.

Contractual Obligations

As a smaller reporting company, we are not required to provide this information.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

57

Related Party Transactions

On May 14, 2018, we entered into employment agreements with Anna Chin and William DeLisi to serve as our President and Chief Executive Officer, respectively, under which we agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,000, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending the term for one additional year. In the event we are not able to pay Ms. Chin and/or Mr. DeLisi cash compensation for their salaries, we may issue shares of our common stock, valued at $5.00 per share, in lieu of such cash compensation. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits and certain severance payments in the event of termination. As of December 31, 2022 and 2021, $889,000 and 805,000 are due to these officers.

Since our inception, we have leased access to server towers, super computers and virtual servers from a trust controlled by our Chairperson, President and majority stockholder. Under the terms of the agreement, we first became obligated to pay for these services on January 1, 2009, when the monthly payment was $44,000 or $525,000 for the 2009 year. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, we leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually. For 2021, the parties agreed to renew the agreement under the same terms as the end of 2020. For the years ended December 31, 2022 and 2021, expenses associated with these services were $1,085,000 and $1,085,000, respectively. Our board of directors has ratified and approved the terms of each annual service agreement. The agreement expired on October 30, 2020 and was renewed through October 30, 2025. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable.

In October 2017, we entered into an operating lease with a trust controlled by our Chairperson, President, and majority stockholder for office and internet server space for monthly rent of $16,000. The agreement expires October 1, 2027. Amounts owed to the Chairperson, President and majority stockholder under this arrangement are included in stockholder payable.

We have primarily relied on the financial and human resources, relationships, funding and expertise of our founding stockholders, who are husband and wife, since inception. As a result, we advance and receive funds as our cash needs dictate and during the years ended December 31, 2022 and 2021, amounts funded to us by our Chairperson, President and majority stockholder were $1,308,000 and $1,457,000, respectively, and amounts returned during the same periods were $3,000 and $6,000, respectively. As of December 31, 2022 and 2021, the stockholder payable balance outstanding was $8,331,000 and $8,331,000, respectively. The stockholder payable does not bear interest, is not collateralized and has no formal repayment terms.

On December 12, 2022, July 21, 2022, May 6, 2022, February 24, 2022, March 31, 2022, November 18, 2021, and June 18, 2021 and, we entered into promissory notes with investors and a Board of Director of the Company. See Note 6 to the accompanying consolidated financial statements included in this report for further discussion.

58

Critical Accounting Policies for Quarter Ended March 31, 2023

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent liabilities in the consolidated financial statements and accompanying notes.  These judgments and estimates are based on past events and expectations of future outcomes. Actual results may differ from our estimates.

We continually review our accounting policies, how they are applied and how they are reported and disclosed in our financial statements. We have reviewed our critical accounting estimates with the audit and compliance committee of our Board of Directors.

See Note 1 of the Notes to the Consolidated Financial Statements for the quarters ended March 31, 2023 and 2022 included in  Part 1, Item 1 of this Post-Effective Amendment No. 4 to our Registration Statement on Form S-1for a summary of significant accounting policies and the effect on our financial statements.

Following is a summary of our critical accounting estimates and how they are applied in preparation of the financial statements.

Website development in progress

We capitalize the software development costs once the technological feasibility of a product is established. Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established and the evaluation is performed on a product-by-product basis. The technological feasibility of product is established when we have completed all planning, designing, coding, and testing activities that are necessary to establish that the product can be produced to meet its design specifications including functions, features, and technical performance requirements. The amount of software development costs to be capitalized is allocated based on the time and cost of our employees and service providers spend creating and developing the product. As of March 31, 2023, and December 31, 2022 we determined that the website development in progress was impaired and recorded the impairment charge to write down the assets to their fair value of zero.

59

Impairment of Long-lived Assets

We review the recoverability of long-lived assets, such as property and equipment and software development costs, whenever events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable. The assessment for possible impairment is based on our ability to recover the carrying value of the asset or asset group from the expected pre-tax cash flows, undiscounted and without interest charges, from the related operations. If the aggregation of the net cash flows is less than the carrying value of such assets, an impairment loss is recognized for the difference between estimated fair value and carrying value. The determination and measurement of impairment of long-lived assets requires us to estimate future cash flows and the fair value of long-lived assets.

Factors that we estimate include, among others, the economic lives of the assets, sales volume, pricing, inflation, long-term growth rates, cost of capital, marketing and capital spending. The variability of these factors depends on a number of conditions, and thus our accounting estimates may change from period to period. When performing impairment tests, we estimate the fair values of the assets using our best assumptions, which we believe are consistent with those a market participant would use. Furthermore, if we use different assumptions in future periods and estimates when impairment tests are performed, different results could occur.

As of March 31, 2023, we completed an impairment assessment of our capitalized software and determined that the fair value of our capitalized software costs is zero.

Property and Equipment

Property and equipment is recorded at cost. The Company provides for depreciation over estimated useful lives of between three and six years using the straight-line method. Leasehold improvements are depreciated over the lesser of the estimated useful life or the lease term. Repairs and maintenance expenditures that do not significantly add value to property and equipment, or prolong its life, are charged to expense as incurred. Gains and losses on dispositions of property and equipment are included in the operating results of the related period.

Principles of Consolidation

Our consolidated financial statements include the accounts of Gofba and the accounts of Great Tech, Inc. (GTI), an entity wholly-owned by Gofba’s Chairperson, President and majority stockholder. The consolidated entities are referred to herein as the "Company" and intercompany balances and transactions have been eliminated in consolidation.

Management determined that GTI is a variable interest entity primarily because it is thinly capitalized and may require additional capital to finance its activities. Management also determined that Gofba is the primary beneficiary of GTI based primarily on common stockholders and the related party nature of GTI’s decision-makers and daily business operators.

Recent Accounting Pronouncements

Recent accounting pronouncements are disclosed in Note 1 to our consolidated financial statements.

60

Results of Operations for the Quarters Ended March 31, 2023 and 2022

We have no revenue-generating operations, a material working capital deficit, a history of experiencing operating losses, and a net stockholders’ deficit. Historically, our primary sources of liquidity have come from deposits on common stock subscriptions and operating expenses paid on our behalf by our Chairperson, President and majority stockholder. During 2022 and the year-to-date period in 2023, we continued to develop our technologies, our strategy to monetize our intellectual properties and our business plan. Our management intends to rely on additional sales of our common stock, as well as loans and/or payments from our Chairperson, President and majority stockholder, to provide sufficient liquidity to meet our cash requirements for a period of at least the next twelve months. Given the uncertain nature of our plans, and our reliance on related parties, there is substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern; however, there can be no assurance that our operations will generate substantial revenue or become profitable or that sources of financing, including the issuance of debt and/or equity securities, and continued borrowings from related parties, will be available at times and on terms acceptable to us, or at all. During the three months ended March 31, 2023, we issued promissory notes for $247,000 cash proceeds. As of the date of this report, we continue to seek equity financing which we expect to be sold pursuant to our primary offering in our effective Registration Statement on Form S-1, which we are currently in process of amending and expect completion in the next fiscal quarter.

We plan to focus on creating revenue generating activities through various initiatives. Since we have not established any recurring sources of revenue to cover our operating costs, we plan to continue to fund our losses through continued issuance of our common stock and receiving financial support from related parties, including our Chairperson, President and majority stockholder.

During the three months ended March 31, 2023, we continued efforts in launching our Five Star Business Listing services and GOFBA News modules. During the first quarter of 2023, there were no revenues generated from these two new modules. We expect these new modules to grow and increase in user activity but we cannot reasonably estimate the financial impact at this time on our business.

Summary of Results of Operations

	The Three Months Ended March 31,
	2023	2022
	(000's)	(000's)
Revenues	$-	$-
Cost of goods sold	-	-
Gross profit (loss)	-	-
Operating expenses:
General and administrative	438	464
Professional fees	64	122
Depreciation and amortization	-	16
Total operating expenses	502	602

Net operating loss	(502)	(602)

Net Loss	$(502)	$(602)

 Revenue and Gross Profit

We generated no revenue during the three months ended March 31, 2023 and 2022.

61

Net Loss

Our net loss decreased by $100,000 to $502,000 during the three months ended March 31, 2023 from $602,000 during the same period last year. The decrease in net loss compared to the prior year is a result of the decline in general and administrative expenses of $26,000, in professional fees of $58,000 and in depreciation and amortization of $16,000.

For the three months ended March 31, 2023, our most significant expense is included in general and administrative expense and represents over $300,000 of services related to our use of a related party’s office space, server towers, super computers and virtual servers. The counterparty to this agreement is a trust controlled by our Chairperson, President and majority stockholder. The annual agreement stipulating the equipment utilized and the monthly fee is ratified and approved by our board of directors.

General and Administrative Expenses

General and administrative expenses decreased by $26,000, to $438,000 for the three months ended March 31, 2023 from $464,000 during the same period last year. During the three months ended March 31, 2023, the most significant expenses related to our use of a related party’s server towers, office space, super computers and virtual servers from a trust controlled by our Chairperson, President and majority stockholder in the amount of $319,000, and executive compensation of approximately $70,000. The salary expense results from executive agreements, further discussed below and in the notes. General and administrative expense also inlcudes legal, accounting and public company related expenses of approximately $59,000 associated with us preparing our 2022 Annual Report on Form 10-K, our 2023 Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, and a post-effective amendment to our Registration Statement on Form S-1, which were filed during the three months ended March 31, 2023 with the Securities and Exchange Commission. We expect professional fees to fluctuate with the needs of our business and overall strategy to implement our business plan. In the event we undertake a significant transaction, such as an acquisition, securities offering, or file a registration statement, we would expect these fees to substantially increase during that period.

Depreciation and Amortization Expenses

Our depreciation and amortization expenses decreased by $16,000 to zero from $16,000 during the three months ended March 31, 2023, as compared to the same period last year. Fixed assets have been became fully depreciated during the last quarter of 2022.

Liquidity and Capital Resources

We are still developing our technology platforms and technologies and are incurring operating losses. As a result, we have no recurring revenue streams and we have never generated positive operating cash flows. Our cash on hand as of March 31, 2023 was $1,000 and our monthly cash flow burn rate was approximately $80,000. To assist with our cash requirements, during the three months ended March 31, 2023, we obtained $247,000 of cash proceeds from the issuance of promissory notes payable to existing investors and Board of Director. We need to continue raising funds through debt or equity financings for the remainder of 2023 to meet our current monthly cash requirements of approximately $60,000. In addition, we have incurred a significant amounts of debt, $2.4 million including accrued interest, which is due beginning December 1, 2023. Since inception, our liquidity has been tight and we have significant short-term cash needs. Historically, these needs were satisfied through proceeds from deposits received for the sales of our common stock and loan and/or payments made on our behalf by our Chairperson, President and majority stockholder. We currently do not believe we will be able to satisfy our cash needs from our revenues for at least several years to come.

During the three months ended March 31, 2023, we continued to develop our platform and technologies, strategy to monetize our intellectual properties and our business plan. We intend to rely on additional sales of the our common stock, as well as related party relationships and resources, to provide sufficient liquidity to meet our cash requirements for a period of at least the next twelve months. Given the uncertain nature of these plans, there is substantial doubt about our ability to continue as a going concern. There can be no assurance that our operations will become profitable or that sources of financing, including the issuance of debt and/or equity securities, and borrowings from related parties, will be available at times and on terms acceptable to us, or at all. During the three months ended March 31, 2023, we sold no shares of stock subscriptions and made no payments to return deposits on common stock subscriptions.

62

We plan to focus on creating plans to revenue generating activities through various initiatives. Since we have not established any sources of recurring revenue to cover our operating costs, we plan to continue to fund our losses through continued issuance of our common stock and support from our majority stockholder and other related parties.

In order to repay our obligations in full, or in part, when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

We had cash balances of $1,000 and $1,000 as of March 31, 2023 and December 31, 2022, respectively. Based on limited revenues, current cash balances and current expected monthly cash burn rate of approximately $80,000, we will need financial support from related parties and will need to raise money from the issuance of equity and/or debt securities, to fund operations. Further, we have a $1,285,000 note payable that is contractually due on January 1, 2024 (as amended), along with accrued interest of $316,000. During the three months ended March 31, 2023, we continued to seek out additional debt and/or equity financing by obtaining promissory notes of total $247,000. In July 2022 and December 2022, we obtained an $110,000 promissory note and a $8,170 promissory note, respectively. We may not be successful in obtaining the continued financial support of related parties and unrelated parties, borrowing additional funds or raising money from the issuance of our securities.

Sources and Uses of Cash

Operating

We used cash for operating activities of $254,000 during the three months ended March 31, 2023, as compared to $108,000 for the same period in 2022. The most significant factor in our operating cash used is our net loss, adjusted for non-cash expenses and impairment loss. In three months ended March 31, 2023, the net cash used in operating activities consisted primarily of our net loss of $502,000, offset by non-cash lease expenses of $319,000. In the three months ended March 31, 2022, the net cash used in operating activities consisted primarily of our net loss of $602,000, which was offset by non-cash lease expenses of $319,000. We expect to continue to use significant cash amounts in our operating activities.

Investing

We did not use any cash in investing activities during year ended March 31, 2023 and 2022. We expect to use cash in investing activities in future periods, the extent of which is dependent on the availability of cash and business needs.

Financing

Net cash provided by financing activities for the three months ended March 31, 2023 was $254,000, compared to $84,000 for the same period in 2022. During the three months ended March 31, 2023, cash proceeds from the promissory notes issued to existing members of Board of Directors were $247,000, and net advances from stockholder payable were $7,000. During the same period last year, cash proceeds from the sale of common stock subscriptions were $43,000, a promissory note of $42,000, and net repayments against stockholder payable were $1,000.

Contractual Obligations

As a smaller reporting company, we are not required to provide this information.

63

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Related Party Transactions

On May 14, 2018, we entered into employment agreements with Anna Chin and William DeLisi to serve as our President and Chief Executive Officer, respectively, under which we agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,000, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending the term for one additional year. In the event we are not able to pay Ms. Chin and/or Mr. DeLisi cash compensation for their salaries, we may issue shares of our common stock, valued at $5.00 per share, in lieu of such cash compensation. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits and certain severance payments in the event of termination. As of March 31, 2023 and December 31, 2022, $893,000 and 889,000 are due to these officers.

Since our inception, we have leased access to server towers, super computers and virtual servers from a trust controlled by our Chairperson, President and majority stockholder. Under the terms of the agreement, we first became obligated to pay for these services on January 1, 2009, when the monthly payment was $44,000 or $525,000 for the 2009 year. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, we leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually. For 2021, the parties agreed to renew the agreement under the same terms as the end of 2020. For the three months ended March 31, 2023 and 2022, expenses associated with these services were $271,000 and $271,000, respectively. Our board of directors has ratified and approved the terms of each annual service agreement. The agreement expired on October 30, 2020 and was renewed through October 30, 2025. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable.

In October 2017, we entered into an operating lease with a trust controlled by our Chairperson, President, and majority stockholder for office and internet server space for monthly rent of $16,000. The agreement expires October 1, 2027. Amounts owed to the Chairperson, President and majority stockholder under this arrangement are included in stockholder payable.

We have primarily relied on the financial and human resources, relationships, funding and expertise of our founding stockholders, who are husband and wife, since inception. As a result, we advance and receive funds as our cash needs dictate and during the three months ended March 31, 2023 and 2022, amounts funded to us by our Chairperson, President and majority stockholder were $327,000 and $319,000, respectively, and amounts returned during the same periods were $1,000 and $1,000, respectively. As of March 31, 2023 and December 31, 2022, the stockholder payable balance outstanding was $8,658,000 and $8,331,000, respectively. The stockholder payable does not bear interest, is not collateralized and has no formal repayment terms.

On March 02, 2023, February 28, 2023, December 12, 2022, July 21, 2022, May 6, 2022, February 24, 2022, March 31, 2022, November 18, 2021, and June 18, 2021 and, we entered into promissory notes with investors and a Board of Director of the Company. See Note 7 to the accompanying unaudited interim consolidated financial statements included in this report for further discussion.

64

ITEM 8. Consolidated Financial Statements

INDEX

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Gofba, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Gofba, Inc. (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022 and 2021, and the consolidated results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses, negative cash flows from operations, and has limited liquidity, and management believes the Company does not currently possess sufficient working capital to fund its operations for a period of at least twelve months. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of a Matter

As summarized in Note 12 to the consolidated financial statements, the accompanying consolidated financial statements include significant transactions with related parties, and as a result, may not be indicative of the consolidated financial position or results of operations had the Company operated as an independent entity.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Continued)

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

We have served as the Company’s auditor since 2017.

Irvine, California

March 31, 2023

F-3

GOFBA, INC.

Consolidated Balance Sheets

As of December 31, 2022 and 2021

	December 31,
	2022	2021
Assets	(000's)	(000's)
Current assets
Cash and cash equivalents	$1	$45
Prepaid expenses and other current assets	28	28

Total current assets	29	73

Property and equipment, net	2	17
Software development costs, net (Note 3)	-	1,018
Right-of-use assets (Note 9)	3,567	4,557

Total assets	$3,598	$5,665

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$2,358	$2,108
Current lease liabilities (Note 9)	1,061	990
Deposits on common stock subscriptions (Note 4)	131	131
Stockholder payable (Note 5)	8,331	7,026
Note payable (Note 6)	402	330
Note payable - related party (Note 7)	1,691	1,285
Interest payable – related party (Note 7)	317	236
Total current liabilities	14,291	12,105

Long-term liabilities
Note payable - related party (Note 7)	118	-
Noncurrent lease liabilities (Note 9)	2,506	3,567
Total noncurrent liabilities	2,624	3,567

Total liabilities	16,915	15,672

Commitments and contingencies (Notes 7, 9, 11, 12)

Stockholders’ deficit (Note 4)
Common stock, no par value; 200,000,000 shares
authorized; 51,152,134 and 51,143,634 shares
outstanding at December 2022 and 2021, respectively	16,544	16,501
Non-controlling interest	(2,679)	(2,560)
Accumulated deficit	(27,182)	(23,949)

Total stockholders’ deficit	(13,317)	(10,008)

Total liabilities and stockholders’ deficit	$3,598	$5,665

See accompanying notes to consolidated financial statements and

Report of Independent Registered Public Accounting Firm.

F-4

GOFBA, INC.

Consolidated Statements of Operations

For the Years Ended December 31, 2022 and 2021

	The Years Ended December 31,
	2022	2021
	(000's)	(000's)
	(except share and per share amounts)
Revenues	$-	-
Cost of goods sold	-	-

Gross profit	-	-
Costs and expenses
General and administrative	1,733	2,001
Professional fees	377	389
Depreciation and amortization	54	73
Impairment loss	1,188	-

Total costs and expenses	3,352	2,463

Loss from operations	(3,352)	(2,463)

Other income (expense)	-	88

Net loss	(3,352)	(2,375)

Net loss attributable to non-controlling interest	(119)	(103)

Net loss attributable to the Company	$(3,233)	$(2,272)

Net loss per share
Basic	$(0.06)	$(0.04)
Diluted	$(0.06)	$(0.04)

Weighted average common shares outstanding
Basic	51,150,624	51,134,964
Diluted	51,150,624	51,134,964

See accompanying notes to consolidated financial statements and

Report of Independent Registered Public Accounting Firm.

F-5

GOFBA, INC.

 Consolidated Statements of Stockholders’ Deficit

For the Years Ended December 31, 2022 and 2021

	Common Stock		Non-controlling	Accumulated
	Shares	Amount	Interest	Deficit	Total
		(000's)	(000's)	(000's)	(000's)
Balance, December 31, 2020	51,128,298	$16,424	$(2,457)	$(21,677)	$(7,710)
Sales of common stock for cash (Note 4)	15,336	77	-	-	77
Net loss	-	-	(103)	(2,272)	(2,375)
Balance, December 31, 2021	51,143,634	16,501	(2,560)	(23,949)	(10,008)
Sales of common stock for cash (Note 4)	8,500	43	-	-	43
Net loss	-	-	(119)	(3,233)	(3,352)
Balance, December 31, 2022	51,152,134	$16,544	$(2,679)	$(27,182)	$(13,317)

See accompanying notes to consolidated financial statements and

Report of Independent Registered Public Accounting Firm.

F-6

GOFBA, INC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2022 and 2021

	The Years Ended December 31,
	2022	2021
	(000's)	(000's)
Cash flows from operating activities
Net loss	$(3,352)	$(2,375)
Less: Net loss attributable to non-controlling interest	119	103
Net loss attributable to the Company	(3,233)	(2,272)
Adjustments to reconcile net loss to net cash
used in operating activities:
Net loss attributable to non-controlling interest	(119)	(103)
SBA Loan forgiveness (Note 8)	-	(88)
Non-cash lease expense (Note 9)	1,277	1,265
Impairment charge	1,188	-
Depreciation and amortization expense	54	73
Changes in:
Prepaid expenses and other current assets	-	-
Accounts payable and accrued expenses	41	12
Interest payable - note payable	18	378
Interest payable - related party	81	64
Net cash used in operating activities	(693)	(671)

Cash flows from financing activities
Proceeds from sales of common stock	43	77
Proceeds from SBA Loan	-	88
Proceeds from note payable - related party	524	-
Proceeds from note payable	54	330
Net advances from stockholder payable	28	185

Net cash provided by financing activities	649	680
Net (decrease) increase in cash and cash equivalents	(44)	9

Cash and cash equivalents, beginning of the period	45	36

Cash and cash equivalents, end of period	$1	$45

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1	$10
Income taxes	$1	$1

Non-cash investing activities:
Accrual of software developments costs	$209	$220

See accompanying notes to consolidated financial statements and

Report of Independent Registered Public Accounting Firm.

F-7

1. Business and Significant Accounting Policies

Business

Gofba, Inc. (“Gofba”) was incorporated on November 6, 2008, pursuant to the laws of the State of California. The Company has developed a unique bundled internet solution, consisting of search, chat, email, and offsite file transfer and storage modules, created to address dangerous, pressing issues not adequately addressed by its competitors. Gofba was established to provide users with a safe haven on the internet.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on an accrual basis of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”), as set forth in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Gofba and the accounts of Great Tech, Inc. (“GTI”), an entity wholly-owned by Gofba’s Chairperson, President and majority stockholder. The consolidated entities are referred to herein as the “Company” and intercompany balances and transactions have been eliminated in consolidation.

Management determined that GTI is a variable interest entity primarily because it is thinly capitalized and may require additional capital to finance its activities. Management also determined that Gofba is the primary beneficiary of GTI based primarily on common stockholders and the related party nature of GTI’s decision-makers and daily business operators.

Management Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-8

Future Operations, Liquidity, and Capital Resources

The Company has not yet commenced its primary revenue-generating operations and has a material working capital deficit, a history of experiencing operating losses, and a net stockholders’ deficit. Historically, the Company’s primary sources of liquidity come from sales of subscriptions to purchase shares of the Company’s common stock. During the year ended December 31, 2022, subject to available cash flows, the Company continued to develop its technologies, its strategy to monetize its intellectual properties and its business plan. Management intends to rely on additional sales of the Company’s common stock, as well as related party relationships, to provide sufficient liquidity to meet the Company’s cash requirements for a period of at least the next twelve months. Given the uncertain nature of management’s plans, combined with the Company’s significant stockholders’ deficit, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, there can be no assurance that its operations will become profitable or that sources of financing, including the issuance of debt and/or equity securities, will be available at times and on terms acceptable to the Company, or at all. From January 1, 2022 through December 31, 2022, the Company sold subscriptions to issue 8,500 shares of its common stock to 4 non-affiliated investors in exchange for $42,500 of cash proceeds and received cash proceeds of $572,000 from the issuance of notes payable. All stock sales were made pursuant to the Company’s primary offering in its effective Registration Statement on Form S-1. The Company requires significant amounts of cash to fund its planned development activities and repay its debt, and as such management plans to raise additional funds throughout 2023 to meet its working capital needs.

The Company plans to continue its focus on creating new revenue generating activities through various initiatives. Since the Company experienced impairment losses (further discussed below) and since the Company has not completed development of its technologies and has not established any sources of recurring revenue to cover its operating costs, the Company plans to continue to fund its losses through continued issuance of its common stock and support from its primary stockholder and other related parties.

In March 2020, the World Health Organization characterized a novel coronavirus disease (“COVID-19”) as a pandemic. COVID-19 has had a widespread and detrimental effect on the global economy as a result of the continued increase in the number of cases and affected countries and actions by public health and governmental authorities, businesses, other organizations and individuals to address the outbreak, including travel bans and restrictions, quarantines, shelter in place, stay at home or total lock-down orders and business limitations and shutdowns. The ultimate impact of the COVID-19 pandemic on the Company’s business, results of operations, development of the Company’s technologies, and ability to raise capital is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Any resulting financial impact cannot be reasonably estimated at this time, but management expects it will continue to have a material impact on the Company’s business, financial condition and results of operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents. Substantially all of the Company’s cash and cash equivalents are maintained at two financial institutions domiciled in the United States. Amounts on deposit with these financial institutions may, from time to time, exceed the federally-insured limit.

Property and Equipment

Property and equipment is recorded at cost. The Company provides for depreciation over estimated useful lives of between three and six years using the straight-line method. Leasehold improvements are depreciated over the lesser of the estimated useful life or the lease term. Repairs and maintenance expenditures that do not significantly add value to property and equipment, or prolong its life, are charged to expense as incurred. Gains and losses on dispositions of property and equipment are included in the operating results of the related period.

F-9

Software Development Costs

Software development costs are capitalized once the technological feasibility of a product is established. Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established and the evaluation is performed on a product-by-product basis. For products where proven technology exists, this may occur early in the development cycle. When a product is ready for its intended use, capitalized software development costs are amortized over an estimated useful life of four years.

Impairment of Long-Lived Assets

Management reviews the recoverability of long-lived assets, such as property and equipment and software development costs, whenever events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable. The assessment for possible impairment is based on the Company’s ability to recover the carrying value of the asset or asset group from the expected pre-tax cash flows, undiscounted and without interest charges, from the related operations. If the aggregation of the net cash flows is less than the carrying value of such assets, an impairment loss is recognized for the difference between estimated fair value and carrying value. The determination and measurement of impairment of long-lived assets requires management to estimate future cash flows and the fair value of long-lived assets.

Factors that management estimates include, among others, the economic lives of the assets, sales volume, pricing, inflation, long-term growth rates, cost of capital, marketing and capital spending. The variability of these factors depends on a number of conditions, and thus our accounting estimates may change from period to period. These factors are even more difficult to estimate as a result of uncertainties associated with the scope, severity and duration of the global COVID-19 pandemic. When performing impairment tests, the Company estimates the fair values of the assets using management’s best assumptions, which it believes are consistent with those a market participant would use. Furthermore, if management uses different assumptions in future periods and estimates when impairment tests are performed, different results amounts could occur.

As of December 31, 2022, the Company completed an impairment assessment of the Company's capitalized software and as a result determined that the fair value of its capitalized software costs is zero and recorded an impairment loss of $1,188,000 for the year ended December, 31, 2022.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

The Company’s net deferred tax assets at December 31, 2022 and 2021 consist principally of net operating losses. The Company provided a 100% valuation allowance for the tax effect of these net operating losses, and as a result, no benefit for income taxes has been provided in the accompanying consolidated statements of operations. The Company provided the valuation allowance since management could not determine that it was “more likely than not” that the benefits of the deferred tax assets would be realized.

F-10

U.S. GAAP prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. A favorable tax position is to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company did not recognize any adjustments regarding its tax accounting treatments for the year ended December 31, 2022 and 2021. As a result of the Company’s net operating losses, all income tax return years remain open to examination by tax authorities.

Net Loss per Share

Basic net loss per share is calculated by dividing net loss by the weighted-average common shares outstanding during the period. Diluted net loss per share is calculated by dividing the net loss by the weighted-average shares and dilutive potential common shares outstanding during the period. When applicable, dilutive potential shares may consist of dilutive shares issuable upon the exercise or vesting of outstanding stock options and warrants computed using the treasury stock method. During a period where a net loss is incurred, dilutive potential shares are excluded from the computation of dilutive net loss per share, as the inclusion is anti-dilutive.

Leases

The Company determines if a contract contains a lease at its inception based on whether or not the Company has the right to control the asset during the contract period and other facts and circumstances. The Company is the lessee in a lease contract when it obtains the right to control the asset. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease. Operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease and are included in our current and noncurrent liabilities in its consolidated balance sheet. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the Company's consolidated balance sheet and are expensed on a straight-line basis over the lease term in the Company's consolidated statement of income. When determining the lease term, the Company includes renewal or termination options that it is reasonably certain to exercise. As most of the Company leases do not provide an implicit interest rate, the Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”) as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards. ASU 2019-12 removes certain exceptions from Topic 740, Income Taxes, including (i) the exception to the incremental approach for intra period tax allocation; (ii) the exception to accounting for basis differences when there are ownership changes in foreign investments; and (iii) the exception in interim period income tax accounting for year-to-date losses that exceed anticipated losses. ASU 2019-12 also simplifies GAAP in several other areas of Topic 740 such as (i) franchise taxes and other taxes partially based on income; (ii) transactions with a government that result in a step up in the tax basis of goodwill; (iii) separate financial statements of entities not subject to tax; and (iv) enacted changes in tax laws in interim periods. ASU 2019-12 is effective for annual reporting periods beginning after December 15, 2021 (and interim periods within fiscal year 2023), and early adoption is permitted. The Company has adopted ASU 2019-12 on its consolidated financial statements and related disclosures.

F-11

2. Property and Equipment

Property and equipment, net consisted of the following:

	December 31 ,
	2022	2021

Office furniture, equipment and software	$206,000	$206,000
Less accumulated depreciation	(204,000)	(189,000)
Property and equipment, net	$2,000	$17,000

Depreciation expense for the years ended December 31, 2022 and 2021 was $15,000 and $27,000, respectively.

3. Software Development Costs

Software development costs, net consisted of the following:

	December 31,
	2022	2021

Capitalized software in-process	$1,097,000	$888,000
Website development	763,000	763,000
Less accumulated amortization	(672,000)	(633,000)
Software Impairment	(1,188,000)	-
Software development costs, net	$-	$1,018,000

Amortization expense for the years ended December 31, 2022 and 2021 was $39,000 and $46,000, respectively. During the year ended December 31, 2022, the Company completed an impairment assessment of the software assets. As a result, the Company determined that the fair value of the assets was less than their carrying value, resulting in an impairment charge of $1,188,000.

F-12

 4. Stockholders’ Equity (Deficit)

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, no par value. The Company has not issued, nor established any series for, any of its preferred stock. The Company’s preferred stock is “blank check preferred” whereby the Company’s Board of Directors may create a series of preferred stock and set the rights and preferences of such preferred stock, without further stockholder approval. The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

Common Stock

The Company has authorized 200,000,000 shares of common stock, no par value, and as of December 31, 2022 and 2021, the shares outstanding were 51,152,134 shares and 51,143,634 shares, respectively. Of these outstanding shares, 50,041,498 shares were issued as of December 31, 2022 and 2021.

In 2014, the Company agreed to issue 42,634,878 shares of its common stock to the Company’s co-founder, who is also the Company’s Chairperson and President. These shares were promised to this individual as a co-founder upon incorporating the Company in 2008. These shares were issued by the Company in March 2018.

In 2014, the Company agreed to issue 1,000,000 shares of its common stock to the Company’s co-founder, who is also the Company’s Chief Executive Officer. These shares were promised to this individual as a co-founder upon incorporating the Company in 2008. These shares were issued by the Company in March 2018.

On the date these shares were agreed to be issued, the Company’s business model was still in development, as was a significant portion of its technologies. Further, the Company’s liquidity was extremely limited. As a result, the estimated fair value of these ‘founder shares’ was nominal on the date the Company committed to their issuance.

During the first quarter of 2018, the Company’s board of directors voluntarily elected to approve the issuance of shares of common stock to a number of individuals and entities, including directors and officers, that have worked with the Company over the last several years and assisted with the creation and testing of the Company’s various products. The Company was not obligated to issue these shares and the shares were not issued pursuant to any consulting agreement or stock compensation plan. In total, the Company approved the issuance of an aggregate of 1,228,610 shares of its common stock. The awarded shares were fully-vested on the date of grant and the Company recognized a charge to professional fees in the amount of $3,072,000, which was based on the estimated fair value of common stock awarded.

During the year ended December 31, 2022, the Company sold subscriptions to issue 8,500 shares of common stock in exchange for $42,500 of cash proceeds. These sales were made pursuant to the Company’s primary offering in its effective Registration Statement on Form S-1.

Deposits on Common Stock Subscriptions

Since inception of the Company, and before the issuance of the Company’s disclosure statement in January 2017 (see below), the Company received gross cash proceeds of approximately $11,000,000 as deposits from investors who have indicated an interest in purchasing shares of the Company’s common stock. The Company has refunded an aggregate of approximately $2,350,000.

F-13

In a disclosure statement from the Company dated January 9, 2017, each potential investor was asked to ratify their investment decision and thereby acquire shares of the Company’s common stock. The Company also provided each potential investor the option of rescinding its investment interest, in which case the Company would return any deposit they submitted and would not issue them any shares of common stock. As of December 31, 2022 and 2021, deposits of approximately $8,650,000 have been ratified.

In addition, as of December 31, 2022, the Company has not received a response from individuals or entities representing deposits of $131,000. Based on the refundable nature of the Company’s common stock subscriptions, and until each potential investor ratified their investment decision, amounts received by the Company have been presented as liabilities in the accompanying consolidated balance sheets. As of December 31, 2022 and, 2021, deposits on common stock subscriptions were $131,000. During the year ended December 31, 2022, the Company did not make any payment to return deposits on common stock subscriptions.

Warrants and Stock Options

There are no warrants or stock options granted, issued or outstanding as of December 31, 2022 and 2021.

5. Stockholder Payable

The Company has primarily relied on the financial and human resources, relationships, funding and expertise of its founding stockholders, who are husband and wife, since inception. As a result, the Company advances and receives funds as the Company’s cash needs dictated and during the years ended December 31, 2022 and 2021, amounts funded and/or loaned to the Company by its Chairperson, President and majority stockholder were $1,308,000 and $1,457,000, respectively, and amounts returned during the same periods were $3,000 and $6,000, respectively. As of December 31, 2022 and, 2021, the stockholder payable balance outstanding was $8,331,000 and $7,026,000, respectively. The stockholder payable does not bear interest, is not collateralized and has no formal repayment terms.

6. Note Payable

On June 18, 2021, the Company entered into a promissory note with an investor of the Company. Under the terms of the promissory note, the Company borrowed $270,000 at 7% at annual, simple interest and was obligated to pay monthly interest starting July 15, 2021 with the principal balance paid on June 15, 2022. In June 2022, the parties ratified an extension of the maturity date of the note to June 15, 2023. As of December 31, 2022, the balance of the promissory note and interest payable was $270,000 and $18,900, respectively. For the years ended December 31, 2022 and 2021, the Company incurred interest expense from the promissory note in the amount of $23,100 and $9,500, respectively.

F-14

On November 18, 2021, the Company entered in another promissory note with the same investor. Under the terms of the promissory note, the Company borrowed $60,000 at 7% at annual, simple interest and was obligated to pay monthly interest starting December 15, 2021 with the principal balance paid on November 18, 2022. The note has been renewed with a new due date of November 18, 2023. The balance of the promissory note as of December 31, 2022 and 2021 was $60,000 and interest payable related to the promissory note as of December 31, 2022 and 2021 was $4,200 and $350, respectively. For the year ended December 31, 2022 and 2021, the Company incurred interest expense from the promissory note of 4,200 and $350, respectively.

On February 24, 2022, the Company entered in another promissory note with a different investor and member of the Board of Directors of the Company. Under the terms of the promissory note, the Company borrowed $42,000 at 7% at annual, simple interest and was obligated to pay monthly interest starting February 24, 2022 with the principal balance paid on March 15, 2023. The note has been renewed with a new due date of March 15, 2024. As of December 31, 2022, the balance of the promissory note was $42,000 and interest payable related to the promissory note was $1,225. For the year ended December 31, 2022, the Company incurred interest expense from the promissory note of $2,450. There was no such note during 2021.

On March 31, 2022, the Company entered in another promissory note with the same investor. Under the terms of the promissory note, the Company borrowed $6,000 at 7% at annual, simple interest and was obligated to pay monthly interest starting August 30, 2022 with the principal balance paid on July 30, 2023. As of December 31, 2022, the balance of the promissory note was $6,000 and interest payable related to the promissory note was $140. For the year ended December 31, 2022, the Company incurred interest expense from the promissory note of $175. There was no such note during 2021.

7. Note Payable – Related Party

On May 1, 2018, the Company entered into a promissory note with a trust controlled by the Company’s Chairperson, President and majority stockholder. Under the terms of the promissory note, the Company borrowed $1,285,000 at 5% annual, simple interest and was obligated to repay the principal and interest amounts on January 1, 2022. On March 30, 2022, the parties ratified an extension of the maturity date of the note to January 1, 2023. The note has been renewed with a new due date of January 1, 2024. The promissory note contains standard acceleration provisions upon an event of default and the borrowing is not collateralized. As of December 31, 2022 the balance of the promissory note was $1,285,000, and interest payable related to the promissory note was $300,000 and $236,000, respectively. For the years ended December 31, 2022, and 2021 the Company incurred interest expense from the promissory note of $16,000 and $16,000, respectively.

On May 6, 2022, the Company entered into another promissory note with the same trust. Under the terms of the promissory note, the Company borrowed $406,200 at 5% annual, simple interest and is obligated to repay the principal and interest amounts on December 1, 2022. The note has been renewed with a new due date of December 1, 2023. The promissory note contains standard acceleration provisions upon an event of default and the note is uncollateralized. As of December 31, 2022, the balance of the promissory note was $406,200, and interest payable related to the promissory note was $13,500. For the years ended December 31, 2022 and 2021 the Company incurred interest expense from the promissory note of $13,500.. There was no such note during 2021.

F-15

On July 21, 2022, the Company entered into another promissory note with the same trust. Under the terms of the promissory note, the Company borrowed $110,000 at 5% annual, simple interest and is obligated to repay the principal and interest amounts by August 31, 2027. The promissory note contains standard acceleration provisions upon an event of default and the note is uncollateralized. As of December 31, 2022, the balance of the promissory note was $110,000, and interest payable related to the promissory note was $2,300. For the year ended December 31, 2022 the Company incurred interest expense from the promissory note of $2,300. There was no such note during 2021.

On December 12, 2022, the Company entered into another promissory note with the same trust. Under the terms of the promissory note, the Company borrowed $8,170 at 5% annual, simple interest and is obligated to repay the principal and interest amounts by August 31, 2027. The promissory note contains standard acceleration provisions upon an event of default and the note is uncollateralized. As of December 31, 2022, the balance of the promissory note was $8,170, and no interest expense was accrued. There was no such note during 2021.

8. SBA Loan

In January 2021, the Company entered into a Paycheck Protection Program Term Note (the “Note”) with a lender pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration (the “SBA”). The Company received total proceeds of $88,000, which management believes were used in accordance with the requirements of the CARES Act. Until the ten-month anniversary of the covered period of the Note (the “Deferment Period”), neither principal nor interest is due and payable. Interest will continue to accrue during the deferment period. After the Deferment Period, the outstanding principal of the Note that is not forgiven will convert to an amortizing term loan at an interest rate of 1% per annum requiring equal monthly payments of principal and interest. The Company is accounting for the Note using the debt model under ASC Topic 470. In August 2021, all amounts due pursuant to the Note, including accrued interest, were forgiven. As a result, the balance due under the Note was $0 as of December 31, 2022 and 2021.

9. Commitments and Contingencies

Commitments

Since inception, the Company has leased access to computer storage and processing space from a trust controlled by the Company’s Chairperson, President and majority stockholder. Under the terms of the agreement, the Company first became obligated to pay for these services on January 1, 2009, when the monthly payment was $44,000 or $525,000 for the 2009 year. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, the Company leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually. For the years ended December 31, 2022 and 2021, expenses associated with these services were $1,085,000 and $1,085,000, respectively. The Company’s board of directors has ratified and approved the terms of each annual service agreement. The master agreement expired October 30, 2020 and has since been renewed for an additional five years with a new expiration of October 30, 2025. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable (Note 5).

F-16

In October 2017, the Company entered into an operating lease with a trust controlled by the Company’s Chairperson, President, and majority stockholder for office and internet server space located in Chino Hills, California for monthly rent of $16,000. The agreement expired October 1, 2022 and has been renewed for an additional five years with a new expiration of October 1, 2027. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable (Note 5).

In August 2015, the Company entered into an operating lease (as amended) for office space in Ontario, California, which expired on October 31, 2021. Currently, the Company leases space at the location on a month-to-month basis.

Rent expense for office space for the years ended December 31, 2022 and 2021 was $194,000 and $194,000, respectively.

Balance sheet information related to operating leases with terms of more than 12 months is as follows (in thousands):

	December 31,
	2022	2021
Operating lease right-of-use assets	$3,567,000	$4,558,000
Current portion of operating lease liabilities	1,061,000	990,000
Noncurrent portion of operating lease liabilities	2,506,000	3,567,000
Total operating lease liabilities	$3,567,000	$4,557,000

The Company had operating leases costs of $1,277,000 for each of the years ended December 31, 2022 and 2021. Operating lease Right-of-use assets as of December 31, 2022 and 2021 were $3,567,000 and $4,557,000, respectively. The discount rate to measure the Company's operating lease obligations is 7% annually.

The Company's leases have remaining lease terms of 3 years to 5 years, inclusive of renewal or termination options that the Company is reasonably certain to exercise.

The following table summarizes the maturities of the Company's operating lease liabilities as of December 31, 2022 (in thousands $):

F-17

Maturities of Operating Lease Liabilities
2023	$1,277
2024	1,277
2025	1,096
2026	192
2027	160
Total operating lease payments	4,002
Less: Imputed interest	(435)
Total operating lease liabilities	$3,567

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and money market funds. Management mitigates such potential risks by maintaining the Company’s cash balances with entities that management believes possess high-credit quality.

Other Contingencies

From inception of the Company through January 9, 2017, the date of the disclosure statement described in Note 4, the Company received cash proceeds as deposits from individuals who indicated an interest in purchasing shares of the Company’s stock. At the time of these transactions, management does not believe that the Company offered securities for sale, as defined by the Securities Act of 1933. However, if such transactions were deemed to be an offering of securities, management believes that the Company complied with Section 4(a)(2) of the Securities Act of 1933, including the requirement that each purchaser be an accredited investor (as defined) or a sophisticated investor (as defined). In the event that the Company was deemed to have offered securities for sale and did not comply with Section 4(a)(2) of the Securities Act of 1933, the Company may be required to refund amounts received and/or be subject to penalties from security regulators. The accompanying consolidated financial statements do not include any amounts related to this uncertainty.

Periodically, the Company receives services from individuals that the Company classifies as independent contractors. Management believes that such individuals are independent contractors because, among other things, they can choose whether, when, and where to provide services and are free to provide services to others. However, if the Company was required to classify such individuals as employees, it would likely incur significant additional expenses, potentially including expenses associated with the application of wage and hour laws, employee benefits, social security contributions, taxes, and penalties. The accompanying consolidated financial statements do not include any amounts related to this uncertainty.

 10. Income Taxes

As of December 31, 2022, the Company has net deferred income tax assets that are mainly comprised of Federal and state net operating loss carryforwards in the amounts of approximately $11,000,000.

F-18

Management has established a valuation allowance equal to the entire amount of the Company’s net deferred income tax assets due to the uncertainty that the deferred income tax assets will be realized by the Company’s ability to generate sufficient future taxable income.

Utilization of the net operating loss carryforwards may be subject to annual limitations under Sections 382 and 383 of the Internal Revenue Code of 1986 and similar state provisions due to equity ownership changes that have occurred previously or that could occur in future. These ownership changes may limit the amount of net operating loss carryforwards that can be utilized to offset future taxable income and tax.

The Company has reviewed its tax positions and has determined that it has no significant uncertain tax positions at December 31, 2022 and 2021.

11. Legal Proceedings

In the ordinary course of business, the Company is from time to time, involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon the Company’s consolidated financial condition and/or results of operations. However, matters currently pending or threatened are not expected to have a material adverse effect on the Company’s consolidated financial position or results of operations.

12. Related Party Transactions

On May 6, 2022, March 31, 2022, February 24, 2022, November 18, 2021, June 18, 2021, July 21, 2022, and December 12, 2022, the Company entered into promissory notes with investors and a Board of Director of the Company. See Note 6 above for further discussion.

The Company has primarily relied on the financial and human resources, relationships, funding and expertise of its founding stockholders, who are husband and wife, since inception. See Note 5 above for further discussion.

On May 1, 2018, the Company entered into a promissory note with a trust controlled by the Company’s Chairperson, President and majority stockholder. See Note 7 above for further discussion.

Since inception, the Company has leased access to computer storage and processing space, as well as office space, from a trust controlled by the Company’s Chairperson, President and majority stockholder. See Note 9 above for further discussion.

On May 14, 2018, the Company entered into employment agreements with Anna Chin and William DeLisi to serve as the Company’s President and Chief Executive Officer, respectively, under which the Company agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,000, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending the term for one additional year. In the event the Company is not able to pay Ms. Chin and/or Mr. DeLisi cash compensation for their salaries, the Company may issue shares of its common stock, valued at $5.00 per share, in lieu of such cash compensation. Any such shares are to be issued at the end of each calendar quarter for any cash compensation they did not receive. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits and certain severance payments in the event of termination. As of December 31, 2022 and 2021, amounts owed to these officers totaled $889,000 and $805,000, respectively, and such amounts are included in accounts payable and accrued expenses.

F-19

GOFBA, INC.

Condensed Consolidated Balance Sheets

As of March 31, 2023 (Unaudited) and December 31, 2022

	March 31,	December 31,
	2023	2022
	(000's)	(000's)
Assets
Current assets
Cash and cash equivalents	$1	$1
Prepaid expenses and other current assets	28	28

Total current assets	29	29

Property and equipment, net	2	2
Software development costs, net (Note 3)	-	-
Right-of-use assets (Note 8)	3,309	3,567

Total assets	$3,340	$3,598

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$2,257	$2,358
Current lease liabilities (Note 8)	1,080	1,061
Deposits on common stock subscriptions (Note 4)	131	131
Stockholder payable (Note 5)	8,658	8,331
Note payable (Note 6)	409	402
Note payable - related party (Note 7)	1,691	1,691
Interest payable – related party (Note 7)	339	317
Total current liabilities	14,564	14,291

Long-term liabilities
Note payable - related party (Note 7)	365	118
Noncurrent lease liabilities (Note 8)	2,229	2,506
Total noncurrent liabilities	2,594	2,624

Total liabilities	17,159	16,915

Commitments and contingencies (Notes 7, 8, 10, 11)

Stockholders’ deficit (Note 4)
Common stock, no par value; 200,000,000 shares authorized; 51,152,134 and 51,152,134 shares outstanding at March 31, 2023 and December 31 2022, respectively	16,544	16,544
Non-controlling interest	(2,685)	(2,679)
Accumulated deficit	(27,678)	(27,182)

Total stockholders’ deficit	(13,819)	(13,317)

Total liabilities and stockholders’ deficit	$3,340	$3,598

See accompanying notes to unaudited condensed consolidated financial statements

F-20

GOFBA, INC.

Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2023 and 2022 (Unaudited)

	The Three Months Ended March 31,
	2023	2022
	(000's)	(000's)
	(except share and per share amounts)
Revenues	$-	-
Cost of goods sold	-	-

Gross profit	-	-
Costs and expenses
General and administrative	438	464
Professional fees	64	122
Depreciation and amortization	-	16

Total costs and expenses	502	602

Loss from operations	(502)	(602)

Net loss	(502)	(602)

Net loss attributable to non-controlling interest	(6)	(8)

Net loss attributable to the Company	$(496)	$(594)

Net loss per share
Basic	$(0.01)	$(0.01)
Diluted	$(0.01)	$(0.01)

Weighted average common shares outstanding
Basic	51,152,134	51,146,008
Diluted	51,152,134	51,146,008

See accompanying notes to unaudited condensed consolidated financial statements

F-21

GOFBA, INC.

 Condensed Consolidated Statements of Stockholders’ Deficit

For the Three Months Ended March 31, 2023 and 2022

(Unaudited)

	Common Stock		Non-controlling	Accumulated
	Shares	Amount	Interest	Deficit	Total
		(000's)	(000's)	(000's)	(000's)

Balance, December 31, 2022	51,152,134	$16,544	$(2,679)	$(27,182)	$(13,317)
Sales of common stock for cash (Note 4)	-	-			-
Net loss	-	-	(6)	(496)	(502)

Balance, March 31, 2023	51,152,134	$16,544	$(2,685)	$(27,678)	$(13,819)

Balance, December 31, 2021	51,143,634	$16,501	$(2,560)	$(23,949)	$(10,008)
Sales of common stock for cash (Note 4)	8,500	43			43
Net loss	-	-	(8)	(594)	(602)

Balance, March 31, 2022	51,152,134	$16,544	$(2,568)	$(24,543)	$(10,567)

See accompanying notes to unaudited condensed consolidated financial statements

F-22

GOFBA, INC.

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2023 and 2022 (Unaudited)

	The Three Months Ended March 31,
	2023	2022
	(000's)	(000's)
Cash flows from operating activities
Net loss	$(502)	$(602)
Less: Net loss attributable to non-controlling interest	6	8
Net loss attributable to the Company	(496)	(594)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss attributable to non-controlling interest	(6)	(8)
Non-cash lease expense (Note 8)	319	319
Depreciation and amortization expense	-	16
Changes in:
Accounts payable and accrued expenses	(101)	137
Interest payable - note payable	7	6
Interest payable - related party	23	16
Net cash used in operating activities	(254)	(108)

Cash flows from financing activities
Proceeds from sales of common stock	-	43
Proceeds from note payable - related party	247	-
Proceeds from note payable	-	42
Net advances from stockholder payable	7	(1)

Net cash provided by financing activities	254	84
Net (decrease) increase in cash and cash equivalents	-	(24)

Cash and cash equivalents, beginning of the period	1	45

Cash and cash equivalents, end of period	$1	$21

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$1	$1

Non-cash investing activities:
Accrual of software developments costs	$-	$47

See accompanying notes to unaudited condensed consolidated financial statements

F-23

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

1. Business and Significant Accounting Policies

Business

Gofba, Inc. (“Gofba”) was incorporated on November 6, 2008, pursuant to the laws of the State of California. The Company has developed a unique bundled internet solution, consisting of search, chat, email, and offsite file transfer and storage modules, created to address dangerous, pressing issues not adequately addressed by its competitors. Gofba was established to provide users with a safe haven on the internet.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared on an accrual basis of accounting in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”), as set forth in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”).

The unaudited condensed consolidated financial statements herein have been prepared by the Company pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The accompanying interim unaudited condensed consolidated financial statements have been prepared under the presumption that users of the interim financial information have either read or have access to the audited consolidated financial statements for the latest fiscal year ended December 31, 2022. Accordingly, note disclosures which would substantially duplicate the disclosures contained in the December 31, 2022 audited consolidated financial statements may have been omitted from these interim unaudited condensed consolidated financial statements.

Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2023 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2023. For further information, refer to the audited consolidated financial statements and notes for the fiscal year ended December 31, 2022.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Gofba and the accounts of Great Tech, Inc. (“GTI”), an entity wholly-owned by Gofba’s Chairperson, President and majority stockholder. The consolidated entities are referred to herein as the “Company” and intercompany balances and transactions have been eliminated in consolidation.

Management determined that GTI is a variable interest entity primarily because it is thinly capitalized and may require additional capital to finance its activities. Management also determined that Gofba is the primary beneficiary of GTI based primarily on common stockholders and the related party nature of GTI’s decision-makers and daily business operators.

F-24

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Management Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Future Operations, Liquidity, and Capital Resources

The Company has not yet commenced its primary revenue-generating operations and has a material working capital deficit, a history of experiencing operating losses, and a net stockholders’ deficit. Historically, the Company’s primary sources of liquidity come from sales of subscriptions to purchase shares of the Company’s common stock. During the three months ended March 31, 2023, the Company continued to develop its technologies, its strategy to monetize its intellectual properties and its business plan. Management intends to rely on additional sales of the Company’s common stock, as well as related party relationships, to provide sufficient liquidity to meet the Company’s cash requirements for a period of at least the next twelve months. Given the uncertain nature of management’s plans, combined with the Company’s significant stockholders’ deficit, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying  consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, there can be no assurance that its operations will become profitable or that sources of financing, including the issuance of debt and/or equity securities, will be available at times and on terms acceptable to the Company, or at all. From January 1, 2023 through March 31, 2023, the Company received cash proceeds of $247,000 from the issuance of notes payable. All previous stock sales were made pursuant to the Company’s primary offering in its effective Registration Statement on Form S-1. The Company requires significant amounts of cash to fund its planned development activities and repay its debt, and as such management plans to raise additional funds throughout 2023 to meet its working capital needs.

The Company plans to continue its focus on creating new revenue generating activities through various initiatives.  Since the Company experienced impairment losses (further discussed below) and since the Company has not completed development of its technologies and has not established any sources of recurring revenue to cover its operating costs, the Company plans to continue to fund its losses through continued issuance of its common stock and support from its primary stockholder and other related parties.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents. Substantially all of the Company’s cash and cash equivalents are maintained at two financial institutions domiciled in the United States. Amounts on deposit with these financial institutions may, from time to time, exceed the federally-insured limit.

Property and Equipment

Property and equipment is recorded at cost. The Company provides for depreciation over estimated useful lives of between three and six years using the straight-line method. Leasehold improvements are depreciated over the lesser of the estimated useful life or the lease term. Repairs and maintenance expenditures that do not significantly add value to property and equipment, or prolong its life, are charged to expense as incurred. Gains and losses on dispositions of property and equipment are included in the operating results of the related period.

F-25

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Software Development Costs

Software development costs are capitalized once the technological feasibility of a product is established. Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established and the evaluation is performed on a product-by-product basis. For products where proven technology exists, this may occur early in the development cycle. When a product is ready for its intended use, capitalized software development costs are amortized over an estimated useful life of four years. Management determined that all capitalized software assets were impaired as of December 31, 2022. Prospectively, such costs are expensed as period expenses until the requirements for capitalization are met.

Impairment of Long-Lived Assets

Management reviews the recoverability of long-lived assets, such as property and equipment and software development costs, whenever events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable. The assessment for possible impairment is based on the Company’s ability to recover the carrying value of the asset or asset group from the expected pre-tax cash flows, undiscounted and without interest charges, from the related operations. If the aggregation of the net cash flows is less than the carrying value of such assets, an impairment loss is recognized for the difference between estimated fair value and carrying value. The determination and measurement of impairment of long-lived assets requires management to estimate future cash flows and the fair value of long-lived assets.

Factors that management estimates include, among others, the economic lives of the assets, sales volume, pricing, inflation, long-term growth rates, cost of capital, marketing and capital spending. The variability of these factors depends on a number of conditions, and thus our accounting estimates may change from period to period. When performing impairment tests, the Company estimates the fair values of the assets using management’s best assumptions, which it believes are consistent with those a market participant would use. Furthermore, if management uses different assumptions in future periods and estimates when impairment tests are performed, different results amounts could occur.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Accordingly, deferred income tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year’s taxable income for federal and state income tax reporting purposes.

The Company’s net deferred tax assets at March 31, 2023 and December 31, 2022 consist principally of net operating losses. The Company provided a 100% valuation allowance for the tax effect of these net operating losses, and as a result, no benefit for income taxes has been provided in the accompanying consolidated statements of operations. The Company provided the valuation allowance since management could not determine that it was “more likely than not” that the benefits of the deferred tax assets would be realized.

U.S. GAAP prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. A favorable tax position is to be included in the calculation of tax liabilities and expenses if a company concludes that it is more likely than not that its adopted tax position will prevail if challenged by tax authorities. The Company did not recognize any adjustments regarding its tax accounting treatments for the three months ended March 31, 2023 and 2022. As a result of the Company’s net operating losses, all income tax return years remain open to examination by tax authorities.

F-26

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Net Loss per Share

Basic net loss per share is calculated by dividing net loss by the weighted-average common shares outstanding during the period. Diluted net loss per share is calculated by dividing the net loss by the weighted-average shares and dilutive potential common shares outstanding during the period. When applicable, dilutive potential shares may consist of dilutive shares issuable upon the exercise or vesting of outstanding stock options and warrants computed using the treasury stock method. During a period where a net loss is incurred, dilutive potential shares are excluded from the computation of dilutive net loss per share, as the inclusion is anti-dilutive.

Leases

The Company determines if a contract contains a lease at its inception based on whether or not the Company has the right to control the asset during the contract period and other facts and circumstances. The Company is the lessee in a lease contract when it obtains the right to control the asset. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease. Operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease and are included in our current and noncurrent liabilities in its consolidated balance sheet. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the Company's consolidated balance sheet and are expensed on a straight-line basis over the lease term in the Company's consolidated statement of income. When determining the lease term, the Company includes renewal or termination options that it is reasonably certain to exercise. As most of the Company leases do not provide an implicit interest rate, the Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of future payments.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (“ASU 2019-12”) as part of its overall simplification initiative to reduce costs and complexity of applying accounting standards. ASU 2019-12 removes certain exceptions from Topic 740, Income Taxes, including (i) the exception to the incremental approach for intra period tax allocation; (ii) the exception to accounting for basis differences when there are ownership changes in foreign investments; and (iii) the exception in interim period income tax accounting for year-to-date losses that exceed anticipated losses. ASU 2019-12 also simplifies GAAP in several other areas of Topic 740 such as (i) franchise taxes and other taxes partially based on income; (ii) transactions with a government that result in a step up in the tax basis of goodwill; (iii) separate financial statements of entities not subject to tax; and (iv) enacted changes in tax laws in interim periods. ASU 2019-12 is effective for annual reporting periods beginning after December 15, 2021 (and interim periods within fiscal year 2023), and early adoption is permitted. The Company has adopted ASU 2019-12 on its consolidated financial statements and related disclosures.

2. Property and Equipment

Property and equipment, net consisted of the following:

	March 31,	December 31,
	2023	2022

Office furniture, equipment and software	$206,000	206,000
Less accumulated depreciation	(204,000)	(204,000)
Property and equipment, net	$2,000	$2,000

Depreciation expense for the three months ended March 31, 2023 and 2022 was $420 and $6,000, respectively.

F-27

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

3. Software Development Costs

Software development costs, net consisted of the following:

	March 31,	December 31,
	2023	2022

Capitalized software in-process	$1,097,000	$1,097,000
Website development	763,000	763,000
Less accumulated amortization	(672,000)	(672,000)
Software impairment	(1,188,000)	(1,188,000)
Software development costs, net	$-	$-

Amortization expense for the three months ended March 31, 2023 and 2022 was zero and $10,000, respectively.

4. Stockholders’ Equity (Deficit)

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock, no par value. The Company has not issued, nor established any series for, any of its preferred stock. The Company’s preferred stock is “blank check preferred” whereby the Company’s Board of Directors may create a series of preferred stock and set the rights and preferences of such preferred stock, without further stockholder approval. The availability or issuance of preferred shares in the future could delay, defer, discourage or prevent a change in control.

Common Stock

The Company has authorized 200,000,000 shares of common stock, no par value, and as of March 31, 2023 and December 31, 2022, the shares outstanding were 51,152,134 shares and 51,152,134 shares, respectively. Of these outstanding shares, 50,041,498 shares were issued as of March 31, 2023.

In 2014, the Company agreed to issue 42,634,878 shares of its common stock to the Company’s co-founder, who is also the Company’s Chairperson and President. These shares were promised to this individual as a co-founder upon incorporating the Company in 2008. These shares were issued by the Company in March 2018.

In 2014, the Company agreed to issue 1,000,000 shares of its common stock to the Company’s co-founder, who is also the Company’s Chief Executive Officer. These shares were promised to this individual as a co-founder upon incorporating the Company in 2008. These shares were issued by the Company in March 2018.

On the date these shares were agreed to be issued, the Company’s business model was still in development, as was a significant portion of its technologies. Further, the Company’s liquidity was extremely limited. As a result, the estimated fair value of these ‘founder shares’ was nominal on the date the Company committed to their issuance.

F-28

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

During the first quarter of 2018, the Company’s board of directors voluntarily elected to approve the issuance of shares of common stock to a number of individuals and entities, including directors and officers, that have worked with the Company over the last several years and assisted with the creation and testing of the Company’s various products. The Company was not obligated to issue these shares and the shares were not issued pursuant to any consulting agreement or stock compensation plan. In total, the Company approved the issuance of an aggregate of 1,228,610 shares of its common stock. The awarded shares were fully-vested on the date of grant and the Company recognized a charge to professional fees in the amount of $3,072,000, which was based on the estimated fair value of common stock awarded.

During the three months ended March 31, 2023, the Company sold no subscriptions and issued no shares of common stock.

Deposits on Common Stock Subscriptions

Since inception of the Company, and before the issuance of the Company’s disclosure statement in January 2017 (see below), the Company received gross cash proceeds of approximately $11,000,000 as deposits from investors who have indicated an interest in purchasing shares of the Company’s common stock. The Company has refunded an aggregate of approximately $2,350,000.

In a disclosure statement from the Company dated January 9, 2017, each potential investor was asked to ratify their investment decision and thereby acquire shares of the Company’s common stock. The Company also provided each potential investor the option of rescinding its investment interest, in which case the Company would return any deposit they submitted and would not issue them any shares of common stock. As of March 31, 2023 and December 31, 2022, deposits of approximately $8,650,000 have been ratified.

In addition, as of March 31, 2023, the Company has not received a response from individuals or entities representing deposits of $131,000. Based on the refundable nature of the Company’s common stock subscriptions, and until each potential investor ratified their investment decision, amounts received by the Company have been presented as liabilities in the accompanying consolidated balance sheets. As of March 31, 2023 and December 31, 2022, deposits on common stock subscriptions were $131,000. During the three months ended March 31, 2023, the Company did not make any payment to return deposits on common stock subscriptions.

Warrants and Stock Options

There are no warrants or stock options granted, issued or outstanding as of March 31, 2023 and December 31, 2022.

5. Stockholder Payable

The Company has primarily relied on the financial and human resources, relationships, funding and expertise of its founding stockholders, who are husband and wife, since inception. As a result, the Company advances and receives funds as the Company’s cash needs dictated and during  the three months ended March 31, 2023 and 2022, amounts funded and/or loaned to the Company by its Chairperson, President and majority stockholder were $327,000 and $319,000, respectively, and amounts returned during the same periods were $1,000 and $1,000, respectively. As of March 31, 2023 and, December 31, 2022, the stockholder payable balance outstanding was $8,658,000 and $8,331,000, respectively. The stockholder payable does not bear interest, is not collateralized and has no formal repayment terms.

F-29

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

6. Note Payable

On June 18, 2021, the Company entered into a promissory note with an investor of the Company. Under the terms of the promissory note, the Company borrowed $270,000 at 7% at annual, simple interest and was obligated to pay monthly interest starting July 15, 2021 with the principal balance paid on June 15, 2022. In June 2022, the parties ratified an extension of the maturity date of the note to June 15, 2023. The balance of the promissory note as of March 31, 2023 and December 31, 2022 was $270,000 and interest payable related to the promissory note as of March 31, 2023 and December 31, 2022 was $23,600 and $18,900, respectively.  For the three months ended March 31, 2023 and 2022, the Company incurred interest expense from the promissory note in the amount of $4,725 and $4,725, respectively.

On November 18, 2021, the Company entered in another promissory note with the same investor. Under the terms of the promissory note, the Company borrowed $60,000 at 7% at annual, simple interest and was obligated to pay monthly interest starting December 15, 2021 with the principal balance paid on November 18, 2022. The note has been renewed with a new due date of November 18, 2023. The balance of the promissory note as of March 31, 2023 and December 31, 2022 was $60,000 and interest payable related to the promissory note as of March 31, 2023 and December 31, 2022 was $5,250 and $4,200, respectively. For the three months ended March 31, 2023 and 2022, the Company incurred interest expense from the promissory note of $1,050 and $1,050, respectively.

On February 24, 2022, the Company entered in another promissory note with a different investor and member of the Board of Directors of the Company. Under the terms of the promissory note, the Company borrowed $42,000 at 7% at annual, simple interest and was obligated to pay monthly interest starting February 24, 2022 with the principal balance paid on March 15, 2023. The note has been renewed with a new due date of March 15, 2024. The balance of the promissory note as of March 31, 2023 and December 31, 2022 was $60,000 and interest payable related to the promissory note as of March 31, 2023 and December 31, 2022 was $1,960 and 245, respectively.  For the three months ended March 31, 2023 and 2022, the Company incurred interest expense from the promissory note of $735 and $245, respectively.

On March 31, 2022, the Company entered in another promissory note with the same investor. Under the terms of the promissory note, the Company borrowed $6,000 at 7% at annual, simple interest and was obligated to pay monthly interest starting August 30, 2022 with the principal balance paid on July 30, 2023. As of March 31, 2023 and December 31, 2022, the balance of the promissory note was $6,000 and interest payable related to the promissory note was $245 and $-0-, respectively. For the three months ended March 31, 2023 and 2022, the Company incurred interest expense from the promissory note of $105 and $-0-, respectively.

7. Note Payable – Related Party

On May 1, 2018, the Company entered into a promissory note with a trust controlled by the Company’s Chairperson, President and majority stockholder. Under the terms of the promissory note, the Company borrowed $1,285,000 at 5% annual, simple interest and was obligated to repay the principal and interest amounts on January 1, 2022. On March 30, 2022, the parties ratified an extension of the maturity date of the note to January 1, 2023. The note has been renewed with a new due date of January 1, 2024. The promissory note contains standard acceleration provisions upon an event of default and the borrowing is not collateralized. As of March 31, 2023 and December 31, 2022 the balance of the promissory note was $1,285,000, and interest payable related to the promissory note was $316,000 and $300,000, respectively. For the three months ended March 31, 2023, and 2022 the Company incurred interest expense from the promissory note of $16,000 and $16,000, respectively.

On May 6, 2022, the Company entered into another promissory note with the same trust. Under the terms of the promissory note, the Company borrowed $406,200 at 5% annual, simple interest and is obligated to repay the principal and interest amounts on December 1, 2022. The note has been renewed with a new due date of December 1, 2023. The promissory note contains standard acceleration provisions upon an event of default and the note is uncollateralized. As of March 31, 2023 and December 31, 2022, the balance of the promissory note was $406,200, and interest payable related to the promissory note was $18,600 and $13,500, respectively. For the three months ended March 31, 2023 the Company incurred interest expense from the promissory note of $5,100. There was no such note during the three months ended March 31, 2022.

F-30

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

On July 21, 2022, the Company entered into another promissory note with the same trust. Under the terms of the promissory note, the Company borrowed $110,000 at 5% annual, simple interest and is obligated to repay the principal and interest amounts by August 31, 2027. The promissory note contains standard acceleration provisions upon an event of default and the note is uncollateralized. As of March 31, 2023 and December 31, 2022, the balance of the promissory note was $110,000, and interest payable related to the promissory note was $3,700 and $3,200, respectively. For the three months ended March 31, 2023 the Company incurred interest expense from the promissory note of $1,400. There was no such note during the first three months in 2022.

On December 12, 2022, the Company entered into another promissory note with the same trust. Under the terms of the promissory note, the Company borrowed $8,170 at 5% annual, simple interest and is obligated to repay the principal and interest amounts by August 31, 2027. The promissory note contains standard acceleration provisions upon an event of default and the note is uncollateralized. As of March 31, 2023 and December 31, 2022, the balance of the promissory note was $8,170, and the interest payable related to the promissory note was $100 and zero, respectively. For the three months ended March 31, 2023 the Company incurred interest expense from the promissory note of $100.  There was no such note during the first three months in 2022.

On February 28, 2023, the Company entered into another promissory note with the same trust. Under the terms of the promissory note, the Company borrowed $73,400 at 5% annual, simple interest and is obligated to repay the principal and interest amounts by August 31, 2027. The promissory note contains standard acceleration provisions upon an event of default and the note is uncollateralized. As of March 31, 2023, the balance of the promissory note was $73,400, and the interest payable related to the promissory note was $300. There was no such note in 2022.

On February 28, 2023, the Company entered into another promissory note with the same trust. Under the terms of the promissory note, the Company borrowed $161,295 at 5% annual, simple interest and is obligated to repay the principal and interest amounts by August 31, 2027. The promissory note contains standard acceleration provisions upon an event of default and the note is uncollateralized. As of March 31, 2023, the balance of the promissory note was $161,295, and the interest payable related to the promissory note was $670. There was no such note in 2022.

On March 03, 2023, the Company entered into another promissory note with the same trust. Under the terms of the promissory note, the Company borrowed $11,769 at 5% annual, simple interest and is obligated to repay the principal and interest amounts by August 31, 2027. The promissory note contains standard acceleration provisions upon an event of default and the note is uncollateralized. As of March 31, 2023, the balance of the promissory note was $11,769, and the interest payable related to the promissory note was $50. There was no such note in 2022.

8. Commitments and Contingencies

Commitments

Since inception, the Company has leased access to computer storage and processing space from a trust controlled by the Company’s Chairperson, President and majority stockholder. Under the terms of the agreement, the Company first became obligated to pay for these services on January 1, 2009, when the monthly payment was $44,000 or $525,000 for the 2009 year. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, the Company leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually. For the three months ended March 31, 2023 and 2022, expenses associated with these services were $271,000 and $271,000, respectively. The Company’s board of directors has ratified and approved the terms of each annual service agreement. The master agreement expired October 30, 2020 and has since been renewed for an additional five years with a new expiration of October 30, 2025. Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable (Note 5).

In October 2017, the Company entered into an operating lease with a trust controlled by the Company’s Chairperson, President, and majority stockholder for office and internet server space located in Chino Hills, California for monthly rent of $16,000. The agreement expired October 1, 2022 and has been renewed for an additional five years with a new expiration of October 1, 2027.  Amounts owed to the Chairperson, President and majority stockholder for amounts owing under this arrangement are included in stockholder payable (Note 5).

F-31

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

In August 2015, the Company entered into an operating lease (as amended) for office space in Ontario, California, which expired on October 31, 2021. Currently, the Company leases space at the location on a month-to-month basis.

Rent expense for office space for the three months ended March 31, 2023 and 2022 was $48,500 and $48,700, respectively.

Balance sheet information related to operating leases with terms of more than 12 months is as follows (in thousands):

	March 31,	December 31,
	2023	2022
Operating lease right-of-use assets	$3,309	$3,567
Current portion of operating lease liabilities	1,080	1,061
Noncurrent portion of operating lease liabilities	2,229	2,506
Total operating lease liabilities	$3,309	$3,567

The Company had operating leases costs of $319,000 for each of the three months ended March 31, 2023 and 2022. Operating lease Right-of-use assets as of March 31, 2023 and December 31, 2022 were $3,309,000 and $3,567,000, respectively. The discount rate to measure the Company's operating lease obligations is 7% annually.

The Company's leases have remaining lease terms of 3 years to 5 years, inclusive of renewal or termination options that the Company is reasonably certain to exercise.

The following table summarizes the maturities of the Company's operating lease liabilities as of March 31, 2023 (in thousands $):

Maturities of Operating Lease Liabilities
2023	$958
2024	1,277
2025	1,096
2026	192
2027	160
Total operating lease payments	3,683
Less: Imputed interest	(374)
Total operating lease liabilities	$3,309

F-32

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and money market funds. Management mitigates such potential risks by maintaining the Company’s cash balances with entities that management believes possess high-credit quality.

Other Contingencies

From inception of the Company through January 9, 2017, the date of the disclosure statement described in Note 4, the Company received cash proceeds as deposits from individuals who indicated an interest in purchasing shares of the Company’s stock. At the time of these transactions, management does not believe that the Company offered securities for sale, as defined by the Securities Act of 1933. However, if such transactions were deemed to be an offering of securities, management believes that the Company complied with Section 4(a)(2) of the Securities Act of 1933, including the requirement that each purchaser be an accredited investor (as defined) or a sophisticated investor (as defined). In the event that the Company was deemed to have offered securities for sale and did not comply with Section 4(a)(2) of the Securities Act of 1933, the Company may be required to refund amounts received and/or be subject to penalties from security regulators. The accompanying consolidated financial statements do not include any amounts related to this uncertainty.

Periodically, the Company receives services from individuals that the Company classifies as independent contractors. Management believes that such individuals are independent contractors because, among other things, they can choose whether, when, and where to provide services and are free to provide services to others. However, if the Company was required to classify such individuals as employees, it would likely incur significant additional expenses, potentially including expenses associated with the application of wage and hour laws, employee benefits, social security contributions, taxes, and penalties. The accompanying consolidated financial statements do not include any amounts related to this uncertainty.

 9. Income Taxes

As of March 31, 2023, the Company has net deferred income tax assets that are mainly comprised of Federal and state net operating loss carryforwards in the amounts of approximately $11,000,000.

Management has established a valuation allowance equal to the entire amount of the Company’s net deferred income tax assets due to the uncertainty that the deferred income tax assets will be realized by the Company’s ability to generate sufficient future taxable income.

Utilization of the net operating loss carryforwards may be subject to annual limitations under Sections 382 and 383 of the Internal Revenue Code of 1986 and similar state provisions due to equity ownership changes that have occurred previously or that could occur in future. These ownership changes may limit the amount of net operating loss carryforwards that can be utilized to offset future taxable income and tax.

The Company has reviewed its tax positions and has determined that it has no significant uncertain tax positions at March 31, 2023 and December 31, 2022.

10. Legal Proceedings

In the ordinary course of business, the Company is from time to time, involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon the Company’s consolidated financial condition and/or results of operations. However, matters currently pending or threatened are not expected to have a material adverse effect on the Company’s consolidated financial position or results of operations.

F-33

GOFBA, INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

11. Related Party Transactions

On March 02, 2023, February 28, 2023, May 6, 2022, March 31, 2022, February 24, 2022, November 18, 2021, June 18, 2021, July 21, 2022, and December 12, 2022, the Company entered into promissory notes with investors and a Board of Director of the Company. See Note 6 and 7 above for further discussion.

The Company has primarily relied on the financial and human resources, relationships, funding and expertise of its founding stockholders, who are husband and wife, since inception. See Note 5 above for further discussion.

On May 1, 2018, the Company entered into a promissory note with a trust controlled by the Company’s Chairperson, President and majority stockholder. See Note 7 above for further discussion.

Since inception, the Company has leased access to computer storage and processing space, as well as office space, from a trust controlled by the Company’s Chairperson, President and majority stockholder. See Note 8 above for further discussion.

On May 14, 2018, the Company entered into employment agreements with Anna Chin and William DeLisi to serve as the Company’s President and Chief Executive Officer, respectively, under which the Company agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,000, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending the term for one additional year. In the event the Company is not able to pay Ms. Chin and/or Mr. DeLisi cash compensation for their salaries, the Company may issue shares of its common stock, valued at $5.00 per share, in lieu of such cash compensation. Any such shares are to be issued at the end of each calendar quarter for any cash compensation they did not receive. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits and certain severance payments in the event of termination. As of March 31, 2023 and December 31, 2022, amounts owed to these officers totaled $893,000 and $889,000, respectively, and such amounts are included in accounts payable and accrued expenses.

F-34

GOFBA, INC.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no information required to be disclosed under this Item.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include interest rate changes in United States of America and commodity prices. We do not engage in financial transactions for trading or speculative purposes.

65

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The Company is managed by professionals who have experience in internet search platforms, as well as e-mail and chat services. Gofba has been able to attract respected senior directors who bring with them vast experience and relationships from varied fields.

The following table sets forth the names and ages of our directors, director nominees, and executive officers as of June 30, 2023, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation, or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position
Anna Chin	69	President, Chief Financial Officer and Chairperson of the Board and a Director
William DeLisi	63	Chief Executive Officer, Secretary and Director
John Larsen	61	Vice President and Director
Joanna M. Kha	46	Director

Anna Chin. Ms. Chin is the founder and visionary behind Gofba, and currently serves as our President, Chief Financial Officer, and the Chairperson of our Board of Directors. Ms. Chin has been one of our executive officers since the Company’s formation in 2008. In these positions, she has directed much of our business’ operations. She began this journey over ten years ago with the desire to create a safe haven online, a gift for generations to come, and founded Gofba with the goal of achieving this dream. Prior to founding Gofba, Ms. Chin achieved a number of successes in the world of fashion design and graphic design. She is a graduate of Video Symphony Pro School of Media Production where she specialized in graphic design.

William DeLisi. Mr. DeLisi is our Chief Executive Officer and member of our Board of Directors. Mr. DeLisi is also our Chief Technology Officer and has been since our formation in 2008. In this position, Mr. DeLisi is responsible for the development of proprietary technology that serves as the backbone of Gofba’s platform. Mr. DeLisi has 30 years of experience in the computer industry, including holding the position of Chief Technology Officer at several companies. He has worked closely with several Microsoft Gold Certified Partners, helping pioneer “cloud” computing and creating security infrastructures that are still in use today. He has over 30 certifications with Microsoft, Cisco, Apple and others, which include the coveted Systems Engineer accreditation as well as expert status in Cloud Design and Implementation.

John Larsen. Dr. Larsen, M.D. is our Vice President and a member of our Board of Directors. Dr. Larsen’s role at Gofba has primarily been to work alongside executives and board members, participating in and nurturing broad networks of alliances with others. He has worked to ensure highly productive relationships for the benefit of the organization. He has provided directional insight and been involved in business strategy involving attracting, retaining, and motivating staff, identifying revenue generation ventures, and identifying new business opportunities. Dr. Larsen was self-employed as a physician with Southwestern Medical Group from 1991 to 2015. From 2017 to present, he is employed as a Senior Physician Consultant with AIM Specialty Health. Dr. Larsen, M.D. graduated from Pacific Lutheran University in 1982 with a bachelor’s degree in Economics with Magna Cum Laude honors. He went on to graduate from the University of Washington School of Medicine in 1986 and after completed his residency in orthopedic surgery at the University of Southern California in 1991. After graduating, Dr. Larsen entered private practice and has been involved in the development of surgery centers and pain management clinics.

Joanna M. Kha. Mrs. Kha is an Assistant Vice President at East West Bank, a position she has held since 2007. In this capacity, Mrs. Kha is responsible for long term financial planning, and is involved in relationships in the banking and investment arena. She has provided information and instituted procedures for banking and accounting practices. Mrs. Kha has been working in the banking/financial industry since 1996. Mrs. Kha attended California State Polytechnic University.

Term of Office

Our directors hold office until the next annual meeting or until their successors have been elected and qualified, or until they resign or are removed. Our Board of Directors appoints our officers, and our officers hold office until their successors are chosen and qualify, or until their resignation or their removal.

Family Relationships

William DeLisi and Anna Chin are husband and wife.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

No bankruptcy petition has been filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

66

Board Meetings and Committees

During 2022, the Board of Directors took written action on several occasions. The written actions were by unanimous consent. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our Board of Directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the Board of Directors.

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our president at the address appearing on the first page of this annual report.

Audit Committee Financial Expert

Our Board of Directors has determined that it does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. We believe that the Board members are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated significant revenues to date.

Nomination Procedures For Appointment of Directors

As of December 31, 2022, we did not effect any material changes to the procedures by which our stockholders may recommend nominees to our Board of Directors.

Code of Ethics

We do not have a code of ethics.

67

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2022;

(b)

each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2022 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2022,

who we will collectively refer to as the named executive officers, for the years ended December 31, 2022 and 2021, are set out in the following summary compensation table:

Executive Officers and Directors

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2022 and 2021. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the estimated fair value of stock options granted and certain other compensation, if any, whether paid or deferred.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Anna Chin	2022	121,248	(1)	-0-	-0-	-	-	-	18,648	(2)	139,896
President and CFO	2021	121,248	(3)	-0-	-0-	-	-	-	18,648	(2)	139,896

William DeLisi	2022	121,248	(1)	-0-	-0-	-0-	-0-	-0-	18,648	(2)	139,896
CEO and Secretary	2021	121,248	(3)	-0-	-0-	-0-	-0-	-0-	18,648	(2)	139,896

John Larsen	2022	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-
Vice President	2021	-0-		-0-	-0-	-0-	-0-	-0-	-0-		-0-

(1)	Includes $69,951 paid in salary, plus $51,297 in accrued salary.
(2)	Paid flexible time off, all amounts accrued.
(3)	Includes $74,614 paid in salary plus $46,634 in accrued salary.

Employment Contracts

On May 14, 2018, we entered into employment agreements with Anna Chin and William DeLisi to serve as our President and Chief Executive Officer, respectively, under which we agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,248, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending for one additional year. In the event we are not able to pay Ms. Chin and /or Mr. DeLisi cash compensation for their salaries, we are able to issue shares of our common stock, valued at $5.00 per share, in lieu of such cash compensation. Any such shares will be issued at the end of each calendar quarter for any cash compensation they did not receive. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits while they are employed by us. In the event Ms. Chin or Mr. DeLisi are terminated without cause they are entitled to severance payments equal to the greater of (i) the remainder of the term under their employment agreement, or (ii) one year, whichever is greater.

Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

68

Director Compensation

The following table sets forth director compensation for 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anna Chin	-0-	-0-	-0-	-0-	-0-	-0-	-0-

William DeLisi	-0-	-0-	-0-	-0-	-0-	-0-	-0-

John Larsen	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Joanna M. Kha	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors may receive stock options to purchase common shares as awarded by our Board of Directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Outstanding Equity Awards

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers on December 31, 2022:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anna Chin	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

William DeLisi	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

John Larsen	-0-	-0-	-0-	N/A	N/A	-0-	-0-	-0-	-0-

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding stock options or stock appreciation rights granted to our executive officers and directors at December 31, 2022.

Aggregated Option Exercises

There were no options exercised by any officer or director of our company during our twelve month period ended December 31, 2022.

Long-Term Incentive Plan

Currently, our company does not have a long-term incentive plan in favor of any director, officer, consultant or employee of our company.

69

Director Independence

Currently, one of our directors is considered independent. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship that, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Of our directors, one is considered independent, Ms. Joanna Kha.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2023, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)

Common Stock	Anna Chin (3)	President, CFO, and a Director	42,034,878		82.2%

Common Stock	William DeLisi (3)	CEO, Secretary and a Director	1,000,000		1.9%

Common Stock	John Larsen (3)	VP and a Director	2,020,000		4.0%

Common Stock	Joanna M. Kha (3)	Director	108,000	(4)	1%

	All Officers and Directors as a Group (5 persons)		45,162,878		88.3%

(1)

Unless otherwise indicated, based on 51,152,134 shares of Common Stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person. Our executive officers and directors own an aggregate of 45,162,878 shares. Between 2009 and 2016, approximately 470 individuals or entities, including four investors that are now part of our officer and director group, gave us pre-subscription orders for shares of our common stock at between $1 and $5 per share, to be issued in the future only once we were in a position to issue their shares and if we were going to file to go public. In 2017, we sent a Disclosure Statement to those individuals asking if they wished to confirm their investment in Gofba and receive shares of our common stock, or if they desired to rescind their investment and receive their investment money back. Approximately 350 of those individuals or entities confirmed their investment in Gofba and indicated they wish to receive shares of Gofba common stock, and 76 indicated they wish to rescind their investment in Gofba and receive their investment funds back. In early May 2020, we sent letters to all those pre-subscribers that had requested a return of their funds but had not received them yet, asking that they confirm their address to us so we can return their funds. As we receive those letters back from pre-subscribers we have been returning their funds timely to the address indicated by each pre-subscriber. As of December 31, 2022, we had refunded all investments back to pre-subscribers that requested them but still have not received a response from pre-subscribers representing deposits of $129,000, while pre-subscribers representing deposits of $9,000 have rescinded their investments. These amounts represent the only amounts still owed to pre-subscribers.

(2)	Unless indicated otherwise, the address of the shareholder is Gofba, Inc., 3281 East Guasti Road, Suite 700, Ontario, CA 91761.

(3)	Indicates one of our officers or directors.

(4)	Mrs. Kha’s shares are held jointly with Matthew T. Lee, her husband.

70

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. The issuer is not aware of any person who controls the issuer as specified in Section 2(a)(9) of the Investment Company Act of 1940. There are no classes of stock other than Common Stock. The Company does not have an investment advisor.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since inception we have leased computer storage and processing space from Sunray Trust, a trust for which Anna Chin, one of our officers and directors, is a trustee. Under the terms of a Computer Towers Lease Agreement, Sunray Trust provides us with sufficient space to store the data used in our operations as well as the processors to run our programs and applications in exchange for a monthly rate based on the amount number of server towers, super computers and virtual servers our business operations require, with the amount amended annually. We first became obligated to pay for these services on January 1, 2009, when the monthly lease payment was $43,758, or $525,096 for the year, which allowed us to utilize 6 towers, 30 super computers and 600 virtual servers. Each year we sign an amendment to the Computer Towers Lease Agreement for our use for the upcoming year. From 2010 to 2014, the service payments were $875,000 annually. From 2015 through 2019, the service payments were $1,050,000 annually. The parties agreed to renew the agreement for 2020 under the same terms. On June 1, 2020, we leased two additional computer servers. As a result, the monthly lease payment was increased by $35,000 annually. For 2021 and 2022, the parties agreed to renew the agreement under the same terms as the end of 2020. Since we have not have not been able to pay the entire cost for the use of this computer storage and processing space the amounts we owe Sunray Trust have been accrued through December 31, 2022. The total amounts owed, including other amounts received from and paid to our Chairperson, President and majority shareholder, were $8,331,000 as of December 31, 2022. We will need to raise funds from the sale of our securities and/or generate revenues from our operations to be able pay Sunray Trust the past and future amounts owed under this agreement. The original Computer Towers Lease Agreement terminated on October 20, 2020, and was renewed for an additional five years with a new expiration date of October 30, 2025.

Under the terms of a series of Promissory Notes we owe Sunray Trust $1,809,370, plus interest, which is accruing at 5% per annum (simple interest). We will need to raise funds from the sale of our securities and/or generate revenues from our operations to be able to repay this obligation. In the event we are unable to repay this amount on the maturity dates (between December 1, 2023 and August 31, 2027, with the significant majority due by January 1, 2024), we will be in default under the terms of the notes, which could subject us to legal action regarding the amounts we owe Sunray Trust. Anna Chin, our President, is a trustee of Sunray Trust. As of December 31, 2022, we owe accrued interest on these notes of $316,000.

On May 14, 2018, we entered into employment agreements with Anna Chin and William DeLisi to serve as our President and Chief Executive Officer, respectively, under which we agreed to compensate Ms. Chin and Mr. DeLisi each at the annual salary of $121,248, beginning January 1, 2018 and terminating on December 31, 2023, with the possibility of extending for one additional year. In the event we are not able to pay Ms. Chin and /or Mr. DeLisi cash compensation for their salaries, we are able to issue shares of our common stock, valued at $5.00 per share, in lieu of such cash compensation. Ms. Chin and Mr. DeLisi are also entitled to standard executive employee health and life insurance benefits while they are employed by us. In the event Ms. Chin or Mr. DeLisi are terminated without cause they are entitled to severance payments equal to the greater of (i) the remainder of the term under their employment agreement, or (ii) one year, whichever is greater. As of December 31, 2022, $889,000 is owed to these officers.

71

We maintain office space at 13358 Monte Vista Ave., Chino, CA 91710. We entered into this lease on October 1, 2017 and it terminates on October 1, 2027. Under the terms of the lease we rent the space primarily for our computer servers and equipment. We pay $16,000 per month in rent. We lease this space from Sunray Trust. Anna Chin, our President, is a trustee of Sunray Trust.

Corporate Governance

As of December 31, 2022, our Board of Directors consisted of Anna Chin, William DeLisi, John Larsen, and Joanna M. Kha. As of December 31, 2022, one of our directors qualified as an “independent director” as the term is used in NASDAQ rule 5605(a)(2), namely Joanna M. Kha.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article IV of our Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article IV of our Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by the Corporations Code of the State of California we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Article V of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

72

AVAILABLE INFORMATION

We previously filed with the SEC a Registration Statement on Form S-1 under the Securities Act, as well as this Post-Effective Amendment to such Registration Statement, with respect to (i) the sale by us of 2,000,000 shares of our common stock, representing approximately 4.0% of our outstanding common stock as of March 31, 2023, if all shares are sold, for sale to investors at a price of $5.00 per share, and (ii) the resale of shares of our common stock by the Selling Stockholders. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us, our common stock and the Selling Stockholders, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

As a result of the above-referenced Registration Statement being declared effective by the SEC, we are a fully reporting issuer, subject to the Securities Exchange Act of 1934. Our Quarterly Reports, Annual Reports, and other filings can be obtained from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

EXPERTS

The consolidated financial statements of Gofba, Inc. as of December 31, 2022 and December 31, 2021 and for the years ended December 31, 2022 and December 31, 2021, have been included herein in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Haskell & White LLP's report included an explanatory paragraph expressing substantial doubt regarding the Company's ability to continue as a going concern.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by The Law Offices of Craig V. Butler, Irvine, California.

73

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale up to 2,000,000 shares of our common stock by us to investors at $5.00 per shares, and the registration and sale of the common stock by the Selling Shareholders, who may be deemed to be underwriters in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$3,500
Transfer Agent Fees	Approximately	15,000
Costs of Printing and Engraving	Approximately	10,000
Legal Fees	Approximately	50,000
Accounting and Audit Fees	Approximately	35,000
Total		$113,500

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article IV of our Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article IV of our Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of California we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Article V of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

In the last three fiscal years and subsequent interim periods, we issued the following shares of common stock:

74

In 2017, we distributed a Disclosure Statement (akin to a Private Placement Memorandum) to approximately 470 potential investors who had indicated an interest in investing in Gofba and had submitted a prepayment to us between 2008 and 2016. We refer to these individuals as “pre-subscribers.” Going back to at least 2006, prior to the formation of Gofba, Inc., William DeLisi and Anna Chin, our current officers and Directors, began building the Gofba search engine. Beginning in 2006, Mr. DeLisi and Ms. Chin, together with ten close colleagues, recruited numerous industry personnel to volunteer to assist with testing the new Gofba search engine. Between 2006 and 2008, during the development of the Gofba search engine, Mr. DeLisi and Ms. Chin interacted with hundreds, if not thousands, of people regarding the Gofba search engine, especially the initial alpha and beta testing phases, as it takes a very large number of people to properly develop and test the software created that eventually becomes a “search engine” that could be used by thousands or millions of users. Mr. DeLisi leveraged his over 30-year history in the industry and Ms. Chin utilized many people she knew from working and interacting socially in the southern California area since 1979 to recruit people to assist with this process. The initial ten close (core) colleagues, being very familiar with the computer industry, also introduced people they knew to help develop the search engine. None of those individuals were recruited as investors, only as volunteers to help test Gofba’s software. During the course of the development of the Gofba search engine, numerous people requested if they could invest in the development of Gofba. At that time, however, Gofba, Inc. was not yet formed and Mr. DeLisi and Ms. Chin did not accept any offers of investment. In 2008, Gofba, Inc. was formed and Mr. DeLisi and Ms. Chin received renewed requests to fund the company and its search engine development. Management explained to the interested individuals that they did not want to sell shares in the company and have equity investors until such time as the company had progressed further in its development and the officers believed the company was on the precipice of “going public.” As a result, we agreed with those individuals that they could give their money to us at that time, with the explicit understanding and agreement they would not become shareholders until such time as the company was restructured and felt it was ready to become a public company, if that ever occurred. The pre-subscribers agreed how many shares they would receive for their money if the pre-conditions were met. Each pre-subscriber was given several documents at the time of their pre-subscription to recognize the money given to the company, including a terms and conditions page where the pre-subscribers represented: (i) they were aware their funds would not be deposited into any escrow account, and the funds may be used immediately to implement our business plan upon receipt, (ii) they had the opportunity to ask our management any questions related to Gofba’s website and its products and services, and (iii) had carefully reviewed the merits and risks of, and other considerations related to, investment in the company. The pre-subscribers approached us regarding their interest in funding our development. We did not approach the pre-subscribers about funding and there was no general solicitation. During the years, if a pre-subscriber requested their funds back, the Company repaid them back, similar to an advance. Unfortunately, the company’s development of its products, as well as the plans to “go-public” were delayed for approximately two years due serious health complications suffered by Mr. DeLisi. Eventually, in 2017, management of the company felt our products were sufficiently developed and that the company could proceed to attempt to “go-public”. As a result, in 2017, we distributed a Disclosure Statement (akin to a Private Placement Memorandum) to the approximately 470 pre-subscribers who had indicated an interest in investing in Gofba and had submitted a prepayment to us over the preceding approximately ten (10) years. Of the 470 pre-subscribers, approximately 350 signed a subscription agreement indicating they desired to leave their money with Gofba and be issued shares of Gofba common stock, and the other approximately 120 pre-subscribers either could not be reached or requested their funds returned. As of October 15, 2021, we have sold 336,836 shares of our common stock for $1,684,200 under this offering, which is not the entire amount of our primary offering, but is more than the total amount owed to the pre-subscribers requesting a return of their funds. As a result, in early May 2020, we sent letters to all those pre-subscribers that had requested a return of their funds but had not received them yet, asking that they confirm their address to us so we can return their funds. As we receive those letters back from pre-subscribers we will return their funds timely to the address indicated by each pre-subscriber. During the year ended December 31, 2020 we returned deposits on common stock subscriptions of $454,000. As of March 31, 2023, we still have not received a response from pre-subscribers representing deposits of $131,000. These amounts represent the only amounts still owed to pre-subscribers and the amount owed to them remains liabilities on our financial statements. As a result of the above, all pre-subscribers had actual access to the type of information that registration would provide. On March 29, 2018, we issued approximately 4,882,110 shares to the approximately 350 pre-subscribers that signed and returned their subscription agreement. The issuances were to a “friend or family member” of our management team and were made to the individuals after they received a disclosure statement akin to a private placement memorandum and signed a subscription agreement and investor questionnaire. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as the investors (i) knew our management and/or were brought in by management, or the initial friends of management, to work with us in the development of the Gofba products (or worked on Gofba’s product development pre-incorporation); (ii) they were very familiar with Gofba’s business; (iii) were veterans in the computer software industry, holding jobs like computer engineers, programmers, coders, data processors, software developers, etc., (iv) they were sophisticated individuals, and most of them are financially-secure through the work in their computer industry, (v) they represented to us in the subscription agreement that they are familiar with our management and our company’s operations and that they are sophisticated investors, and (iv) there was no general solicitation related to the pre-subscribers.

75

EXHIBITS

Item No.	Description

3.1(1)	Amended and Restated Articles of Incorporation of Gofba, Inc.

3.2 (1)	Amended and Restated Bylaws of Gofba, Inc.

5.1*	Legal Opinion of Legal Counsel

10.1(1)	Lease with RAR2-Inland Empire Offices-CA, Inc. dated July 9, 2015

10.2(1)	Form of Stock Purchase Agreement for Litigation Settlement Offering

10.3(1)	Settlement and Release Agreement by and between Gofba, Inc. and Sharlene Chang, et al dated October 3, 2017

10.4(1)	Amendment No. 1 to Settlement and Release Agreement by and between Gofba, Inc. and Sharlene Chang, et al dated March 27, 2018

10.5(1)	Computer Towers Lease Agreement dated November 1, 2006

10.6(1)	Form of Annual Amendment to Computer Towers Lease Agreement

10.7(1)	Employment Agreement with Anna Chin dated May 14, 2018

10.8(1)	Employment Agreement with William DeLisi dated May 14, 2018

10.9(1)	Promissory Note issued to Sunray Trust dated May 1, 2018

10.10(2)	Amendment No. 1 to Computer Tower Lease Agreement by and between Gofba, Inc. Sunray Trust dated January 1, 2021

10.11(2)	Amendment No. 1 to Promissory Note issued to Sunray Trust dated March 5, 2021

10.12(3)	Amendment to Computer Towers Lease Agreement dated November 1, 2021

23.1*	Consent of Haskell & White LLP

23.2*	Consent of Legal Counsel (included in Exhibit 5.1)

107*	Filing Fee Table

__________________

*	Filed herewith.

(1)	Incorporated by reference from our Registration Statement on Form S-1 filed with the Commission on May 25, 2018.

(2)	Incorporated by reference from our Annual Report on Form 10-K (12/31/19) filed with the Commission on April 14, 2020.

(3)	Incorporated by reference from our Annual Report on From 10-K (12/31/20) filed with the Commission on March 25, 2021

76

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

77

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Ontario, State of California.

Gofba, Inc.

Dated: July 19, 2023	By:	/s/ Anna Chin
	Name:	Anna Chin
	Its:	President (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Dated: July 19, 2023	By:	/s/ Anna Chin
Anna Chin
Director, President (Principal Executive Officer), and Chief Financial Officer (Principal Accounting Officer)

Dated: July 19, 2023	By:	/s/ William DeLisi
William DeLisi
Director, Chief Executive Officer and Secretary

Dated: July 19, 2023	By:	/s/ John Larsen
John Larsen
Director and Vice President

Dated: July 19, 2023	By:	/s/ Joanna M. Kha
Joanna M. Kha
Director

78